Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 26, 2014

among

REALD INC.,

as Borrower,

CITY NATIONAL BANK,
as Administrative Agent and L/C Issuer,

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent,

HSBC BANK USA, N.A.,
as Documentation Agent,

and

The Lenders Party Hereto

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES

2.01	Revolving Credit Commitments and Applicable Percentages
2.03	Term Commitments and Applicable Percentages
5.06	Litigation
5.10	Insurance
5.11	Deposit and Disbursement Accounts
5.14	Equity Interests
5.18	Intellectual Property Matters
5.19	Labor Agreements and Actions
5.26	Inactive Subsidiaries
6.14	Corporate Information; Location of Loan Parties
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office

EXHIBITS

A	Form of Loan Notice
B	Form of Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption Agreement
E	Forms of U.S. Tax Compliance Certificates

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of June 26, 2014, by and among REALD INC., a Delaware corporation (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITY NATIONAL BANK, as Administrative Agent and L/C Issuer.

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 19, 2012, by and among Borrower, the lenders party thereto, and the Administrative Agent (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), the lenders party thereto made available to Borrower (i) a revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed $75,000,000, and (ii) a delayed-draw term loan facility in a maximum amount not to exceed $50,000,000 (the “Original Term Loan Facility”);

WHEREAS, immediately prior to the Closing Date, (i) the aggregate outstanding principal balance of the Revolving Facility was $5,000,000.00, and accrued and unpaid interest thereon was $4,554.79, and (ii) the aggregate outstanding principal balance of the Original Term Loan Facility was $31,250,000.00, and accrued and unpaid interest thereon was $174,696.18;

WHEREAS, Borrower has elected to repay its obligations under the Revolving Facility and the Original Term Loan Facility in full on the Closing Date;

WHEREAS, immediately after giving effect to this Amendment, each Revolving Lender’s Revolving Credit Commitment will be reduced to the respective amounts set forth on Schedule 2.01 on the Closing Date, and the Aggregate Revolving Commitments will be reduced to $50,000,000;

WHEREAS, Borrower desires that the Administrative Agent and the Lenders party hereto agree to amend and restate the Original Credit Agreement in its entirety in order to (i) make available to Borrower a new delayed-draw term loan facility in a maximum amount not to exceed $50,000,000 (the “Term Loan Facility”), the proceeds of which shall be used by Borrower for the purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement, which Term Loan Facility will replace the Original Term Loan Facility, (ii) continue to make available the Revolving Facility (subject to the reduction in the Aggregate Revolving Commitments and Revolving Credit Commitments described above), and (iii) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the Closing Date; and

WHEREAS, it is the intention of each of the parties hereto that (a) this Agreement (including all Exhibits and Schedules attached hereto) amend, restate and replace in its entirety the Original Credit Agreement (including all Exhibits and Schedules attached thereto), (b) all Obligations under the Original Credit Agreement (as such Obligations may be amended, supplemented or otherwise modified by this Agreement) continue to be valid, enforceable and in full force and effect (provided that the outstanding balance of the Original Term Loan Facility and the Revolving Facility will be repaid in full on the Closing Date with the proceeds of the initial Term Loan under the new Term Loan Facility (the “Closing Date Loan Repayments”), (c) all Obligations of Borrower and the Guarantors under the Loan Documents and all Liens and security interests created under the Security Instruments will be continued, amended and restated as provided herein and will not be novated, cancelled or discharged (other than the Closing Date Loan Repayments), and (d) Borrower has agreed to secure all of its Obligations by reaffirming its grant to the Administrative Agent, for the benefit of the Secured Parties, of a Lien on the Collateral specified in each of the Security Instruments.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries, in a single or a series of related transactions, of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries, in a single or a series of related transactions, of all or substantially all of the Equity Interests of any other Person.

“Administrative Agent” means City National Bank in its capacity as sole administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Credit Commitments of all the Revolving Lenders, which amount shall initially equal $50,000,000.

“Aggregate Term Commitments” means the Term Commitments of all the Term Lenders, which amount shall initially be equal to $50,000,000, subject to reduction in accordance with Section 2.08.

“Agreement” has the meaning specified in the Preamble to this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any date, with respect to any Loan (including a Segment), the rate per annum set forth in the following table that corresponds to the most recent Consolidated Leverage Ratio calculation delivered to Lender pursuant to Section 6.02(a) (the “Consolidated Leverage Ratio Calculation”); provided, however, that for the period from the Closing Date through the date Lender receives the first Consolidated Leverage Ratio Calculation in respect of the testing period ending December 31, 2014, the Applicable Margin shall be at the margin in the row styled “Level II”:

Level	Consolidated Leverage Ratio Calculation	Eurodollar Rate Margin	Base Rate Margin

I	> 1.25:1.00	2.75%	1.75%

II	< 1.25:1.00 and > 0.75:1.00	2.50%	1.50%

III	< 0.75:1.00	2.25%	1.25%

Except as set forth in the foregoing proviso, (i) the Applicable Margin shall be based upon the most recent Consolidated Leverage Ratio Calculation, which will be calculated as of the end of each Fiscal Quarter, and (ii) the Applicable Margin shall be re-determined the first Business Day of the month following the date of delivery to Lender of the Compliance Certificate setting forth the Consolidated Leverage Ratio pursuant to Section 6.02(a); provided, however, that if Borrower fails to provide the Compliance Certificate by the first Business Day of the month following the date when due (without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver the Compliance Certificate), the Applicable Margin shall be set at the margin in the row styled “Level I” as of the first Business Day of the month following the date on which the Compliance Certificate was required to be delivered until the date on which the Compliance Certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver the Compliance Certificate, the Applicable Margin shall be set at the margin based upon the calculations disclosed by the Compliance Certificate).  In the event that the information regarding the Consolidated Leverage Ratio contained in any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin actually applied for such period, then (i) Borrower shall immediately deliver to Lender a correct Compliance Certificate for such period, (ii) the Applicable Margin shall be determined as if the corrected Applicable Margin (as set forth in the table above) were applicable for such period, and (iii) Borrower shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such period, which payment shall be promptly applied by Lender to the affected Obligations.

“Applicable Percentage” means (a) with respect to any Revolving Lender as to all Revolving Lenders at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Credit Commitment at such time, (b) with respect to any Term Lender as to all Term Lenders at any time, as the context may require, (i) prior to the end of the Term Loan Availability Period, the percentage (carried out to the ninth decimal place) derived from the quotient of (x) the sum of such Term Lender’s Term Commitment and Term Loan Exposure at such time divided by (y) the sum of the Aggregate Term Commitments and the Total Term Loan Outstandings at such time, or (ii) after the end of the Term Loan Availability Period, the percentage (carried out to the ninth decimal place) of the Total Term Loan Outstandings represented by such Lender’s portion of the Term Loan at such time, in case of both clauses (a) and (b), subject to adjustment as provided in Section 2.17.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on such Lender’s share of the Total Revolving Loan Outstandings or Total Term Loan Outstandings, as applicable, most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Revolving Lender and Term Lender is set forth opposite the name of such Revolving Lender and Term Lender on Schedule 2.01 and Schedule 2.03, respectively, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Revolving Loan Commitment Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Revolving Credit Usage Percentage of Borrower as determined by Administrative Agent; provided, that for the period from the Closing Date through and including December 31, 2014, the Applicable Revolving Loan Commitment Fee Percentage shall be set at the rate in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Revolving Loan Commitment Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Revolving Credit Usage Percentage	Applicable Revolving Loan Commitment Fee Percentage

I	> 50%	0.250%

II	< 50%	0.375%

The Applicable Revolving Loan Commitment Fee Percentage shall be re-determined on a daily basis by Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries for the Fiscal Year ended March 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.06(b)(iii).

“Availability” means, as of any date of determination, the remaining (i.e., undrawn) amount that Borrower is entitled to borrow as Revolving Loans under Section 2.01 (after giving effect to the Total Revolving Loan Outstandings).

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $25,000,000 minus (b) the aggregate principal amount of Increases to the Revolving Credit Commitments previously made pursuant to Section 2.02 of the Agreement.

“Bank Products Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, and other cash management or depositary arrangements entered into between Borrower and any Lender or any of its Affiliates.

“Base Rate” means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the Eurodollar Rate for a one month Interest Period on such day plus 1.00%.

“Base Rate Loan” means a Loan (including a Segment) that bears interest based on the Base Rate (but does not include a Eurodollar Rate Loan).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means, as the context may require, (a) a borrowing consisting of simultaneous Revolving Loans of the same Type and, as to Revolving Loans that are Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01, or (b) a borrowing consisting of simultaneous Term Loans of the same Type and, as to Term Loans that are Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.03.

“Borrowing Date” has the meaning specified in Section 2.04.

“Business” means, with respect to the Borrower and its Subsidiaries, the business of developing, manufacturing, distributing and licensing stereoscopic (3D) or other similar visual products and/or technologies, as conducted or proposed to be conducted by the Loan Parties on the date hereof and reasonable extensions thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditure Limitation” has the meaning specified in Section 7.15.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CFC” means a controlled foreign corporation (as that term is defined in the Code).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)        during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“City National Bank” means City National Bank and its successors and assigns.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the assets and rights and interest in or to property of Borrower or any of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Security Instruments.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for Borrower and its Subsidiaries on a consolidated basis with respect to any period, an amount equal to Consolidated Net Income for such period plus (without duplication) (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, local and foreign income taxes (and franchise tax in the nature of income tax) payable by Borrower or any of its Subsidiaries for such period; (iii) depreciation and amortization expense in accordance with GAAP; (iv) non-cash stock incentive expenses under Borrower’s 2004 Amended and Restated Equity Incentive Plan and Borrower’s 2010 Stock Incentive Plan; (v) restructuring charges, severance costs and reserves (including restructuring costs related to Permitted Acquisitions and the consolidation of facilities) as approved by Administrative Agent; (vi) impairment charges related to long-lived assets; (vii) non-recurring costs and expenses in an amount not to exceed $5,000,000 in the aggregate during such period or such greater amount as may be approved by Administrative Agent; (viii) all amounts representing extraordinary losses, determined in accordance with GAAP; and (ix) foreign exchange losses realized by Borrower or any of its Subsidiaries, minus (b)(i) foreign exchange gains realized by Borrower or any of its Subsidiaries; and (ii) all amounts representing extraordinary gains determined in accordance with GAAP, each of the foregoing as determined based on the months in the fiscal period ending on the date of determination.

With respect to any period during which an Acquisition or a Disposition (whether permitted hereunder or consented to by the Lenders) has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 7.14, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to the Subject Transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933 and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by a Responsible Officer of Borrower) using the historical financial statements, audited or as otherwise acceptable to the Administrative Agent, of any business so acquired or sold and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated as if the Subject Transaction had been consummated at the beginning of such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination for the four prior Fiscal Quarters ending on such date, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for Borrower and its Subsidiaries on a consolidated basis with respect to any period, the sum (without duplication) of (a) the aggregate amount of all scheduled principal payments of Indebtedness during such period (other than optional or mandatory prepayments of Obligations due under Section 2.07 hereof), whether or not payment was made during such period, (b) Consolidated Interest Charges during such period,

(c) the aggregate amount of all actual payments due, whether or not payment was made during such period, under capital lease obligations, (d) the provision for Federal, state, local and foreign income taxes (and franchise tax in the nature of income tax) payable by Borrower or any of its Subsidiaries for such period, and (e) Maintenance Capital Expenditures incurred during such period, excluding any expenses related to (x) the roll-out of new RealD 3D Cinema systems, (y) any replacement of Z Screens with XL screens and any other similar system-for-system product replacements, and (z) any purchases of Digital Link Projectors and servers.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations to reimburse drawings under letters of credit that remain unpaid for three (3) Business Days after they become due, and all direct obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and accrued expenses related to such trade accounts payable, prepaid interest and interest not yet due), (e) Attributable Indebtedness in respect of capital leases, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Borrower or its Subsidiaries, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Borrower or such Subsidiary, as applicable.

“Consolidated Interest Charges” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.  Notwithstanding the foregoing, “Consolidated Interest Charges” shall not include any fees or expenses incurred in connection with this Agreement or the Loan Documents on or prior to the Closing Date.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the period of the four Fiscal Quarters most recently ended.

“Consolidated Net Income” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries for that period; provided that there shall be excluded (a) except to the extent set forth in the last paragraph of the definition of “Consolidated Adjusted EBITDA,” the net income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower and its Subsidiaries, (b) income (or deficit) of any Person (other than a Subsidiary of Borrower) in which Borrower and its Subsidiaries have an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions and (c) undistributed earnings of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Law applicable to such Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following:  (a) a Borrowing, and (b) an L/C Credit Extension.

“Debit Account” means Account #112788964 established at City National Bank and maintained in the name of Borrower but under the exclusive control of the Administrative Agent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations an interest rate equal to the then current interest rate plus an additional 2.0% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and

Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Delayed Draw Outstanding Amount” means, with respect to any Term Loans drawn after the Closing Date during the Term Loan Availability Period, the aggregate outstanding principal amount thereof on the last day of the Term Loan Availability Period after giving effect to any Borrowings and prepayments or repayments of such Loans occurring on such date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment (other than a collateral assignment that constitutes the grant of a security interest), transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the Final Maturity Date, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, or (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above; provided, however, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control shall not constitute Disqualified Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations) and the termination of the Commitments (or any refinancing thereof).

“Distributions” means any payments, distributions or transfers of cash or other assets by Borrower constituting dividends, redemptions or other repurchases of ownership interests, returns of capital, and any other payment to any holder of any equity interest in the payor in respect of such equity holder’s equity interest.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, applicable regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements with any Governmental Authority or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and

Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Eurodollar Rate” means a rate per annum, rounded upwards, if necessary, to the nearest 1/16 of 1%, equal to the rate of interest which is identified and normally published by Bloomberg Professional Service page USD-LIBOR-BBA (BBAM) as the offered rate for loans in United States dollars for the applicable Interest Period.  The rate is set by the ICE Benchmark Administration or any successor determining administrator as of 11:00 a.m. (London time) on the second Business Day preceding the first day of each Interest Period.  If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to the Administrative Agent) no longer reports such rate or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Administrative Agent in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-BBA (BBAM) no longer exists or accurately reflects the rate available to the Administrative Agent in the London Interbank Market, the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent in its reasonable discretion.

“Eurodollar Rate Loan” means a Loan (including a Segment) that bears interest at a rate based on the Eurodollar Rate (but does not include a Base Rate Loan).

“Event of Default” has the meaning specified in Section 8.01.

“Excess” has the meaning specified in Section 2.02(b)(v).

“Excess Availability” means, as of any date of determination, the sum of (a) the amount equal to Availability minus the aggregate amount, if any, of all trade payables aged in excess of 60 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of Borrower and its Subsidiaries, in each case as determined by Administrative Agent in its reasonable discretion, plus (b) the amount of unrestricted cash and cash equivalents of Borrower and its Subsidiaries, which cash and cash equivalents are free and clear of all Liens (other than those created by the Loan Documents) and are in deposit accounts or securities accounts at City National Bank or in deposit accounts or securities accounts at a branch office of a bank or securities intermediary located within the United States and are the subject of a control agreement in favor of the Administrative Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor statute).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell” provision of any Guarantee and any other “keepwell, support or other agreement” for the benefit of such Loan Party within the meaning of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by any Qualified ECP Guarantor ) at the time any Guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 10.19) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipts” means cash payments received by or paid to or for the account of Borrower or any of its Subsidiaries in respect of any property or casualty insurance claim or any condemnation proceeding.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to City National Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter dated as of the Closing Date by and between Borrower and Administrative Agent.

“Final Maturity Date” means the earlier to occur of (i) the Term Loan Maturity Date, and (ii) such earlier date upon which the Obligations, including all accrued and unpaid interest, are either due and payable (whether voluntarily or involuntarily) or are otherwise paid in full in accordance with the terms hereof and the Commitments have expired or been terminated.

“Fiscal Quarter” means each three month fiscal period of Borrower and its Subsidiaries ending on March 31, June 30, September 30, and December 31 occurring during each Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower ending on March 31 of each calendar year.  Any reference to a Fiscal Year identified by reference to a calendar year number shall mean the Fiscal Year ending in March of such calendar year.  For example, the “2014 Fiscal Year” shall mean the Fiscal Year ending on March 31, 2014.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each Subsidiary other than a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the lower of (a) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Stereographics Corporation, a California corporation, ColorLink Inc., a Delaware corporation, RealD DDMG Acquisition, LLC, a Delaware limited liability company, and any other Person who becomes a party to the Guaranty in accordance with Section 6.12.

“Guaranty” means that certain Amended and Restated General Continuing Guaranty, dated as of the Closing Date, executed by each Guarantor in favor of the Administrative Agent and the Lenders.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes regulated pursuant to any Environmental Law.

“Inactive Subsidiaries” means Digital Link LLC, a California limited liability company, and Digital Link II, LLC, a Delaware limited liability company.

“Increase” has the meaning specified in Section 2.02(a).

“Increase Date” has the meaning specified in Section 2.02(b)(v).

“Increase Joinder” has the meaning specified in Section 2.02(b)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)        all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        all direct or contingent obligations of such Person to reimburse drawings under letters of credit (including standby and commercial) that remain unpaid for three (3) Business Days after they become due, or payments under bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)        net obligations of such Person under any Swap Contract;

(d)       all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and accrued expenses related to such trade accounts payable, prepaid interest and interest not yet due);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but, in the event such indebtedness has not been assumed, limited to the lesser of (x) the principal amount of the indebtedness so secured and (y) the fair market value of the property so encumbered);

(f)        capital leases;

(g)        all obligations of such Person to purchase, redeem, retire, defease or repay any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that a contingent obligation to purchase, redeem, retire, defease or repay any preferred stock shall constitute

Indebtedness only when such contingency has occurred or has been waived or removed; and

(h)        all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature, including all rights and interests pertaining to or deriving from:

(a)        patents, copyrights, technology, know-how, processes, trade secrets, algorithms, inventions, works, proprietary data, databases, and computer software;

(b)        Trademarks;

(c)        domain names, rights of privacy and publicity, moral rights, and proprietary rights of any kind or nature, however denominated, throughout the world in all media now known or hereafter created;

(d)       any and all registrations, applications, recordings, licenses, common-law rights and contractual obligations relating to any of the foregoing; and

(e)        all actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement dated as of the Closing Date made by Borrower and its Subsidiaries in favor of the Administrative Agent and the Senior Lenders (as defined therein), as supplemented from time to time.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Term Loan Maturity Date or Revolving Loan Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Term Loan Maturity Date or Revolving Loan Maturity Date, as applicable.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Loan Notice; provided that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)        no Interest Period shall extend beyond the Term Loan Maturity Date or Revolving Loan Maturity Date, as applicable.

“Interim Financial Statements” means the unaudited consolidated balance sheet of Borrower and its Subsidiaries, dated December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the quarter ended on that date, and such financial statements shall be reviewed by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in, to or for another Person or business unit thereof, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but adjusted to give effect to (a) the aggregate amount of cash repayments of principal on Investments constituting loans or advances or (b) the Net Cash Proceeds from the sale of any such Investments.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means City National Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and any Lender appointed by Borrower (with the consent of the Administrative Agent and such Lender) as such by notice to the Lenders as a replacement for any L/C Issuer who is at the time of such appointment a Defaulting Lender.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” and “Lenders” have the respective meanings specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.06(h).

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of the Term Loan or a Revolving Loan.

“Loan Documents” means this Agreement, each Note, the Guaranty, each Security Instrument, each Issuer Document, the Intercompany Subordination Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, and the Fee Letter.

“Loan Notice” means a written notice, substantially in the form of Exhibit A, delivered by a Responsible Officer of Borrower in connection with (a) a Borrowing, (b) the election of a subsequent Interest Period for any Segment of any Eurodollar Rate Loan, or (c) the conversion of a Loan from one Type to the other.

“Loan Parties” means, collectively, Borrower, each of the Guarantors, and each Person granting a Lien on any Collateral to the Administrative Agent to secure the Obligations.

“Maintenance Capital Expenditures” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, capital expenditures incurred in the ordinary course of business in respect of maintenance of (a) active REAL D 3-D enabled screens (which amount, for any period of four Fiscal Quarters, shall equal $250 multiplied by the number of screens in use as of the last day of such period), (b) furniture and fixtures, (c) office equipment, (d) computer equipment and software, (e) machinery and equipment, (f) leasehold improvements, and (g) such other fixed or capital assets as reasonably determined by the Administrative Agent.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise), of (i) Borrower and its Subsidiaries, taken as a whole, or (ii) Borrower; (b) a material impairment upon the ability of any Loan Party to perform its obligations under any

Loan Document to which it is a party; or (c) a material adverse effect on the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

“Material Adverse Tax Consequence” means a material and adverse tax consequence to Borrower or its Subsidiaries under Section 956 of the Code as reasonably determined by the Administrative Agent after consultation with Borrower’s tax advisors.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of such Defaulting Lender’s allocated portion of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash proceeds received by Borrower or any of its Subsidiaries in respect of (i) the sale or transfer of any property or assets (including, without limitation, the sale or transfer of any Equity Interests of any Subsidiary), (ii) the issuance of any additional Equity Interests of Borrower or any of its Subsidiaries (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in connection with (i) or (ii) above), net of the direct costs relating to (i) or (ii) above (including, without limitation legal, accounting and investment banking and other customary fees and expenses, sales commissions, and taxes to the extent such taxes are paid), amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset subject to such sale or transfer, taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or for any liabilities in respect of indemnification obligations or other liabilities retained or payable in respect of such property or assets, or (iii) Extraordinary Receipts.  The parties hereto acknowledge and agree that Net Cash Proceeds shall not include any non-cash trade-in-credits or purchase price reductions received by Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.06(b)(iii).

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Bank Products Agreement or Related Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loans occurring on such date; (ii) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and any prepayments or repayments of any Revolving Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Acquisition as to which each of the following is applicable:

(a)        no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual and not hostile or contested in any manner;

(b)        no Indebtedness will be incurred, assumed, or would exist with respect to the Borrower or its Subsidiaries as a result of such Acquisition, other than Obligations hereunder and Indebtedness permitted under Section 7.03(i) and no Liens will be incurred, assumed, or would exist with respect to the assets of the Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens;

(c)        Borrower has provided the Administrative Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrower and the Administrative Agent) created by adding the historical combined financial statements of Borrower and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower (i) would have been in compliance with the financial covenants set forth in Section 7.14 for the four Fiscal Quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with such financial covenants for the four Fiscal Quarter period ended one year after the proposed date of consummation of such proposed Acquisition;

(d)       Borrower has provided the Administrative Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition (on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to the Administrative Agent;

(e)        Borrower shall have Excess Availability in an amount equal to or greater than $10,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(f)        Borrower has provided the Administrative Agent with written notice of the proposed Acquisition at least twenty Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than ten Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to the Administrative Agent;

(g)        the assets being acquired (other than a de minimis amount of assets in relation to the total assets of the Borrower and its Subsidiaries), or the target, are useful in or engaged in, as applicable, the Business or a business reasonably related thereto;

(h)        the subject assets or Equity Interests, as applicable, are being acquired directly by Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall, to the extent required, comply with Section 6.12;

(i)         the proposed Acquisition shall be in compliance with all applicable laws;

(j)         Borrower shall have provided the Administrative Agent with such information that the Administrative Agent shall request in order for the Administrative Agent to comply with the U.S.A. Patriot Act, Bank Secrecy Act, and other laws, rules, regulations, or policies of any governmental authority or promulgated by the Administrative Agent from time to time; and

(k)        the cash purchase consideration payable in respect of Permitted Acquisitions (including, but not limited to, any deferred cash payment obligations and the assumption of Indebtedness permitted under clause (b) above) shall not exceed (i) with respect to any single Acquisition, $10,000,000, and (ii) with respect to all Acquisitions made during the term of this Agreement, $35,000,000 in the aggregate (it being understood that there shall be no limit on the amount of any purchase consideration that consists of Borrower’s Equity Interests).

“Permitted Liens” means those Liens created by the Loan Documents or permitted under Section 7.01 hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Post-Increase Lenders” has the meaning specified in Section 2.02(d).

“Pre-Increase Lenders” has the meaning specified in Section 2.02(d).

“Prime Rate” means, as of any time of determination, a fluctuating per annum rate of interest equal at all times to the rate of interest in effect for such day as publicly announced from time to time by City National Bank as its “prime rate”.  Any change in the prime rate announced by City National Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Swap Contract” means all Swap Contracts which are entered into or maintained by Borrower with a Lender or an Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repurchase” has the meaning specified in Section 6.15.

“Request for Credit Extension” means (a) with respect to a Borrowing or a conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, (a) if there is only one Lender, the sole Lender, (b) if there are only two Lenders, all Lenders, and (c) if there are three or more Lenders, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, (a) if there is only one Revolving Lender, the sole Revolving Lender, (b) if there are only two Revolving Lenders, all Revolving Lenders, and (c) if there are three or more Revolving Lenders, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders.  The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, or a manager or managing member, of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) any dividend or other distribution or any management fee paid to any shareholder of Borrower or any Affiliate of Borrower (whether in cash, securities or other property), or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest of Borrower or its Subsidiaries, or on account of any return of capital to any stockholders, partners or members (or the equivalent Person thereof) of Borrower or its Subsidiaries.

“Revolving Credit Commitment” means, as to any Revolving Lender, its obligation to (a) make Revolving Loans to Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto or pursuant to which an existing Revolving Lender’s Revolving Credit Commitment is increased or decreased, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations at such time.

“Revolving Credit Usage” means, as of any date of determination, the sum of (a) the Outstanding Amount of Revolving Loans, plus (b) the Outstanding Amount of L/C Obligations.

“Revolving Credit Usage Percentage” means, as of any date of determination, the quotient of (i) the Revolving Credit Usage as of such date, divided by (ii) the Aggregate Revolving Commitments as of such date.

“Revolving Facility” has the meaning specified in the Recitals to this Agreement.

“Revolving Lenders” means the Persons named on Schedule 2.01 and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Loan Availability Period” means, with respect to the Revolving Facility, the period from and including the Closing Date to the earliest of (a) the Revolving Loan Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.08, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Revolving Loan Maturity Date” means the earlier to occur of (i) June 26, 2017, and (ii) such earlier date upon which the Obligations under the Revolving Facility, including all accrued and unpaid interest, are either due and payable (whether voluntarily or involuntarily) or are otherwise paid in full in accordance with the terms hereof and the commitment of all Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders, the L/C Issuer and each Affiliate of any Lender, which Affiliate is party to a Related Swap Contract or Bank Products Agreement.

“Security Agreement” means that certain Security Agreement dated as of April 19, 2012 made by Borrower and the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, supplemented, restated or otherwise modified from time to time.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, each pledge agreement, each intellectual property security agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any of the Loan Parties shall grant or convey to the Administrative Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Swap Contract or Bank Products Agreement.

“Segment” means a portion of any Loan (or all of such Loan), in each case with respect to which a particular interest rate is (or is proposed to be) applicable.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)        the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and

(b)        it is then able and expects to be able to pay its debts as they mature; and

(c)        it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or Subsidiaries of Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction (including any Related Swap Contract) that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, as to any Term Lender, its obligation to make the Term Loans to Borrower pursuant to Section 2.03, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.03 or the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto or pursuant to which an existing Term Lender’s Term Commitment is increased or decreased, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Lenders” means the Persons named on Schedule 2.03 and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Term Loan” has the meaning specified in Section 2.03.

“Term Loan Availability Period” means, with respect to the Term Loan Facility, the period from and including the Closing Date to the earliest of (a) June 26, 2015, (b) the date on which the Aggregate Term Commitments have been drawn in full, (c) the date of termination of the Aggregate Term Commitments pursuant to Section 2.08, and (d) the date of termination of the commitment of each Term Lender to make Term Loans pursuant to Section 8.02.

“Term Loan Exposure” means, as to any Term Lender at any time, the aggregate principal amount at such time of its outstanding Term Loans.

“Term Loan Facility” has the meaning specified in the Recitals to this Agreement.

“Term Loan Maturity Date” means the earlier to occur of (i) June 26, 2018, and (ii) such earlier date upon which the Obligations under the Term Loan Facility, including all accrued and unpaid interest, are either due and payable (whether voluntarily or involuntarily) or are otherwise paid in full in accordance with the terms hereof.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Term Loan Exposure and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Revolving Lender at such time.

“Total Revolving Loan Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Total Term Loan Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Trademarks” means trademarks, trade names, service marks, service names, brands, trade dress, logos and other indicia of origin, and all goodwill associated therewith.

“Type” means, with respect to a Loan or Segment, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.06(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(2)(III).

1.02     Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.  To the extent any defined term states that it is determined “on a consolidated basis”, such consolidation shall be in accordance with GAAP applied on a consistent basis.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)        Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04     Rounding.  Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Los Angeles, California time (daylight or standard, as in effect from time to time).

1.06     Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Revolving Facility.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to Borrower from time to time, on any Business Day during the Revolving Loan Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Borrowing of a Revolving Loan, (i) the Total Revolving Loan Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Lender’s Revolving Credit Commitment, and subject to the other terms and conditions of this Agreement, Borrower may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02     Accordion.

(a)        At any time during the period from and after the Closing Date through but excluding the Revolving Loan Maturity Date, the Borrower may request that the Revolving Credit Commitments and Aggregate Revolving Commitments be increased by an amount in the aggregate for all such increases not to exceed the Available Increase Amount (each such increase, an “Increase”).  Administrative Agent shall invite each Lender to increase its Revolving Credit Commitment (it being understood that no Lender shall be obligated to increase its Revolving Credit Commitment) in connection with the proposed Increase at the interest margin proposed by Borrower, and if sufficient Lenders do not agree to increase their Revolving Credit Commitments in connection with the proposed Increase, then Administrative Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Administrative Agent and Borrower to become a Lender in connection with the proposed Increase.  The Increase shall be in an amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof.  In no event may the Commitments be increased pursuant to this Section 2.02 on more than two (2) occasions in the aggregate for all such Increases.  No Lender shall have any obligation to provide the Increase, it being understood that each Lender may elect to participate in the Increase in its sole discretion.  Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolving Credit Commitments exceed $25,000,000.

(b)        Each of the following shall be conditions precedent to the Increase:

(i)         Administrative Agent or Borrower has obtained the commitment of one or more Lenders (or other prospective lenders reasonably satisfactory to Administrative Agent and Borrower) to provide the Increase and any such Lenders (or prospective lenders), Borrower, and Administrative Agent have signed a joinder agreement to this Agreement to effectuate the Increase (an “Increase Joinder”), in form and substance reasonably satisfactory to Administrative Agent, such participating Lenders (or prospective lenders), and Borrower,

(ii)        no Default or Event of Default shall have occurred and be continuing at the time of the Increase or would result therefrom,

(iii)       each of the conditions precedent set forth in Section 4.02 are satisfied,

(iv)       Borrower has delivered to Administrative Agent evidence reasonably satisfactory to Administrative Agent that on a pro forma basis after giving effect to the applicable Increase, the Consolidated Leverage Ratio as of the end of the Fiscal Quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement was less than the maximum Consolidated Leverage Ratio permitted pursuant to Section 7.14(b) for such Fiscal Quarter, and,

(v)        Borrower shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolving Credit Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolving Credit Commitments (which interest margins may be higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolving Credit Commitments (the date of the effectiveness of the increased Revolving Credit Commitments, the “Increase Date”)) and shall have communicated the amount of such interest margins to Administrative Agent.  Any Increase Joinder may, with the consent of Administrative Agent, Borrower and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.02 (including any amendment necessary to effectuate the interest margins or fees for the Loans to be made pursuant to the increased Revolving Credit Commitments).  Anything to the contrary contained herein notwithstanding, if the interest margin that is to be applicable to the Revolving Loans to be made pursuant to the increased Revolving Credit Commitments are higher than the interest margin applicable to the Revolving Loans immediately prior to the applicable Increase Date (the amount by which the interest margin is higher, the “Excess”), then the interest margin applicable to the Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c)        Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolving Credit Commitments pursuant to this Section 2.02.

(d)       Each of the Lenders having a Revolving Credit Commitment prior to the Increase Date (the “Pre-Increase Lenders”) shall assign to any Lender which is acquiring a new or additional Revolving Credit Commitment on the Increase Date (the “Post-Increase Lenders”), and such Post-Increase Lenders shall purchase from each Pre-Increase Lender, at par, such interests in the Revolving Loans and participation interests in L/C Obligations on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in L/C Obligations will be held by Pre-Increase

Lenders and Post-Increase Lenders ratably in accordance with their Applicable Percentage after giving effect to such increased Revolving Credit Commitments.

(e)        The Revolving Loans, Revolving Credit Commitments, and Aggregate Revolving Commitments established pursuant to this Section 2.02 shall constitute Revolving Loans, Revolving Credit Commitments, and Aggregate Revolving Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrower shall take any actions reasonably required by Administrative Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected after giving effect to the establishment of any such new Revolving Credit Commitments and Aggregate Revolving Commitments.

2.03     Term Loan Facility.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make loans (each such loan, a “Term Loan”) to Borrower from time to time, on any Business Day during the Term Loan Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Term Commitment.  Each Borrowing of a Term Loan shall be made by the Term Lenders in accordance with their respective Applicable Percentage of the Term Loan Facility.  The Term Loan Facility is not a revolving credit facility and Term Loans may not be drawn, repaid and redrawn, and payments of principal on the Term Loans shall permanently reduce the Term Loans.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.04     Procedures for Borrowings.  Except as otherwise permitted by Administrative Agent in Administrative Agent’s sole discretion, (i) each Borrowing of a Term Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall be made on a Business Day, (ii) each Borrowing of a Revolving Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall be made on a Business Day, and (iii) each Borrowing shall be made upon Borrower’s irrevocable written request in the form of a completed Loan Notice delivered to Administrative Agent not later than 12:00 noon at least (x) in the case of a Base Rate Loan, one (1) Business Day, and (y) in the case of a Eurodollar Rate Loan, three (3) Business Days, but in any case not more than five (5) Business Days, prior to the proposed Business Day on which such requested Borrowing is to be made (the “Borrowing Date”).  No later than 11:00 a.m. on each Borrowing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of its Applicable Percentage of the requested Borrowing available by wire transfer to the Administrative Agent or as otherwise directed by the Administrative Agent.  Unless otherwise directed by the Administrative Agent, such wire transfer shall be directed to the Administrative Agent at the Administrative Agent’s Office and shall be in the form of immediately available, freely transferable Dollars.  The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by delivery of the proceeds thereof as shall be directed by a Responsible Officer and reasonably acceptable to the Administrative Agent.  On each Borrowing Date, Borrower irrevocably authorizes Administrative Agent and Lenders to disburse the proceeds of the requested Borrowing to an account of Borrower or as otherwise directed by Borrower, in each case as agreed to by Administrative Agent, for credit to Borrower via wire transfer.  If, on the date the Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.  At no time shall more than eight (8) Eurodollar Rate Loans be in effect.

2.05     Conversions and Continuations of Loans.

(a)        Unless otherwise elected by Borrower in accordance with this Agreement or with respect to automatic continuations of Eurodollar Rate Loans (as provided below), the Loans shall accrue interest at the Base Rate plus the Applicable Margin.  Except as provided below with respect to automatic continuations of Eurodollar Rate Loans, each conversion of a Loan from one Type to the other, and each continuation of Eurodollar Rate Loans, shall be made upon Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans.  Each telephonic notice by Borrower pursuant to this Section 2.05(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice (which may be a .pdf via e-mail), appropriately completed and signed by a Responsible Officer of Borrower.  Each conversion to or continuation of Eurodollar Rate Loans, and each conversion to Base Rate Loans, shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall be substantially in the form of Exhibit A attached hereto.  If Borrower fails to give a timely notice requesting continuation of a Eurodollar Rate Loan, then the applicable Segments of the applicable Loan (subject to Sections 2.05(b) and 3.02) shall be automatically continued as a Eurodollar Rate Loan with an Interest Period of one month, except if such Interest Period would extend beyond the Term Loan Maturity Date or Revolving Loan Maturity Date, as applicable, in which case such Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan.  Any such automatic continuation of such Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans.

(b)        Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and, notwithstanding any provision to the contrary in Section 2.05(a) above, unless the Required Lenders shall have otherwise consented, any Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable to such Eurodollar Rate Loan.

(c)        The Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Borrower and the Lenders of any change in City National Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(d)       Upon the occurrence and during the continuance of a Default or Event of Default, any Borrowing of, conversion to, or continuation of Eurodollar Rate Loans is prohibited unless the Required Lenders shall have otherwise consented; provided that, subject to Section 3.02, Borrower shall not be required to convert such Eurodollar Rate Loan to a Base Rate Loan until the end of the then applicable Interest Period.

2.06     Letters of Credit.

(a)        The Letter of Credit Commitment.  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.06, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower or its Subsidiaries (other than Inactive Subsidiaries), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries (other than Inactive Subsidiaries) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Loan Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)         Borrower agrees that the L/C Issuer shall not issue any Letter of Credit, if subject to Section 2.06(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or the last extension, unless the Required Revolving Lenders have approved such expiry date; provided, that, notwithstanding any other provision of this Agreement or the other Loan Documents, any Letter of Credit that has an expiry date after the Revolving Loan Maturity Date shall be Cash Collateralized by Borrower no later than the Revolving Loan Maturity Date; provided further, that the expiry date of any Letter of Credit shall not occur more than twelve months after the Letter of Credit Expiration Date.

(ii)        The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(1)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(2)        the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(3)        except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;

(4)        the Letter of Credit is to be denominated in a currency other than Dollars; or

(5)        any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)       The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(iv)       The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v)        The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)        Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)         Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)        Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)       If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of

Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension, nor shall Borrower have the right to discontinue any auto-extension feature of an issued Letter of Credit.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time prior to the then-applicable expiry date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) and (iii) of Section 2.06(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)        Drawings and Reimbursements; Funding of Participations.

(i)         Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.04 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.06(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)        Each Revolving Lender shall upon any notice pursuant to Section 2.06(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.06(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)       With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.06(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.06.

(iv)       Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.06(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)        Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.06(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.06(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)       If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.06(c) by the time specified in Section 2.06(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)       Repayment of Participations.

(i)         At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.06(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)        If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.06(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute.  The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)         any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)       waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice Borrower;

(v)        honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)       any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)      any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer.  Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of L/C Issuer.  Each Revolving Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of

Credit or Issuer Document.  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.06(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)        Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Borrower for, and the L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)        Letter of Credit Fees.  Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin applicable to the Eurodollar Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be due and payable quarterly in arrears on each Interest Payment Date applicable to Base Rate Loans, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date

and thereafter on demand.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)         Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit equal to 0.125% per annum times the daily amount available to be drawn under such Letter of Credit.  Such fronting fee shall be due and payable quarterly in arrears on each Interest Payment Date applicable to Base Rate Loans, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)         Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)        Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of Borrower, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.07     Prepayments.

(a)        In addition to the required payments of principal of the Term Loans as set forth in Section 2.09 and any mandatory prepayments of principal of the Term Loans effected under subsection (b) below, Borrower may, upon irrevocable notice to the Administrative Agent, voluntarily prepay the Term Loans and the Revolving Loans in whole or in part from time to time on any Business Day, without penalty or premium; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans, (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or in the entire remaining principal balance of the Loans, as applicable), and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or in the entire remaining principal balance of the Loans).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Segment to be prepaid.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and such Lender’s Applicable Percentage of such prepayment.  Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(b)        In addition to the required payments of principal of the Loans set forth in Section 2.09 and any optional payments of principal of the Loans effected under subsection (a) above, Borrower shall make the following required prepayments of the Loans, each such payment to be made to the Administrative Agent for the benefit of the Lenders within the time period specified below:

(1)        a prepayment in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of each sale or transfer of any property or assets of Borrower or any of its Subsidiaries (including casualty losses or condemnations but excluding sales or transfers permitted under clauses (a), (b), (c), (d), (e), (f), (g), (h) and (j) of Section 7.05, and, other than in connection with a termination of a contract with a customer of Borrower constituting one of Borrower’s top 20 customers (as determined by the Borrower based on contribution of revenues to Borrower during the trailing twelve-month period as of the end of the Fiscal Quarter most recently ended for which financial statements are available), clause (i) of Section 7.05); provided that, notwithstanding the foregoing, up to $1,000,000 in the aggregate of Net Cash Proceeds from any such asset dispositions received in any Fiscal Year by the Loan Parties shall not be required to be applied to the prepayment of the Term Loans on such date to the extent such proceeds are to be reinvested in or otherwise used to replace the property sold; provided further that, if the applicable Loan Party has not completed or entered into a binding agreement to complete such reinvestment or replacement within one hundred eighty (180) days after receipt of such proceeds, the Administrative Agent may apply such proceeds to the Term Loans in accordance with this Section 2.07(b);

(2)        a prepayment in an amount equal to fifty percent (50%) of the Net Cash Proceeds of each sale or issuance of any Equity Interests by Borrower or any of its Subsidiaries unless issued to Borrower or one of its Subsidiaries;

(3)        a prepayment in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of any Extraordinary Receipts; provided that, notwithstanding the foregoing, the Net Cash Proceeds from any casualty event or condemnation proceeding shall not be required to be used as a prepayment on such date to the extent such proceeds will be used to replace, restore, repair or rebuild property; provided that, if such Loan Party has not completed or entered into a binding agreement to complete such replacement, restoration, repair or rebuilding within one hundred eighty (180) days after receipt of such Extraordinary Receipts, the Administrative Agent may apply such Extraordinary Receipts to the Obligations in accordance with this Section 2.07(b); and

(4)        a prepayment in an amount equal to one hundred percent (100%) of any Indebtedness of Borrower incurred after the Closing Date, except for any Indebtedness permitted under Section 7.03.

Each prepayment will be made within ten (10) Business Days of the receipt of such proceeds.

(c)        All prepayments under this Section 2.07 shall be applied by the Administrative Agent, subject to Section 2.17, in the following order (except as otherwise provided in Section 2.07(a)):

First, (i) with respect to such prepayments other than voluntary prepayments of the Revolving Loans, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, in the inverse order of maturity as to the remaining scheduled payments of the Term Loans (including the payment due on the Term Loan Maturity Date), ratably among the Term Lenders in proportion to the respective amounts described in this clause First held by them, and (ii) with respect to voluntary prepayments of Revolving Loans, ratably among the Revolving Lenders in proportion to the respective amounts described in this clause First held by them (which, when such payment is made, shall not result in an automatic corresponding permanent reduction in the Aggregate Revolving Commitments);

Second, to payment of (i) that portion of the Obligations constituting unpaid principal of the Revolving Loans, ratably among the Revolving Lenders in proportion to the respective amounts described in this clause Second held by them (which, when such payment is made, shall not result in an automatic corresponding permanent reduction in the Aggregate Revolving Commitments except in the case of a payment made pursuant to Sections 2.07(b)(1) and (b)(3)), and (ii) that portion of the Obligations constituting liabilities (other than any termination payments due and payable) under any Related Swap Contract with any Lender or any Affiliate of a Lender party to a Related Swap Contract and as to which the Administrative Agent has received notice of the amounts owed thereunder from the applicable Lender or any Affiliate of a Lender party to a Related Swap Contract, ratably as to clauses (i) and (ii) among such Lenders or such Affiliates in proportion to the respective amounts described in this clause Second held by them;

Third, to payment of that portion of the Obligations constituting any termination payments due and payable under any Related Swap Contract with any Lender or any Affiliate of a Lender party to a Related Swap Contract and as to which the Administrative Agent has received notice of the amounts owed thereunder from the applicable Lender or any Affiliate of a Lender party to a Related Swap Contract, ratably among such Lenders or such Affiliates in proportion to the respective amounts described in this clause Third held by them; and

Last, to the payment of any other amounts constituting Obligations, ratably among the Administrative Agent, the Lenders and their Affiliates in proportion to the respective amounts described in this clause held by them.

(d)       If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.07(d) unless after the prepayment in full of the Revolving Loans the Total Revolving Loan Outstandings exceed the Aggregate Revolving Commitments then in effect.

2.08     Termination or Reduction of Commitments.

(a)        On the date on which each Term Loan shall be made to Borrower, the Aggregate Term Commitments shall be automatically and permanently reduced on such date by an amount equal to the aggregate original principal amount of such Term Loan.  Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Term Commitments, or from time to time permanently reduce the Aggregate Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, and (iii) Borrower shall not terminate or reduce the Aggregate Term Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Term Loan Outstandings would exceed the Aggregate Term Commitments.  The Administrative Agent will promptly notify the Term Lenders of any such notice of termination or reduction of the Aggregate Term Commitments.  Any reduction of the Aggregate Term Commitments shall be applied to the Term Commitment of each Term Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Term Commitments shall be paid on the effective date of such termination.

(b)        Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Loan Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.09     Repayment of Loans.

(a)        Term Loans.

(i)         Subject to subsection (iii) below, the principal balance of any Term Loan drawn on the Closing Date shall be repayable in equal quarterly installments based on a “straight line” style amortization period equal to five (5) years commencing on the Closing Date, due and payable on the last Business Day of each March, June, September and December in each year, commencing on June 30, 2014.

(ii)        Subject to subsection (iii) below, the Delayed Draw Outstanding Amount shall be repayable in equal quarterly installments based on a “straight line” style amortization period equal to four (4) years commencing on the first day of the first month after the end of the Term Loan Availability Period, due and payable on the last Business Day of each March, June, September and December in each year, commencing with the first such date to occur on the last Business Day of the first full calendar quarter following the last day of the Term Loan Availability Period.  By way of example, if the last day of the Term Loan Availability Period is May 1, 2015, the first installment of principal on the Delayed Draw Outstanding Amount will be due and payable on September 30, 2015.

(iii)       Notwithstanding anything to the contrary contained herein, the remaining unpaid principal amount of the Term Loans and any accrued and unpaid interest, fees or other amounts relating to the Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Term Loan Maturity Date.

(b)        Revolving Loans.  The remaining unpaid principal amount of the Revolving Loans and any interest, fees or other amounts relating to the Revolving Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Revolving Loan Maturity Date.

(c)        Final Maturity Date.  All remaining Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the Final Maturity Date.

2.10     Interest.

(a)        Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin;

(b)        (i)         If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter (but only until such amount is paid) bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)        If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter (but only until such amount is paid) bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)       Except as set forth in subsections (b)(i) and (b)(ii) above, while any Event of Default exists, at the request of the Required Lenders, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)       Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, commencing with the first such date to occur after the Closing Date, and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.11     Fees.  In addition to certain fees described in Sections 2.06(h) and (i):

(a)        Certain Fees.  Borrower shall pay Administrative Agent the fees and other amounts as are set forth in the Fee Letter.

(b)        Revolving Loan Commitment Fee.  Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Revolving Loan Commitment Fee Percentage per annum times the actual daily amount by which the Aggregate Revolving Commitments exceed the Revolving Credit Usage during each day of the immediately preceding quarter (or portion thereof), subject to adjustment as provided in Section 2.17.  Such commitment fee shall accrue at all times during the Revolving Loan Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December in each year, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Loan Availability Period.

(c)        Term Loan Commitment Fee.  Borrower shall pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.375% per annum times the actual daily amount of unused Aggregate Term Commitments, subject to adjustment as provided in Section 2.17.  Such commitment fee shall accrue at all times during the Term Loan Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December in each year, commencing with the first such date to occur after the Closing Date, and on the last day of the Term Loan Availability Period.

2.12     Computation of Interest and Fees.  All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.13     Evidence of Debt.

(a)        The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14     Payments Generally; Administrative Agent’s Clawback.

(a)        General.  All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the respective dates specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)        Debit Account.  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall be permitted to, at any time without notice, debit the Debit Account for any and all fees and expenses now or hereafter payable under this Agreement when due.  In the event there are insufficient funds in the Debit Account to cover the payment of such fees and expenses, Borrower shall arrange for payment when due of such fees and expenses as otherwise required by this Agreement.

(c)        (i)         Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04, as applicable, and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans.  If Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)        Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(d)       Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within two Business Days of the date that Administrative Agent has determined that such funds will not be made available to Borrower, without interest.

(e)        Obligations of the Lenders Several.

(i)         The obligations of the Lenders to fund each of their respective Applicable Percentages of the Loans and to fund participations in Letters of Credit are several and not joint.  The failure of any Lender to fund its Applicable Percentage of any Loan or any such participation on any date shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender so to fund its Applicable Percentage of any Loan or any such participation.

(ii)        The obligations of the Lenders hereunder to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make its payment under Section 10.04(c).

(f)        Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.15     Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Loan made by it or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loan or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)         if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)        the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement or (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.16     Cash Collateral.

(a)        Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender that is a Revolving Lender, Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)        Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at City National Bank or such other depository institution as may be reasonably acceptable to the Administrative Agent.  Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.06, 2.07, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)       Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17     Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)         Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, and Section 10.01.

(ii)        Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender that is a Revolving Lender to the L/C Issuer hereunder; third, with respect to a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender that is a Revolving Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees.

(1)        No Defaulting Lender shall be entitled to receive any fee payable under Section 2.11(b) or 2.11(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(2)        Each Defaulting Lender that is a Revolving Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(3)        With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)       Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages under the Revolving Facility (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)        Cash Collateral.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)        Defaulting Lender Cure.  If Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans or Revolving Loans, as applicable, of the other Term Lenders or Revolving Lenders, as applicable, or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans, Revolving Loans and funded and unfunded participations in Letters of Credit, as applicable, to be held on a pro rata basis by the Term Lenders or Revolving Lenders, as applicable, in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

(a)        Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)         Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)        If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)       If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)        Payment of Other Taxes by Borrower.  Without limiting the provisions of subsection (a) above, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Tax Indemnifications.

(i)         Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)        Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (y) the Administrative Agent and Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)       Evidence of Payments.  Upon request by Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or the Administrative Agent, as the case may be.

(e)        Status of Lenders; Tax Documentation.

(i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by

Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(1)        any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(I)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)       executed originals of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such

Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)     to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(3)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)       Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of the Recipient, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(g)        Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02     Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03     Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04     Increased Costs; Reserves on Eurodollar Rate Loans.

(a)        Increased Costs Generally.  If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C)

Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether  of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error.  Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)       Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies

Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        Reserves on Eurodollar Rate Loans.  Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05     Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)        any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)        any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 10.19;

excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the

L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)        Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 10.19.

3.07     Survival.  All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension.  The obligation of each Lender and the L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction (or waiver by each such Lender and the L/C Issuer) of the following conditions precedent:

(a)        The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)         executed counterparts of this Agreement, the Guaranty, the Fee Letter and the Acknowledgment and Agreement (set forth at the end of this Agreement), and all other Loan Documents required by the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and Borrower;

(ii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which any Loan Party is a party;

(iii)       certified Organization Documents of each Loan Party, and such other documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv)       favorable opinion of Cooley LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender;

(v)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)       a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since March 31, 2013, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii)      a certificate signed by a Responsible Officer of Loan Parties certifying that the Loan Parties, on a consolidated basis, are Solvent, after giving effect to this Agreement, any Indebtedness incurred in connection herewith and the application of the proceeds of Loans to be borrowed on the Closing Date;

(viii)     Uniform Commercial Code search results showing only Permitted Liens and those Liens as are acceptable to the Administrative Agent;

(ix)       all filings, recordations and searches necessary or required by the Administrative Agent in connection with the liens and security interests in the Collateral shall have been duly made; and

(x)        evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and endorsements naming the Administrative Agent (on behalf of the Lenders and the other Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of Borrower constituting part of the Collateral;

(b)        All obligations (including, without limitation, all accrued and unpaid interest, fees or other amounts) under the Original Term Loan Facility and the Revolving Facility shall have been paid in full (or arrangements, satisfactory to the Administrative Agent, are entered into whereby such obligations will be paid in full on the Closing Date);

(c)        Administrative Agent and the Lenders shall have completed their due diligence, the results of which shall be satisfactory to Administrative Agent and the Lenders;

(d)       Administrative Agent and the Lenders shall have reviewed the Interim Financial Statements, which shall be in form and substance satisfactory to Administrative Agent and the Lenders;

(e)        There shall exist no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Loan Parties or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(f)        All fees required to be paid on or before the Closing Date shall have been paid; and

(g)        Unless waived by the Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02     Conditions to all Credit Extensions.  The obligation of the Lenders or the L/C Issuer to make any Credit Extension on or after the Closing Date is subject to the occurrence of the Closing Date and satisfaction (or waiver by each such Lender and the L/C Issuer) of the following conditions precedent:

(a)        The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material

Adverse Effect” shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(b)        No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof; and

(c)        The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01     Existence, Qualification and Power.  Each Loan Party (a) is duly organized or formed, validly existing and, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02     Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment (other than as contemplated by the Loan Documents) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except for any breach which could not reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each Loan Party which is a party to any Contractual Obligations referred to in clause (b)(i) is in compliance with all such Contractual Obligations, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03     Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, which has not been obtained, is required to be obtained or made by any Loan Party in connection with the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

5.04     Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  Each of the Loan Documents to which any Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05     Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)        The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year end audit adjustments.

(c)        Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06     Litigation.  Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Loan Parties or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07     No Default.  None of the Loan Parties is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08     Ownership of Property; Liens.  Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The real and personal property of Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09     Environmental Compliance.  Borrower and its Subsidiaries have conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10     Insurance.  Schedule 5.10 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower or any of its Subsidiaries, as well as a summary of the terms of each such policy.  Borrower and each Subsidiary has in full force and effect fire, casualty and general liability insurance policies with coverage customary for the Business.

5.11     Deposits and Disbursements Accounts.  Schedule 5.11 lists, as of the Closing Date, all banks and other financial institutions at which Borrower or any other Loan Party maintains deposit or other accounts including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.12     Taxes.  The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Loan Parties that would reasonably be expected to have a Material Adverse Effect.  None of the Loan Parties is party to any tax sharing agreement.

5.13     ERISA Compliance.

(a)        (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, and (iii) Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)        There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, which in case of clause (iv) or (v) above, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.14     Subsidiaries; Equity Interests.

(a)        As of the Closing Date, Borrower has no Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in Part (a) of Schedule 5.14.

(b)        (i) All of the outstanding Equity Interests in Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and (ii) the outstanding Equity Interests in Borrower’s Subsidiaries are owned in the amounts specified on Part (b) of Schedule 5.14 and are free and clear of all Liens (other than Permitted Liens).

5.15     Margin Regulations; Investment Company Act.

(a)        Borrower is not engaged or will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock in violation of Regulation U issued by the FRB.

(b)        Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.16     Disclosure.  Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative

Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared it being agreed and understood that any financial projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s and the other Loan Parties’ control, that no assurance can be given that such financial projections will be realized, that actual results during the period or periods covered by the financial projections may differ from such financial projections and that the difference may be material.

5.17     Compliance with Laws.  The Loan Parties are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to their properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18     Intellectual Property.

(a)        Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary to conduct its Business, except for such failures to own or possess a legal right to use Intellectual Property as could not reasonably be expected to have a Material Adverse Effect.

(b)        Schedule 5.18 sets forth, as of the Closing Date (i) all United States federal and state and foreign registrations of Trademarks owned by Borrower and each of its Subsidiaries, and all pending applications for any such registrations, (ii) all United States and foreign registered copyrights owned by Borrower and each of its Subsidiaries, and all pending applications for any such registrations, (iii) all issued patents and pending patent applications owned by Borrower and each of its Subsidiaries and (iv) all other material Intellectual Property necessary for Borrower and its Subsidiaries to conduct its Business, including, without limitation, all material Intellectual Property licensed from third parties.

(c)        Except as disclosed on Schedule 5.18:  (i) as of the Closing Date, neither Borrower or its Subsidiaries has granted any license or sold or otherwise transferred any interest in any Intellectual Property listed on Schedule 5.18 to any other Person, except for licenses granted in the ordinary course of Borrower’s business, (ii) as of the Closing Date, no Person has a right to receive any royalty or similar payment in respect of any Intellectual Property listed on Schedule 5.18 pursuant to any contractual arrangements entered into by Borrower or any of its Subsidiaries, except with respect to licenses granted in the ordinary course of Borrower’s business, (iii) as of the Closing Date, Borrower or its Subsidiaries possess all right title and interest to the Intellectual Property listed on Schedule 5.18 free and clear of any Lien other than Permitted Liens and (iv) no item of Intellectual Property owned by Borrower or any of its

Subsidiaries is subject to any government order, and no action is pending or threatened, which challenges the legality, validity, enforceability, use, or ownership of such item.

(d)       Borrower and its Subsidiaries have filed for registered Trademark protection in each instance and in each United States and foreign jurisdiction where it reasonably believes such protection is necessary to protect its interest in any material Trademark that it uses in connection with its Business.  As of the Closing Date, Borrower and its Subsidiaries collectively own or have the legal right to use all of the Trademarks identified on Schedule 5.18, and, to the knowledge of Borrower, no other Person has the right to use any such Trademarks in commerce in any United States or foreign jurisdiction in which Borrower or its Subsidiaries conducts its Business or plans to conduct Business (except as disclosed or noted on Schedule 5.18 and except for licenses of rights in Trademarks granted to customers in the ordinary course of Borrower’s business).

(e)        Borrower and its Subsidiaries have used commercially reasonable efforts to ensure that:  (i) the products that it makes, has made, uses, sells or licenses under any registered patents are properly marked with appropriate patent notices, including all patent notices required by contractual obligations owed to third party licensors; (ii) all products and other materials that use or bear any material Trademark that is owned or licensed by Borrower or its Subsidiaries or is otherwise used in connection with the Business of Borrower or its Subsidiaries bear appropriate trademark notices, including all trademark notices required by contractual obligations owed to third party licensors; and (iii) all material works that are owned or licensed by Borrower or its Subsidiaries and provided or published to or performed for third parties are marked with appropriate copyright notices, including all copyright notices required by contractual obligations owed to third party licensors.

(f)        Except as disclosed or noted on Schedule 5.18 or except as could not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any of its Subsidiaries has (i) to Borrower’s knowledge, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties or (ii) received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation.  No third party has, to Borrower’s knowledge, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property owned or exclusively licensed by Borrower or its Subsidiaries.  Except as set forth on Schedule 5.18 and except as could not reasonably be expected to have a Material Adverse Effect, Borrower is not aware of any action, suit, proceeding or investigation pending or currently threatened against it or its Subsidiaries which relates to its ownership, or ownership by its Subsidiaries of the Intellectual Property used in the conduct of its Business.

(g)        The Intellectual Property listed on Schedule 5.18 will not cease to be valid and in full force and effect by reason of execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.19     Labor Agreements and Actions.  Except as set forth on Schedule 5.19, neither Borrower nor any other Loan Party is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union and no labor union represents, has requested to Borrower or, to the knowledge of Borrower, is currently seeking to represent any of the employees, representatives or agents of Borrower or its Subsidiaries.  There is no strike or other labor dispute involving Borrower or its Subsidiaries or, to the knowledge of Borrower, threatened, which could reasonably be expected to have a Material Adverse Effect, nor is Borrower aware of any further labor organization activity involving employees of its Business as of the Closing Date.  Borrower and each other Loan Party has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.  All persons classified by Borrower or its Subsidiaries as independent contractors for employee benefit and state and federal tax purposes are appropriately classified.  No person classified by Borrower or any Subsidiary as an independent contractor is covered by any Plan.

5.20     Permits.  Borrower and the other Loan Parties have all material franchises, permits, licenses and any similar authority necessary for the conduct of their Business, the lack of which could reasonably be expected to have a Material Adverse Effect, and believe that they can obtain, without undue burden or expense, any similar authority for the conduct of its Business as planned to be conducted.  Neither Borrower nor any other Loan Party is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

5.21     Customer and Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of Borrower, threatened, termination or cancellation of, or any material adverse modification or change in, the business relationship of Borrower or any of its Subsidiaries with any supplier or customer material to their consolidated operations.

5.22     Corporate Information; Locations of Loan Parties.  As of the Closing Date, each Loan Party’s correct legal name, type of organization, jurisdiction of organization, state organization number and federal employers identification number are set forth on Schedule 5.22.  Each Loan Party’s chief executive office is located at the address set forth on Schedule 5.22.

5.23     Security Interest.  The liens and security interests granted to the Administrative Agent (for the benefit of the Secured Parties) are valid first priority liens and security interests in the Collateral (subject only to Permitted Liens), and each has been perfected in accordance with the requirements of the Uniform Commercial Code to the extent that the filing of UCC financing statements is sufficient to perfect such lien or security interest.

5.24     Solvency.  Both before and after giving effect to the Credit Extensions hereunder, the Loan Parties, taken as a whole, are Solvent.

5.25     Use of Proceeds.  The proceeds of the Credit Extensions shall be used in accordance with Section 6.11.

5.26     Inactive Subsidiaries.  Except as set forth in Schedule 5.26, none of the Inactive Subsidiaries engages in any business or activity or has incurred any Indebtedness or any other liability other than (a) maintenance of its organizational existence, (b) tax and accounting administrative activities, and (c) activities incidental to the businesses or activities described in clauses (a) and (b) of this Section 5.26.  The net book value of all assets owned by Digital Link LLC does not exceed $500,000 in the aggregate, and the net book value of all assets owned by Digital Link II, LLC does not exceed $1,500,000 in the aggregate.

5.27     Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations to which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each other Loan Party and Subsidiary to:

6.01     Financial Statements.  Deliver to the Administrative Agent (and at the Administrative Agent’s request, provide adequate copies for the Administrative Agent to deliver to the Lenders) who shall deliver copies to each Lender, in form and detail satisfactory to the Administrative Agent:

(a)        as soon as available, but in any event within 120 days after the end of each Fiscal Year of Borrower and its Subsidiaries, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)        as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower and its Subsidiaries, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year of Borrower and its Subsidiaries then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)        (i) as soon as available, but in any event within 31 days after the beginning of each Fiscal Year, the annual budget, which shall include operating projections for such Fiscal Year of Borrower and its Subsidiaries on a consolidated basis (including quarterly balance sheets, statements of income and cash flows), and (ii) promptly, any material updates of such budget and projections.

As to any information contained in materials furnished pursuant to Section 6.02(c), Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02     Certificates; Other Information.  Deliver to the Administrative Agent (and at the Administrative Agent’s request, provide adequate copies for the Administrative Agent to deliver to the Lenders) who shall deliver copies to each Lender, in form and detail satisfactory to the Administrative Agent:

(a)        concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

(b)        promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit or review report, management letter or recommendation submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower, or any audit or review of Borrower;

(c)        promptly after the same are available, copies of any annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)       promptly, and in any event within five Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party; and

(e)        promptly, such additional information regarding the business, financial or corporate affairs of Borrower and other Loan Parties, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) the Administrative Agent may, at the option of the Administrative Agent, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.  Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03     Notices.  Promptly (and in any event within five (5) Business Days after any Responsible Officer obtains knowledge thereof) notify the Administrative Agent and each Lender:

(a)        of the occurrence of any Default or Event of Default;

(b)        of any breach or non-performance of, or any default under, a material Contractual Obligation of any of the Loan Parties;

(c)        of any material dispute, litigation, investigation, proceeding or suspension between any of the Loan Parties and any Governmental Authority;

(d)       of the commencement of, or any material development in, any material litigation or proceeding affecting any of the Loan Parties, including pursuant to any applicable Environmental Laws;

(e)        of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(f)        of the occurrence of any ERISA Event; and

(g)        of any material change in accounting policies or financial reporting practices by any of the Loan Parties;

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04     Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing or executed in connection with such Indebtedness.

6.05     Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06     Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use at least the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07     Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.  All such required insurance policies shall include at all times endorsements naming the Administrative Agent (on behalf of the Lenders and the other Secured Parties) as an additional insured and loss payee, as the case may be.

6.08     Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property (including, without limitation, ERISA and Environmental Laws), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.09     Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (subject to normal year-end adjustments) shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

6.10     Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender accompanying the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and, so long as Borrower is given reasonable prior notice, independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours, upon five Business Days advance notice to Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing without advance notice to Borrower.

6.11     Use of Proceeds.  Use the proceeds of the Credit Extensions solely for the following purposes:  (a) to satisfy in full in cash all obligations (including, without limitation, all accrued and unpaid interest, fees or other amounts) under the Original Term Loan Facility and the Revolving Facility, (b) to pay for fees and expenses incurred in connection with this Agreement and the other Loan Documents, and (c) to finance working capital and general corporate purposes (including capital expenditures, stock repurchases, Permitted Acquisitions, and issuances of Letters of Credit, in each case to the extent permitted under this Agreement), of Borrower and its Subsidiaries; provided that no more than $25,000,000 of the Aggregate Revolving Commitments may be used for purposes of Repurchases during the term of this Agreement.

6.12     Additional Subsidiaries, Etc.  Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days in the case of a Domestic Subsidiary or 60 days in the case of a Foreign Subsidiary or, in either case such longer period as may be permitted by the Administrative Agent in its sole discretion), (a) cause any such Person that is a Domestic Subsidiary and, if no Material Adverse Tax Consequence would result therefrom, a Foreign Subsidiary, to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) cause such Person that is a Domestic Subsidiary and, if no Material Adverse Tax Consequence would result therefrom, a Foreign Subsidiary, to grant Administrative Agent (for the benefit of the Secured Parties) a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary by executing and delivering to the Administrative Agent a counterpart to the Security Agreement and providing any other Security Instrument as the Administrative Agent shall deem appropriate (including, in the case of a Foreign Subsidiary (if no Material Adverse Tax Consequence would result therefrom), local Law-governed guaranties, mortgages, and security agreements), (c) provide to Administrative Agent a pledge agreement and certificates and powers (including, in the case of a Foreign Subsidiary (if no Material Adverse Tax Consequence would result therefrom), local Law-governed pledge agreements), as applicable, hypothecating all of the direct and beneficial ownership interest in such Subsidiary, (d) deliver to the Administrative Agent documents of the types referred to in Sections 4.01(a)(ii) and (iii) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a), (b) and (c)), and (e) provide to Administrative Agent a copy of a demand intercompany note evidencing such Person’s obligation to repay any indebtedness owing to Borrower, together with an allonge for such note (executed in blank and undated), and a joinder or amendment to the Intercompany Subordination Agreement, all in form, content and scope reasonably satisfactory to the Administrative Agent.  Notwithstanding the foregoing, (a) no Foreign Subsidiary of Borrower or any of its Subsidiaries shall be required to become a Guarantor or grant a Lien in any of its assets, and neither Borrower nor any of its Subsidiaries shall be required to pledge with respect to the voting Equity Interests of such Foreign Subsidiary, more than 65% of such voting Equity Interests, if, in any such case, such action would result in a Material Adverse Tax Consequence and (b) the guaranty, Liens and pledge of equity described in the previous sentence shall not be required to be provided to Administrative Agent if the costs to the Loan Parties of providing such items are unreasonably excessive (as determined by Administrative Agent in its reasonable discretion) in relation to the benefits to Administrative Agent and the Lenders of the security or guaranty afforded thereby.

6.13     Compliance with Agreements.  Comply with all agreements, contracts and instruments binding on it or affecting its properties or business in all respects, provided that the failure to do so shall not be a breach of this Agreement unless such failure could reasonably be expected to result in a Material Adverse Effect.

6.14     Corporate Information; Locations of Loan Parties.  Not less than ten (10) Business Days prior to any change in (a) any Loan Party’s name, type of organization, state of organization or organization number, (b) the location of any Loan Party’s chief executive office, or (c) the location of any material Collateral (except Collateral in the possession of customers in the ordinary course of Borrower’s business), notify the Administrative Agent of such change and shall take or cause to be taken at Borrower’s expense all such actions, including the delivery of such documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent in the Collateral affected by such change.

6.15     Repurchases.  Upon any repurchase by Borrower of any of its Equity Interests that are registered on a national securities exchange (a “Repurchase”), immediately cancel and retire such Equity Interests.

6.16     Post-Closing Obligations.  No later than 30 days after the Closing Date (as such period may be extended by the Administrative Agent in its sole discretion), Borrower shall deliver to the Administrative Agent each of the following:

(a)        A local Law-governed pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, hypothecating 65% of the voting Equity Interests of LLC RealD Rus., a Russian limited liability company, together with such other certificates, powers, instruments and documents that may be reasonably necessary, or that Administrative Agent may reasonably request, to effectuate the foregoing.

(b)        An Amendment Deed to the Deed of Charge Over Shares in RealD Hong Kong Limited dated April 19, 2012, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by Borrower, together with such other certificates, powers, instruments and documents that may be reasonably necessary, or that Administrative Agent may reasonably request, to effectuate the hypothecation of 65% of the voting Equity Interests of RealD Hong Kong Limited.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations to which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any other Loan Party or Subsidiary to, directly or indirectly:

7.01     Liens.  Create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)        Liens pursuant to any Loan Document or otherwise securing the Obligations;

(b)        Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)        Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)       pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)        Liens on property of Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(f)        deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)        Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i)         Liens in respect of municipal and zoning ordinances which are not violated in any material respect by the existing improvements and the present use made by Borrower;

(j)         easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any real property, whether now or hereafter in existence;

(k)        bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more deposit or securities accounts maintained by Borrower or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks or other financial institutions with which such accounts are maintained, securing amounts owing to such bank or financial institution with respect to cash management, operating account and investment account arrangements, including those involving pooled accounts and netting arrangements;

(l)         Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with Borrower or any of its Domestic Subsidiaries to the extent permitted hereunder;

(m)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business of such Person;

(n)                              Liens on earnest money deposits of cash or cash equivalents in connection with any Permitted Acquisition, in each case, in an aggregate amount not to exceed 10% of the consideration for such Permitted Acquisition;

(o)                              Liens constituting contractual rights of setoff under customer agreements, in each case, entered into in the ordinary course of business and substantially in accordance with Borrower’s or the applicable Subsidiary’s past practices;

(p)                              licenses of Intellectual Property permitted under Section 7.05(f); and

(q)                              additional Liens incurred by Borrower and its Subsidiaries not securing Indebtedness so long as the value of the property subject to such Liens (valued at the time such Lien is incurred) does not exceed, $1,000,000 in the aggregate at any time.

7.02                    Investments.  Make any Investments, except:

(a)                               Investments held by Borrower or any of its Subsidiaries in the form of cash deposits, cash equivalents or short-term marketable securities;

(b)                              Investments permitted by Section 7.03 and 7.04;

(c)                               Investments existing on the Closing Date and listed on Schedule 7.02, and any renewal or extension thereof; provided that the principal amount thereof is not increased;

(d)                             Investments permitted by Section 7.08;

(e)                               endorsements of instruments for collection in the ordinary course of business;

(f)                                accounts receivables owing to Borrower or any of its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(g)                              Investments in any Domestic Subsidiary of Borrower that is a Loan Party, including, without limitation, any such Subsidiary acquired in connection with a Permitted Acquisition;

(h)                              Investments in any Foreign Subsidiary (other than Investments referred to in clause (n) of this Section 7.02) so long as the amount of such Investments made after the Closing Date does not exceed $5,000,000 in the aggregate during any Fiscal Year;

(i)                                  Investments made by Borrower or any of its Subsidiaries as a result of consideration received in connection with an asset disposition permitted hereunder;

(j)                                  (i) capital contributions in connection and in furtherance of the formation of a new Subsidiary or new Subsidiaries to serve the Russian market not to exceed $500,000 in the aggregate during the term of this Agreement, and (ii) nominal capital contributions in connection and in furtherance of the formation of new Subsidiaries in other jurisdictions not to exceed

$100,000 in the aggregate per Subsidiary or $300,000 in the aggregate for all such Subsidiaries, in each case during the term of this Agreement;

(k)                              Investments in joint ventures and partnerships established for the growth and development of the Business not to exceed $5,000,000 in the aggregate during any Fiscal Year;

(l)                                  other Investments, not to exceed $5,000,000, in the aggregate in any Fiscal Year;

(m)                          Permitted Acquisitions; and

(n)                              Investments constituting intercompany Indebtedness to the extent permitted under Section 7.03(e).

For purposes of compliance with this Section 7.02:  (x) if any item meets the criteria set forth in more than one of clauses (a) through (m) of this Section 7.02 then Borrower may classify or reclassify such item in any manner that complies with this Section 7.02 and such item shall be treated as having been permitted pursuant to only one of the clauses of this Section 7.02; and (y) any item meeting the criteria set forth in more than one of clauses (a) through (m) of this Section 7.02 may be divided and classified among more than one of the clauses of this Section 7.02.

7.03                    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                               Indebtedness under the Loan Documents;

(b)                              other Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the maturity date and average life to maturity shall be not be shorter than the refinanced, refunded, or renewed Indebtedness;

(c)                               Guarantees of Borrower or any of its Subsidiaries in respect of Indebtedness otherwise permitted hereunder;

(d)                             obligations (contingent or otherwise) of Borrower existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” (ii) Borrower has used commercially reasonable efforts not to include in any Swap Contract any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and (iii) if there is any prepayment of the Term Loans, any Related Swap Contract affected by such prepayment shall be modified as required by the counterparty to such Related Swap Contract substantially concurrently with such prepayment such that the notional amount covered by the Related Swap

Contract continues to match the reduced principal balance of the Term Loans (or such proportionate amount of such principal balance as was previously covered);

(e)                               unsecured Indebtedness of (i) a Loan Party to a Loan Party, (ii) a Loan Party to a Subsidiary that is not a Loan Party in an aggregate principal amount not to exceed $1,000,000 at any time outstanding for all such Subsidiaries, and (iii) a Subsidiary that is not a Loan Party to a Loan Party in an aggregate principal amount not to exceed $10,000,000 at any time outstanding for all such Loan Parties, in the case of clauses (i) and (ii), which shall be subordinated to the Obligations under the Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent;

(f)                                Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(g)                              Indebtedness in respect of bid, performance or surety bonds issued for the account of Borrower or any of its Subsidiaries in the ordinary course of business, including guarantees or obligations of Borrower or any of its Subsidiaries with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(h)                              Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(i)                                  Indebtedness of any Person that becomes a Subsidiary on or after the date hereof or in respect of any assets acquired in a Permitted Acquisition in an aggregate principal amount not to exceed $2,000,000 at any time outstanding for all such Subsidiaries; provided that such Indebtedness (i) exists at the time such Person becomes a Subsidiary or such assets are acquired, (ii) is not created in anticipation or contemplation of such Person becoming a Subsidiary or such assets are acquired and (iii) is not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than, with respect to a Person that becomes a Subsidiary, to the Person that becomes a Subsidiary or such Person’s assets;

(j)                                  Indebtedness representing installment insurance premiums of the Loan Parties owing to insurance companies or loans incurred to finance the payment of such insurance premiums owing to the premium financier in the ordinary course of business;

(k)                              Indebtedness to current and former employees of Borrower or any of its Subsidiaries incurred in the ordinary course of business arising from (1) deferred compensation, severance obligations or the equivalent or (2) health and welfare retirement benefits or the equivalent; and

(l)                                  Indebtedness incurred in the ordinary course of business in respect of cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, and other customary cash management or depositary arrangements;1

(m)                          other unsecured Indebtedness, in addition to the Indebtedness listed above, provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $2,000,000.

For purposes of compliance with this Section 7.03:  (x) if any item meets the criteria set forth in more than one of clauses (a) through (l) of this Section 7.03 then Borrower may classify or reclassify such item in any manner that complies with this Section 7.03 and such item shall be treated as having been permitted pursuant to only one of the clauses of this Section 7.03; and (y) any item meeting the criteria set forth in more than one of clauses (a) through (l) of this Section 7.03 may be divided and classified among more than one of the clauses of this Section 7.03.

7.04                    Fundamental Changes.

(a)                               Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for, so long as no Default or Event of Default exists or would result therefrom, (i) any merger between Loan Parties, provided that Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between Subsidiaries of a Borrower that are not Loan Parties, or (iii) any merger of a Subsidiary that is not a Loan Party into a Loan Party, provided that the Loan Party must be the surviving entity of any such merger; or

(b)                              Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for, so long as no Default or Event of Default exists or would result therefrom, (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Administrative Agent on behalf of the Lenders) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving.

7.05                    Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                               Dispositions of obsolete, surplus, damaged or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                              Dispositions permitted by Section 7.04;

1   NTD:  Swap obligations are covered in Section 7.03(d).

(c)                               leases of personal property in the ordinary course of business;

(d)                             sales of inventory in the ordinary course of business;

(e)                               Dispositions of cash and cash equivalents in the ordinary course of business and not otherwise in violation of this Agreement;

(f)                                the licensing of Intellectual Property in the ordinary course of business (i) on a non-exclusive basis, or (ii) on an exclusive basis, with respect to any particular field of use or geography, so long as, in the case of this clause (ii), such exclusive licenses do not interfere with the licensing or leasing by Borrower and its Subsidiaries of the RealD 3D Cinema system or any other business conducted by Borrower or its Subsidiaries that is material to the businesses of the Borrower and its Subsidiaries, taken as a whole;

(g)                              the incurrence of Permitted Liens and the making of Permitted Investments;

(h)                              Dispositions of assets (i) from Borrower to a Loan Party (other than Borrower) in amounts not to exceed $1,000,000 in the aggregate during any Fiscal Year, provided that the consideration received is at least equal to the fair market value of such assets at the time of such disposition, or (ii) from a Subsidiary of Borrower to a Loan Party;

(i)                                  any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(j)                                  the sale of accounts receivables or notes receivables for collection or the conversion of accounts receivables into notes receivables in the ordinary course of business, in each case without recourse and only in connection with the compromise or collection thereof; and

(k)                              Dispositions by Borrower or any of its Subsidiaries of any assets not covered by clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 7.05 in amounts not to exceed $1,000,000 in the aggregate during any Fiscal Year, provided that the consideration received is at least equal to the fair market value of such assets at the time of such disposition.

7.06                    Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or, in the case of any Subsidiary of Borrower, issue or sell any Equity Interests, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                               each Subsidiary of Borrower may make Restricted Payments to Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                              Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

(c)                               Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(d)                             Borrower may (i) declare or pay cash dividends to its shareholders in an aggregate amount not to exceed $10,000,000 during the term of this Agreement, and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount not to exceed $25,000,000 (which amount may be increased by up to an additional $50,000,000 in the aggregate, in increments of $25,000,000, with the prior written consent of the Required Lenders and so long as no Event of Default has occurred and is continuing at the time of any such increase) during the term of this Agreement, and in the case of each of clauses (i) and (ii) above, so long as, after giving effect thereto, there is Excess Availability of at least $10,000,000;

(e)                               Borrower may repurchase (i) Equity Interests upon the exercise of options or warrants to the extent such Equity Interests represent a portion of the exercise price thereof, and (ii) Equity Interests from any current or former officer, director, employee or consultant to comply with Tax withholding obligations relating to Taxes payable by such person upon the grant or award of, or issuance of, such Equity Interests (or upon vesting thereof); and

(f)                                Borrower and each Subsidiary may purchase Equity Interests in any Subsidiary to the extent permitted under Section 7.02.

7.07                    Change in Nature of Business.  Engage in any material line of business substantially different from the Business.

7.08                    Employee Loans and Affiliate Transactions.

(a)                               Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than:

(i)                                  in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Loan Party;

(ii)                              the existing Affiliate arrangements set forth on Schedule 7.08 and renewals of the same in the ordinary course of business; and

(iii)                          Restricted Payments permitted by Section 7.06.

(b)                              Enter into any lending or borrowing transaction with any employees, officers, directors or shareholders of any Loan Party, except for (x) loans or advances to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 in the aggregate at any one time outstanding, (y) advances of payroll payments to employees in the ordinary course of business and substantially consistent with the customary practices of companies of a similar size engaged in similar businesses, or (z) solely to finance the purchase by such employees of stock of Borrower that does not require any cash outlay by Borrower or its Subsidiaries.

7.09                    Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or to otherwise transfer property to Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of Borrower, or (iii) of Borrower to create, incur, assume or suffer to exist Liens on property of Borrower; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10                    Sale and Leaseback Transactions.  Enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the Net Cash Proceeds received in connection therewith does not exceed $1,000,000 in the aggregate during any Fiscal Year.

7.11                    Use of Proceeds.  Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in each case, in violation of Regulation U of the FRB.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

7.12                    Fiscal Year.  Modify or change its Fiscal Year.

7.13                    Certain Equity Interests.  Issue any Equity Interest that constitutes Disqualified Stock.

7.14                    Financial Covenants.

(a)                               Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, measured as of the end of the four Fiscal Quarter period ending on the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2014, to be less than 1.25 to 1.00.

(b)                              Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio, measured as of the end of the four Fiscal Quarter period ending on the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2014, to be greater than 2.00 to 1.00.

7.15                    Capital Expenditures.  Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations and expenditures made with proceeds from Dispositions permitted hereunder, casualty or property claims or condemnation proceedings), except for capital expenditures that do not exceed, in the aggregate, $55,000,000 per Fiscal Year (the “Capital Expenditure Limitation”); provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result from such expenditure, 50% of the unused portion of the Capital Expenditure Limitation for such Fiscal Year (excluding, for the avoidance of doubt, any unused amounts carried over from the Fiscal Year prior to such Fiscal Year), may be carried over for expenditure in the immediately following Fiscal Year.  All capital expenditures during any Fiscal Year shall be applied first to reduce the applicable Capital Expenditure Limitation of such Fiscal Year and then to reduce the carry-forward from the previous Fiscal Year, if any.

7.16                    Inactive Subsidiaries.  (a) Permit any Inactive Subsidiary to engage in any business or activity or incur any Indebtedness or other liabilities other than (i) the business and activity described on Schedule 5.26, (ii) maintaining its organizational existence, (iii) participating in tax and accounting administrative activities, and (iv) activities incidental to the businesses or activities described in clauses (a)(i), (ii) and (iii) of this Section 7.16, (b) permit Digital Link LLC to own assets having a net book value in excess of $500,000 in the aggregate, or (c) permit Digital Link II, LLC to own assets having a net book value in excess of $1,500,000 in the aggregate.

7.17                    Intellectual Property.  Permit any Subsidiary (other than Guarantors) to own any Intellectual Property that is registered or recorded in the United States Patent and Trademark Office or United States Copyright Office or in any similar office or agency of the United States, any State or any other country.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01                    Events of Default.  Any of the following shall constitute an Event of Default:

(a)                               Non-Payment.  Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fees hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                              Specific Covenants.  Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, or 6.16, or Article VII; or

(c)                               Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of

(i) notice of such failure is delivered to Borrower or such Loan Party by the Administrative Agent or any Lender, or (ii) Borrower or such Loan Party have knowledge of such failure; or

(d)                             Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made; or

(e)                               Cross-Default.  (i) Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

(f)                                Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                              Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                              Judgments.  There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                  ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

(j)                                  Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision, of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                              Change of Control.  There occurs any Change of Control; or

(l)                                  Collateral.  The Administrative Agent (for the benefit of the Secured Parties) fails to have an enforceable first priority Lien (subject to Permitted Liens) on or security interest in the Collateral, except with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $1,000,000.

8.02                    Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                               declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c)                               require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)                             exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                    Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso in Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees (other than legal fees and expenses)) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer to the extent permitted under Section 10.04(a) (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and constituting liabilities under any Bank Products Agreements, ratably among the Lenders or the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them, and (ii) to payment of that portion of the Obligations constituting liabilities (other than any termination payments due and payable) under any Related Swap Contract with any Lender or any Affiliate of a Lender party to a Related Swap Contract and as to which the Administrative Agent has received notice of the amounts owed thereunder from the applicable Lender or any Affiliate of a Lender party to a Related Swap Contract, ratably as to clauses (i) and (ii) among the Lenders or such Affiliates in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.06 and 2.16;

Sixth, to payment of that portion of the Obligations constituting any termination payments due and payable under any Related Swap Contract with any Lender or any Affiliate of a Lender party to a Related Swap Contract and as to which the Administrative Agent has received notice of the amounts owed thereunder from the applicable Lender or any Affiliate of a Lender party to a Related Swap Contract, ratably among the Lenders or such Affiliates in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by Law.

Subject to Sections 2.06(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing to the contrary, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01                    Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints City National Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02                    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or

“Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)                              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06                    Resignation of Administrative Agent.

(a)                               The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that in no event shall any such successor be a Defaulting Lender.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the

“Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                              If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                               With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                             Any resignation by City National Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer.  If City National Bank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.06(c).  Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to City National Bank to effectively assume the obligations of City National Bank with respect to such Letters of Credit.

9.07                    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer, and the Administrative Agent under Sections 2.06(i) and (j), 2.11, and 10.04) allowed in such judicial proceeding; provided, however, that the Administrative Agent shall not file and prove a claim with respect to any Obligations that are owing and unpaid under any Related Swap Contract or Bank Products Agreement without the prior written consent of any Lender or any Affiliate of a Lender party thereto (which consent shall not be unreasonably withheld, conditioned or delayed); and

(b)                              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.09                    Collateral and Guaranty Matters.  Without limiting the provisions of Section 9.08, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations and obligations under Bank Products Agreements and Related Swap Contracts as to which arrangements satisfactory to the applicable Lender or Affiliate of a Lender have been made) and the expiration, termination or cash collateralization of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)                              to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c)                               to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(h); and

(d)                             to agree to any non-disturbance or similar agreement with respect to the licensing of Intellectual Property permitted under this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.10                    No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agent, documentation agent or other titles listed on the cover page hereto shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

ARTICLE X.
MISCELLANEOUS

10.01            Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                               waive any condition set forth in Sections 4.01 or 4.02 without the written consent of each Lender;

(b)                              extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)                               postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding any mandatory prepayments under Section 2.07(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                             reduce the principal of, or the rate of interest specified herein on any Loan or L/C Borrowing or (subject to clause (iii) of the proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)                               change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments or order of payments required thereby without the written consent of each Lender;

(f)                                change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof (other than the definition of “Required Revolving Lenders”) specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender; or

(g)                              release any Guarantor from the Guaranty (unless such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder) without the written consent of each Lender;

(h)                              release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no Commitment of such Lender may be increased or extended without the consent of such Lender.

10.02            Notices; Effectiveness; Electronic Communication.

(a)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications to any party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such party at the address, telecopier number, or electronic mail address specified for such party beneath its signature on the signature pages to this Agreement, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number specified for such party beneath its signature on the signature pages to this Agreement.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                              Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the

Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                             Change of Address, Etc.  Each of Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                               Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03            No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04            Expenses; Indemnity; Damage Waiver.

(a)                               Costs and Expenses.  Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04(a), or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                              Indemnification by Borrower.  Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                               Reimbursement by Lenders.  To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the

Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(e).

(d)                             Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                               Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)                                Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05            Payments Set Aside.  To the extent that any payment by or on behalf of Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06            Successors and Assigns.

(a)                               Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                              Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                  Minimum Amounts.

(A)                          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)                           in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000;

unless (in each case of clause (A) or (B)) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                              Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i) of this Section and, in addition:

(A)                          the consent of Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)                           the consent of the Administrative Agent (such consent not to be unreasonably withheld) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                              No Assignment to Certain Persons.  No such assignment shall be made to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person.

(vi)                          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of

Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                             Participations.  Any Lender may at any time, with the consent of the Administrative Agent and the Borrower (which shall not be unreasonably withheld), sell participations to any Person (other than a natural Person, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each

Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.19 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 10.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                               Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)        Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time City National Bank assigns all of its Revolving Credit Commitment and Revolving Loans pursuant to subsection (b) above, City National Bank may, upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of City National Bank as L/C Issuer.  If City National Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.06(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to City National Bank to effectively assume the obligations of City National Bank with respect to such Letters of Credit.

10.07   Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, and the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i)  any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09   Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10   Counterparts; Integration; Effectiveness.  This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including, without limitation, the Original Credit Agreement).  Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement and the other Loan Documents by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

10.11   Amendment and Restatement.  This Agreement amends and restates in its entirety the Original Credit Agreement.  All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Original Credit Agreement are hereby amended, restated and superseded in their entirety according to the terms and provisions set forth herein.  All “Obligations” under the Original Credit Agreement are hereby continued and renewed by this Agreement (other than the Loans and the Obligations under the Original Term Loan Facility that will be paid on the Closing Date) and shall, from and after the date hereof, be governed by this Agreement and the other existing Loan Documents.  Effective as of the date hereof, (i) all references to the Credit Agreement in any other Loan Document shall mean this Agreement and all references to terms defined in the Credit Agreement shall refer to such terms as defined in this Agreement and (ii) all references to “Obligations” in any of the Loan Documents shall mean “Obligations” as defined in this Agreement, and the other Loan Documents are hereby deemed to be amended to reflect the foregoing.  The existing Loan Documents (other than the Original Credit Agreement) and the existing Liens and security interests in the Collateral granted in the Original Credit Agreement and such other existing Loan Documents are hereby continued and remain in full force and effect and are hereby ratified and confirmed in all respects.  This

Agreement shall not result in or constitute a waiver of any Default or Event of Default under the Original Credit Agreement or a release, discharge or forgiveness of any amount payable pursuant to the Original Credit Agreement, which amounts are now payable pursuant to the terms of this Agreement.  Each Loan Party represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its Obligations under this Agreement, the Original Credit Agreement or any of the other Loan Documents.  All Exhibits and Schedules attached to the Original Credit Agreement are hereby replaced by the Exhibits and Schedules attached to this Agreement.

10.12   General Release.  Borrower and each Person signing the Acknowledgment and Agreement set forth at the end of this Agreement (each, a “Releasing Party”, and collectively, the “Releasing Parties”) may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to loans made or alleged to be promised to be made to a Releasing Party by the Administrative Agent and/or a Lender or otherwise related to this Agreement and the transactions related hereto.  The Administrative Agent, Lenders, and the Releasing Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus each Releasing Party makes the general release set forth herein (“General Release”).  In consideration of the Administrative Agent and the Required Lenders entering into this Agreement, each Releasing Party hereby releases and discharges the Administrative Agent and Lenders and each of their respective directors, officers, employees, parent companies, subsidiaries and affiliates, attorneys, agents, representatives, successors and assigns, and each of them (collectively, the “Released Parties”), of and from any and all claims, causes of action, costs or demands and liabilities, of whatever kind or nature, whether known or unknown, liquidated or unliquidated, suspected or unsuspected, whether anticipated or unanticipated, which any Releasing Party has, claims to have or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the Closing Date (collectively, “Claims”).

(a)        Extinguish Claims.  Each Releasing Party agrees that the release by such Person is voluntarily and knowingly given with the express intention of effecting the legal consequences provided in section 1541 of the California Civil Code, which provides as follows:

An obligation is extinguished by a release therefrom given to the debtor by the creditor, upon a new consideration, or in writing, with or without new consideration.

(b)        Unknown and Future Claims.  Each Releasing Party understands and acknowledges that there is a risk that after the execution of this Agreement, including this General Release:  (i) that the facts with respect to this General Release may be found to be other than or different from the facts now believed to be true; (ii) a Releasing Party may incur or sustain damages or losses that are in some way caused by the occurrences referred to above, including the Claims, but which are unknown and unanticipated at the time the parties sign this Amendment, including this General Release; (iii) that damages or losses presently known, if any, may be or may become more serious than any Releasing Party now anticipates.  Each Releasing Party agrees to release the Released Parties and assume all risks for releasing all Claims that may hereafter arise.  Each Releasing Party has read the entire section 1542 of the California Civil Code set forth below and, having had the opportunity to consult with legal counsel, such

Releasing Party hereby expressly waives and relinquishes any and all rights and benefits available to such Person by section 1542 which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

10.13   Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14   Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15   Governing Law; Jurisdiction; Etc.

(a)        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b)        SUBMISSION TO JURISDICTION.  BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        WAIVER OF VENUE.  BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)       SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16   Judicial Reference.  IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 10.15(e) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(a)        WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (b) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE.  VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(b)        THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING:  (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(c)        UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(b).  THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW.  PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(d)       EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH REQUEST

SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(e)        THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES.  THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(f)        THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT.  THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.  THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE FINAL JUDGMENT OR ORDER FROM ANY DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(g)        THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.17   USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) and the L/C Issuer hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender, the Administrative Agent or the L/C Issuer, as applicable, to identify Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.18   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates or any other Person and (B) the Administrative Agent has no obligations to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) the Administrative Agent and its respective Affiliates may be engaged in a board range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to Borrower or its Affiliates.  To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19   Replacement of Lenders.  If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)        Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)        in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)       such assignment does not conflict with applicable Laws; and

(e)        in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

BORROWER:	REALD INC.

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Chairman and CEO

100 North Crescent Drive, Suite 200
Beverly Hills, California 90210
	Attention:	Andrew Skarupa
Chief Financial Officer
	Telephone:	(310) 385-4000
	Fax:	(310) 385-4001
	e-mail:	dskarupa@reald.com

with a copy to:

100 North Crescent Drive, Suite 200
Beverly Hills, California 90210
	Attention:	Craig Gatarz
General Counsel
	Telephone:	(310) 385-4000
	Fax:	(310) 385-4001
	e-mail:	cgatarz@reald.com

CITY NATIONAL BANK,
as Administrative Agent, L/C Issuer and a Lender

By: /s/ Garen Papazyan
Name: Garen Papazyan
Title: Senior Vice President

555 South Flower Street, 24th Floor
Los Angeles, CA 90071
Attention:	Garen Papazyan
Telephone:	213-673-9029
Fax:	213-673-9801
e-mail:	garen.papazyan@cnb.com

with a copy to:

agencyservices@cnb.com

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent and a Lender

By: /s/ Thomas G. Gunder
Name: Thomas G. Gunder
Title: SVP

1420 Fifth Avenue
Seattle, WA 98101
Attention:	Colleen B. McEvoy
Telephone:	206-344-5676
Fax:	206-344-3646
e-mail:	colleen.mcevoy@usbank.com

HSBC BANK USA, N.A.,
as Documentation Agent and a Lender

By: /s/ Curtis Vega
Name: Curtis Vega
Title: Senior Vice President

660 S. Figueroa Street, 8th Floor
Los Angeles, CA 90017
Attention:	Curtis Vega and Edwin Chan
Telephone:	213-553-2395 and 213-553-2372
Fax:	213-553-8067
e-mail:	curtis.f.vega@us.hsbc.com and
edwin.w.chan@us.hsbc.com

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Gerardo Loera
Name:
Title:

2029 Century Park East, 38th Floor
Los Angeles, CA 90067
Attention:	Gerardo B. Loera
Telephone:	310-860-7206
Fax:	310-975-1334
e-mail:	Gerardo.b.loera@jpmorgan.com

ACKNOWLEDGMENT AND AGREEMENT

The undersigned, each being a party to (a) that certain Security Agreement, dated as of April 19, 2012 (as it may be amended, restated, or modified from time to time, the “Security Agreement”), among Borrower, the other debtors party thereto, and Administrative Agent, (b) that certain Intercompany Subordination Agreement, dated as of April 19, 2012 (as it may be amended, restated, or modified from time to time, the “Subordination Agreement”), by Borrower and the other obligors party thereto in favor of the Administrative Agent and the Lenders, and/or (c) any other Loan Document, hereby (i) acknowledges receipt of the foregoing Amended and Restated Credit Agreement; (ii) consents and agrees to the terms, execution, and performance thereof, including, without limitation, the release set forth in Section 10.12 thereof; (iii) confirms and agrees that the Security Agreement, Subordination Agreement and all other Loan Documents to which the undersigned is a party are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amended and Restated Credit Agreement, each reference to the Credit Agreement in the Security Agreement, Subordination Agreement and in such other Loan Documents shall mean and be a reference to the Amended and Restated Credit Agreement; and (iv) acknowledges that the Administrative Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Amended and Restated Credit Agreement and any indebtedness or agreement of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Security Agreement, Subordination Agreement and such other Loan Documents.

[Signatures follow]

OBLIGORS:	REALD INC.

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Chairman and CEO

STEREOGRAPHICS CORPORATION

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: CEO and President

COLORLINK INC.

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: CEO and President

REALD DDMG ACQUISITION, LLC
By: RealD Inc., as Manager

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Chairman and CEO

DIGITAL LINK LLC

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: CEO and President

DIGITAL LINK II, LLC

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: CEO and President

REALD INTERNATIONAL GK

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Manager

REALD EUROPE LIMITED

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Director

REALD HONG KONG LIMITED

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Director

REALD (SHANGHAI) 3D EQUIPMENT LEASING CO., LTD.

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Executive Director

LLC REALD RUS.

By: /s/ Michael V. Lewis
Name: Michael V. Lewis
Title: Director

REALD BRASIL LTDA.

By: /s/ Sean Spencer
Name: Sean Spencer
Title: Administrator – RealD Brasil LTD

SCHEDULE 2.01

REVOLVING CREDIT COMMITMENTS AND APPLICABLE PERCENTAGES

Revolving Lender	Revolving Credit Commitment	Applicable Percentage
City National Bank	$17,500,000.00	35.000000000%
U.S. Bank National Association	$12,500,000.00	25.000000000%
HSBC Bank USA, N.A.	$12,500,000.00	25.000000000%
JPMorgan Chase Bank, N.A.	$7,500,000.00	15.000000000%
Total:	$50,000,000.00	100.000000000%

SCHEDULE 2.03

TERM COMMITMENTS AND APPLICABLE PERCENTAGES

Term Lender	Term Commitment	Applicable Percentage
City National Bank	$17,500,000.00	35.000000000%
U.S. Bank National Association	$12,500,000.00	25.000000000%
HSBC Bank USA, N.A.	$12,500,000.00	25.000000000%
JPMorgan Chase Bank, N.A.	$7,500,000.00	15.000000000%
Total:	$50,000,000.00	100.000000000%

SCHEDULE 5.06

LITIGATION

None.

SCHEDULE 5.10

INSURANCE

Provider	Type	Policy Number	Term	Summary of Terms
One Beacon Insurance	Property	7110083970008	9/1/13- 9/1/14

Policy Limits:

Blanket Business Personal Property - $52,019,246

Glasses Recycling - $3,000,000

Non-Blanketed Business Personal Property - $12,162,825

Blanket Business Income - $10,000,000

Deductible: $1,000

One Beacon	General Liability	7110083970008	9/1/13-9/1/14	Policy Limits: $1,000,000/Occ. $2,000,000/Agg. Deductible: $0
One Beacon	Automobile	7110083970008	9/1/13-9/1/14	Policy Limits: Hired/Non-Owned Auto - $1,000,000 Hired Auto Physical Damage - $50,000 Deductible: $1,000
One Beacon	Umbrella	7110083970008	9/1/13-9/1/14	Policy Limits: $15,000,000/Occ. $15,000,000/Agg. Deductible: $0

Provider	Type	Policy Number	Term	Summary of Terms
One Beacon	Professional Errors & Omissions	7110083970008	9/1/13-9/1/14	Policy Limits: $10,000,000/Claim $10,000,000/Agg. Deductible: $50,000
AGCS Marine	Cargo	OC91151600	9/1/13-9/1/14	Policy Limit: $600,000 Deductible: $10,000
One Beacon	UKEL	7110083970008	9/1/13-9/1/14	Policy Limit: £10,000,000 Deductible: $0
Admiral	Employment Practices	41219636	9/1/13-9/1/14	Policy Limit: $3,000,000 Deductible: $25,000
National Union & Fire	Fiduciary Liability	011783800	9/1/13-9/1/14	Policy Limit: $1,000,000 Deductible: $0
One Beacon	Workers’ Compensation	4060373130003	9/1/13-9/1/14	Policy Limit: $1,000,000 Deductible: $0
National Union & Fire	Employed Lawyers Professional	013596336	9/19/13-9/19/14	Policy Limits: $2,000,000/Claim $2,000,000/Agg. Deductibles: $0 each non-indemnifiable loss $5,000 all other damages and defense costs
National Union & Fire	D&O – Primary	013200706	9/1/13-9/1/14	Policy Limit: $10M

Provider	Type	Policy Number	Term	Summary of Terms
Starr Indemnity & Liability	D&O – 1st Layer	SISIXFL21066013	9/1/13-9/1/14	Policy Limit: $5M x $10M
Argonaut Insurance	D&O – 2nd Layer	MLX760061100	9/1/13-9/1/14	Policy Limit: $5M x $15M
Berkley Insurance	D&O – 3rd Layer	11216867	9/1/13-9/1/14	Policy Limit: $5M x $20M
Federal Insurance	D&O – 4th Layer	82258273	9/1/13-9/1/14	Policy Limit: $5M x $25M
Hudson Insurance	D&O – 5th Layer	HN03032711090113	9/1/13-9/1/14	Policy Limit: $5M Side A-DIC x $30M

SCHEDULE 5.11

DEPOSITS AND DISBURSEMENT ACCOUNTS

Loan Party	Type	Account Number	Name, Address and Phone Number of Financial Institution
ColorLink Inc.	Deposit account	112778098	City National Bank 555 South Flower Street Los Angeles, CA 90071 Phone: 213-673-9017
RealD Inc.	Deposit account	112788964	City National Bank 555 South Flower Street Los Angeles, CA 90071 Phone: 213-673-9017
RealD Inc.	Deposit account	112778268	City National Bank 555 South Flower Street Los Angeles, CA 90071 Phone: 213-673-9017
RealD Inc.	Deposit account	12396796	City National Bank 555 South Flower Street Los Angeles, CA 90071 Phone: 213-673-9017
RealD Inc.	Securities/Investments	BHS-282006	City National Bank 555 South Flower Street Los Angeles, CA 90071 Phone: 213-673-9017
RealD Inc.	Deposit account	011-029519-001	HSBC Bank Australia Limited 570 George Street Sydney NSW 2000, Australia Phone: 1300 308 008
RealD Inc.	Deposit account	0018532	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 7-1, Marunouchi 2 chome Chiyoda-ku Tokyo 100-8388, Japan Phone: 81-3-3265-6261

SCHEDULE 5.14

EQUITY INTERESTS

(a) Subsidiaries or Equity Investments of Borrower

1.         Stereographics Corporation, a California corporation

2.         ColorLink Inc., a Delaware corporation

3.         Digital Link LLC, a California limited liability company

4.         Digital Link II, LLC, a Delaware limited liability company

5.         RealD Europe Limited, a United Kingdom private limited company

6.         RealD International GK, a Japanese Godo Kaisha

7.         RealD Hong Kong Limited, a Hong Kong corporation

8.         RealD (Shanghai) 3D Equipment Leasing Co., Ltd., a China corporation

9.         RealD DDMG Acquisition, LLC, a Delaware limited liability company

10.       LLC RealD Rus, a Russian limited liability company

11.       RealD Brasil Ltda., a Brasilian limited liability company

(b) Ownership of Outstanding Equity Interests in Borrower’s Subsidiaries

Subsidiary	Owner(s)	Number of Shares Issued
Stereographics Corporation, a California corporation	RealD Inc. (100%)	1,000,000
ColorLink, Inc., a Delaware corporation	RealD Inc. (100%)	1,000,000
Digital Link LLC, a California limited liability company	RealD Inc. (100%)	N/A
Digital Link II, LLC, a Delaware limited liability company	RealD Inc. (55.6%); Ballantyne of Omaha (44.4%)	N/A

RealD Europe Limited, a United Kingdom private limited company	RealD Inc. (100%)	100
RealD International GK, a Japanese Godo Kaisha	RealD Inc. (100%)	N/A
RealD Hong Kong Limited, a Hong Kong corporation	RealD Inc. (100%)	10,000
RealD (Shanghai) 3D Equipment Leasing Co., Ltd., a China corporation	RealD Hong Kong Limited (100%)	19,968,000
RealD DDMG Acquisition, LLC, a Delaware limited liability company	RealD Inc. (100%)	N/A
LLC RealD Rus, a Russian limited liability company	RealD Inc. 99.99% ColorLink, Inc. (00.01%)	RealD Inc. – 1,6223,827.46 ColorLink, Inc. – 1,622.54
RealD Brasil Ltda., a Brasilian limited liability company	RealD Inc. 99.99% ColorLink, Inc. (00.01%)	RealD Inc. – 304,560 ColorLink, Inc. – 30

SCHEDULE 5.18

INTELLECTUAL PROPERTY MATTERS

(a) Trademarks and Trademark Applications

See attached Schedule 5.18(a).

(b) Copyrights and Copyright Applications

NONE

(c) Patents and Patent Applications

See attached Schedule 5.18(c).

(d) Other Material Intellectual Property

NONE

Schedule 5.18(a)

to Credit Agreement

Trademark Applications & Registered Trademarks

Country	Mark	Application No	Application Date	Registration No	Registration Date	Current Owner	Status	Expiration Date

United States	3D SO BELIEVABLE IT’S UNBELIEVABLE	78/727355	05-Oct-2005	3655937	14-Jul-2009	RealD Inc.	Registered	14-Jul-2019
United States	ALPS	77/095271	31-Jan-2007	3529702	11-Nov-2008	RealD Inc.	Registered	11-Nov-2018
United States	CERTIFIED REAL D & Design (w/color claim)	85/258703	04-Mar-2011	4440584	26-Nov-2013	RealD Inc.	Registered	26-Nov-2023
United States	COLORCORRECT	78/241474	24-Apr-2003	2868033	27-Jul-2204	ColorLink, Inc.
United States	COLORLINK	75/334448	01-Aug-1997	2227501	02-Mar-1999	ColorLink, Inc.	Registered	02-Mar-2019
United States	COLORQUAD	78/108551	13-Feb-2002	2704721	08-Apr-2003	ColorLink, Inc.	Cancelled
United States	COLORSELECT	78/108612	13-Feb-2002	2675184	14-Jan-2003	ColorLink, Inc.	Registered	14-Jan-2023
United States	COLORSWITCH	78/108607	13-Feb-2002	2675183	14-Jan-2003	ColorLink, Inc.	Registered	14-Jan-2023
United States	CQ3	78/431332	07-Jun-2004	2992172	06-Sep-2005	ColorLink, Inc.	Registered	06-Sep-2015
United States	CRYSTALEYES	74/401363	14-Jun-1993	1824296	01-Mar-1994	RealD Inc.	Registered	01-Mar-2014 (Letting Lapse)
United States	DECOMP	85/207101	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	DECOMPOSITE	85/207108	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	DEPTH GRADING	77/849344	15-Oct-2009			RealD DDMG Acuisition, LLC	Abandoned
United States	DIMENSIONALIZATION	76/238556	09-Apr-2001	2644205	29-Oct-2002	RealD DDMG Acuisition, LLC	Registered	29-Oct-2022
United States	DIMENSIONALIZED	76/536352	31-July-2003	3072431	28-Mar-2006	RealD DDMG Acuisition, LLC	Cancelled
United States	IN3GUE	85/207130	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	IN-THREE	77/138308	22-Mar-2007	3755067	02-Mar-2010	RealD DDMG Acuisition, LLC	Registered	02-Mar-2020
United States	INTRIGUE	85/207088	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	LUXE	85/950613	04-Jun-2013			RealD Inc.	Pending
United States	LUXE (Stylized) (w/color claim)	85/950815	04-Jun-2013			RealD Inc.	Pending
United States	LUXE A REALD EXPERIENCE	85/950637	04-Jun-2013			RealD Inc.	Allowed
United States	LUXE A REALD EXPERIENCE & Design (w/color claim)	85/950818	04-Jun-2013			RealD Inc.	Allowed
United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783853	17-Jul-2009			RealD Inc.	Abandoned

Schedule 5.18(a)

to Credit Agreement

Country	Mark	Application No	Application Date	Registration No	Registration Date	Current Owner	Status	Expiration Date

United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783860	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783871	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783880	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783894	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog Wearing Glasses)	77/783899	17-Jul-2009	3931850	15-Mar-2011	RealD Inc.	Registered	15-Mar-2021
United States	MISC. DESIGN (Robotic Toy Dog)	77/783843	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog)	77/783457	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog)	77/783545	17-Jul-2209			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog)	77/783806	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog)	77/783825	17-Jul-2009			RealD Inc.	Abandoned
United States	MISC. DESIGN (Robotic Toy Dog)	77/783834	17-Jul-2009			RealD Inc.	Abandoned
United States	POLARCORRECT	78/241470	24-Apr-2003	2983899	09-Aug-2005	ColorLink, Inc.	Registered	09-Aug-2015
United States	PRECISION WHITE	85/908027	18-Apr-2013			RealD Inc.	Allowed
United States	QUICK THREE	85/207121	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	QUICK3	85/207126	29-Dec-2010			RealD DDMG Acuisition, LLC	Abandoned
United States	RD & Design (New Logo)	85/629736	18-May-2012			RealD Inc.	Abandoning
United States	RD & Design (New Logo)	85/629741	18-May-2012			RealD Inc.	Abandoning
United States	RDZ	85/232722	02-Feb-2011			RealD Inc.	Abandoned
United States	REAL D	78/318006	23-Oct-2003	3410242	08-Apr-2008	RealD Inc.	Registered	08-Apr-2018
United States	REAL D 3D	85/264822	11-Mar-2011	4203092	04-Sep-2012	RealD Inc.	Registered	04-Sep-2022
United States	real.d & Design (New Logo)	85/629667	18-May-2012			RealD Inc.	Allowed
United States	real.d & Design (New Logo)	85/629700	18-May-2012			RealD Inc.	Abandoning
United States	real.d 3D & Design (New Logo)	85/629722	18-May-2012	4397263	03-Sep-2013	RealD Inc.	Registered	Will let lapse
United States	real.d 3D & Design (New Logo)	85/629730	18-May-2012			RealD Inc.	Abandoning
United States	realD Logo	77/776061	07-Jul-2009	3931826	15-Mar-2011	RealD Inc.	Registered	15-Mar-2021
United States	REALD TRUEIMAGE	86/099805	23-Oct-2013			RealD Inc.	Pending
United States	REALUX	85/739531	26-Sep-2012			RealD Inc.	Allowed
United States	REALUX	85/739532	26-Sep-2012			RealD Inc.	Allowed
United States	SNAPWAVE	77/131457	15-Mar-2007	3394224	11-Mar-2008	ColorLink, Inc.	Registered	11-Mar-2018

Schedule 5.18(a)

to Credit Agreement

Country	Mark	Application No	Application Date	Registration No	Registration Date	Current Owner	Status	Expiration Date

United States	STEP INSIDE	85/279213	28-Mar-2011			RealD Inc.	Abandoned
United States	STEREOGRAPHICS	73/755118	30-Sep-1988	1632949	29-Jan-1991	RealD Inc.	Registered	29-Jan-2021
United States	SYNTHAGRAM	76/329477	24-Oct-2001	2591536	09-Jul-2002	RealD Inc.	Cancelled
United States	THE DIMENSIONALISTS	77/754784	08-Jun-2009	3751612	23-Feb-2010	RealD DDMG Acuisition, LLC	Registered	23-Feb-2020
United States	ZSCREEN	73/634105	08-Dec-1986	1456285	08-Sep-1987	RealD Inc.	Registered	08-Sep-2017
Argentina	RD (& Design)	2512922	22-Dec-2005	2059172	22-Dec-2005	RealD Inc.	Registered	22-Dec-2015
Argentina	REAL D	2508164	19-Apr-2004	2058274	19-Dec-2005	RealD Inc.	Registered	19-Dec-2015
Argentina	RealD Logo	3240114	19-Apr-2013			RealD Inc.	Published
Argentina	RealD Logo	3240115	19-Apr-2013			RealD Inc.	Published
Australia	REAL D	1094484	13-Jan-2006	1094484	15-Jan-2007	RealD Inc.	Registered	13-Jan-2016
Brazil	REAL D	826433294	26-Apr-2004			RealD Inc.	Pending
Brazil	realD Logo	840509944	09-May-2013			RealD Inc.	Published
Brazil	realD Logo	840509995	09-May-2013			RealD Inc.	Published
Canada	REAL D	1274653	05-Oct-2005	TMA809872	24-Oct-2011	RealD Inc.	Registered	24-Oct-2026
Chile	realD Logo	1054824	19-Apr-2013			RealD Inc.	Pending
China	LUXE A REALD EXPERIENCE		Not yet filed			RealD Inc.	Instr.to F/A
China	LUXE A REALD EXPERIENCE & Design		Not yet filed			RealD Inc.	Instr.to F/A
China	RD & Design	4040179	27-Apr-2004	4040179	28-May-2006	RealD Inc.	Registered	27-May-2016
China	REAL D	4027476	20-Apr-2004	4027476	28-Nov-2006	RealD Inc.	Registered	27-Nov-2016
China	realD Logo	7863258	26-Nov-2009	7863258	14-Aug-2012	RealD Inc.	Registered	13-Aug-2022
China	realD Logo	7863259	26-Nov-2009			RealD Inc.	Published
Colombia	realD Logo	13-097226	16-Apr-2013			RealD Inc.	Pending
Colombia	realD Logo	13-097240	16-Apr-2013			RealD Inc.	Pending
Ecuador	realD Logo	2013-38765-RE	28-Jun-2013			RealD Inc.	Approved
Ecuador	realD Logo	2013-38767-RE	28-Jun-2013			RealD Inc.	Approved
European Community	DZN	4347456	18-Mar-2005	4347456	18-Apr-2006	RealD DDMG Acuisition, LLC	Registered	18-Mar-2015
European Community	Dzn’d	4347373	18-Mar-2005	4347373	20-Apr-2006	RealD DDMG Acuisition, LLC	Registered	18-Mar-2015
European Community	LUXE A REALD EXPERIENCE	012138483	13-Sep-2013	01238483	05-Feb-2014	RealD Inc.	Approved	13-Sep-2023
European Community	REAL D	3803046	22-Apr-2004	3803046	06-Jul-2005	RealD Inc.	Registered	22-Apr-2024

Schedule 5.18(a)

to Credit Agreement

Country	Mark	Application No	Application Date	Registration No	Registration Date	Current Owner	Status	Expiration Date

Hong Kong	LUXE A REALD EXPERIENCE	303033729	13-Jun-2014			RealD Inc.	Pending
Hong Kong	LUXE A REALD EXPERIENCE & Design	303033747	13-Jun-2014			RealD Inc.	Pending
Hong Kong	REAL D	300962983	27-Sep-2007	300962983	15-Apr-2008	RealD Inc.	Registered	26-Sep-2017
Japan	COLORLINK	2006-095616	13-Oct-2006	5083815	12-Oct-2007	ColorLink Japan, Ltd.	Registered	12-Oct-2017
Japan	Miscellaneous Design (ColorLink Japan logo)	2006-095617	13-Oct-2006	5083816	12-Oct-2007	ColorLink Japan, Ltd.	Registered	12-Oct-2017
Japan	REAL D	2004-038039	21-Apr-2004	4863866	13-May-2005	RealD Inc.	Registered	13-May-2015
Korea, Republic of	CRYSTALEYES	95-005978	20-Feb-1995	40-358775	26-Mar-1997	RealD Inc.	Registered	26-Mar-2017
Korea, Republic of	REAL D	40-2004-18382	23-Apr-2004	624816	14-Jul-2005	RealD Inc.	Registered	14-Jul-2015
Mexico	realD Logo	1380975	07-Jun-2013	1401647	30-Sep-2013	RealD Inc.	Registered	07-Jun-2023
Mexico	realD Logo	1380976	07-Jun-2013	1409894	06-Nov-2013	RealD Inc.	Registered	07-Jun-2023
New Zealand	REAL D	808090	17-Jun-2009	808090	17-Jun-2009	RealD Inc.	Registered	17-Jun-2019
Peru	realD Logo	530290	18-Apr-2013	77967	26-Aug-2013	RealD Inc.	Registered	26-Aug-2023
Peru	realD Logo	530291	18-Apr-2013	202045	26-Aug-2013	RealD Inc.	Registered	26-Aug-2023
Russian Federation	LUXE A REALD EXPERIENCE	2013731942	16-Sep-2013			RealD Inc.	Pending
Russian Federation	realD Logo	2012730389	29-Aug-2012	497704	11-Oct-2013	RealD Inc.	Registered	29-Aug-2022
Taiwan	CRYSTALEYES	84-008160	24-Feb-1995	722014	16-Jul-1996	RealD Inc.	Registered	15-Jul-2016
Taiwan	REAL D	96039260	16-Aug-2007	1321058	01-Aug-2008	RealD Inc.	Registered	31-Jul-2018
Uruguay	realD Logo	444614	18-Apr-2013			RealD Inc.	Published

Schedule 5.18(c)

to Credit Agreement

Pending Patent Applications

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Australia	Eyeglasses	104852013	01 Feb 2013			RealD Inc.	Pending
Australia	Polarization conversion system and method for stereoscopic projection	2008251353	09 May 2008			RealD Inc.	Pending
Australia	Curved optical filters	2008310655	10 Oct 2008			RealD Inc.	Pending
Australia	Polarization preserving front projection screen	2009209209	28 Jan 2009			RealD Inc.	Pending
Australia	Directional flat illuminators	2011329639	18 Nov 2011			RealD Inc.	Pending
Brazil	Compact polarization converting stereoscopic projection	BR 11 2014 000444-7	14 Jul 2012			RealD Inc.	Pending
Brazil	Polarization preserving projection screen with engineered pigment	BR112012015479-6	22 Dec 2010			RealD Inc.	Pending
Brazil	Directional flat illuminators	BR112013011777-0	18 Nov 2011			RealD Inc.	Pending
Brazil	Polarization conversion system for 3-D projection	BR122013012891-3	09 May 2008			Real D	Pending
Brazil	Polarization conversion system for cinematic projection	BR202013017275-3	04 Jul 2013			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Brazil	Eyeglasses	BR302013000938-6	06 Mar 2013			RealD Inc.	Pending
Brazil	Polarization conversion system and method for stereoscopic projection	PI0810740-8	09 May 2008			RealD Inc.	Pending
Brazil	Polarization preserving front projection screen	PI0907207-1	28 Jan 2009			RealD Inc.	Pending
Canada	Polarization conversion system and method for stereoscopic projection	2686928	09 May 2008			RealD Inc.	Pending
Canada	Curved optical filters	2701769	10 Oct 2008			RealD Inc.	Pending
Canada	Polarization preserving front projection screen	2713312	28 Jan 2009			RealD Inc.	Pending
Canada	Directional flat illuminators	2817044	18 Nov 2011			RealD Inc.	Pending
Canada	Polarization preserving projection screen with engineered pigment	PCT/US10/61944	22 Dec 2010			RealD Inc.	Pending
China	Polarization conversion system and method for stereoscopic projection	200880023761.1	09 May 2008			RealD Inc.	Pending
China	Curved optical filters	200880119614.4	10 Oct 2008			RealD Inc.	Pending
China	Demultiplexing for stereoscopic film and video Pendings	200980147936.4	29 Sep 2009			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

China	Lenticular display systems with offset color filter array	200980150139.1	14 Oct 2009			RealD Inc.	Pending
China	Stereoscopic projection systems and methods for employing spatial multiplexing at an intermediate image plane	200980155959.X	01 Dec 2009			RealD Inc.	Pending
China	Encoding, decoding, and distributing enhanced resolution stereoscopic video	201080026073.8	13 Apr 2010			RealD Inc.	Pending
China	Polarization modulator wheel for stereoscopic projection systems	201080033414.4	21 May 2010			RealD Inc.	Pending
China	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	201080038542.8	29 Jun 2010			RealD Inc.	Pending
China	Stereoscopic flat panel display with a continuously lit backlight	201080043690.9	09 Aug 2010			RealD Inc.	Pending
China	Stereoscopic flat panel display with updated blanking intervals	201080043693.2	09 Aug 2010			RealD Inc.	Pending
China	Polarization preserving projection screen with engineered particle	201080064434	22 Dec 2010			RealD Inc.	Pending
China	Stereoscopic flat panel display with synchronized backlight, polarization control panel, and liquid crystal display	201110226741.8	09 Aug 2011			RealD Inc.	Pending
China	Crosstalk suppression in time sequential liquid crystal stereoscopic display systems	201180012370.1	05 Jan 2011			RealD Inc.	Pending
China	Wide field-of-view stereoscopic projection system	201180014936.4	20 Jan 2011			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

China	Compound curved stereoscopic eyewear	201180016938	01 Feb 2011			RealD Inc.	Pending
China	Plastic liquid crystal polarization switch for direct view stereoscopic display	201180020277	22 Feb 2011			RealD Inc.	Pending
China	Stereoscopic liquid crystal display systems	201180038626.6	08 Jun 2011			RealD Inc.	Pending
China	Stereoscopic liquid crystal display systems	201180038667.5	08 Jun 2011			RealD Inc.	Pending
China	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	201180044084.3	13 Jul 2011			RealD Inc.	Pending
China	Split segmented liquid crystal modulator	201180051007.0	22 Oct 2011			RealD Inc.	Pending
China	Directional flat illuminators	201180065590.0	18 Nov 2011			RealD Inc.	Pending
China	Stereoscopic eyewear with stray light management	201280020176.2	24 Feb 2012			RealD Inc.	Pending
China	IR protocol for 3D active eyewear	201280026522.8	30 Mar 2012			RealD Inc.	Pending
China	Polarization compensated stereoscopic projection	201280034488.9	14 May 2012			RealD Inc.	Pending
China	Method and apparatus for joining screen material for minimal optical distortion	201280044119.8	13 Jul 2012			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

China	Compact polarization converting stereoscopic projection	201280044374.2	14 Jul 2012			RealD Inc.	Pending
China	Polarization conversion system for 3-D projection	201310233906.3	09 May 2008			Real D	Pending
China	Polarization preserving projection screen with engineered pigment	PCT/US10/61944	22 Dec 2010			RealD Inc.	Pending
Eurasian Patent Convention	Polarization preserving front projection screen	201001227	28 Jan 2009			RealD Inc.	Pending
Eurasian Patent Convention	Polarization preserving projection screen with engineered pigment	201200941	22 Dec 2010			RealD Inc.	Pending
European Community	Eyeglasses	002175935	31 Jan 2013			RealD Inc.	Pending
European Patent	LC panel compensators	05740439.4	24 May 2005			RealD Inc.	Pending
European Patent	High durability and high performance polarization optics using a low-elasticity organic layer	05742799.9	22 May 2005			RealD Inc.	Pending
European Patent	Stereoscopic format converter	05797853.8	16 Sep 2005			RealD Inc.	Pending
European Patent	Autostereoscopic lens sheet with planar areas	05797857.9	16 Sep 2005			RealD Inc.	Pending
European Patent	Autostereoscopic display with planar pass-through	06749652.1	07 Apr 2006			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	Stereoscopic eyewear	06813550.8	18 Aug 2006			RealD Inc.	Pending
European Patent	Temperature compensation for the differential expansion of an autostereoscopic lenticular array and display srceen	06826978.6	26 Oct 2006			RealD Inc.	Pending
European Patent	Steady state surface mode device for stereoscopic projection	07752044.3	01 Mar 2007			RealD Inc.	Pending
European Patent	Multi-functional active matrix liquid crystal displays	07756847.5	09 Feb 2007			RealD Inc.	Pending
European Patent	Dual ZScreen projection	07839482.2	11 Oct 2007			RealD Inc.	Pending
European Patent	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Pending
European Patent	Combining P and S rays for bright stereoscopic projection	07852705.8	11 Oct 2007			RealD Inc.	Pending
European Patent	LED illuminator filters	07854185.1	18 Oct 2007			RealD Inc.	Pending
European Patent	Illumination systems for visual displays	07864751.8	23 Nov 2007			RealD Inc.	Pending
European Patent	Aperture correction for lenticular screens	08724731.8	23 Jan 2008			RealD Inc.	Pending
European Patent	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	ZScreen modulator with wire grid polarizer for stereoscopic projection	08768595.4	17 Jun 2008			RealD Inc.	Pending
European Patent	Polarization conversion system and method for stereoscopic projection	08769432.9	09 May 2008			RealD Inc.	Pending
European Patent	Head-mounted single panel stereoscopic display	08782418.1	25 Jul 2008			RealD Inc.	Pending
European Patent	Soft aperture correction for lenticular screen	08794472.4	10 Jul 2008			RealD Inc.	Pending
European Patent	System and eyewear for viewing stereoscopic imagery	08829928.4	08 Sep 2008			RealD Inc.	Pending
European Patent	Curved optical filters	08838556.2	10 Oct 2008			RealD Inc.	Pending
European Patent	Intra-pixel illumination system and method	08865219.3	22 Dec 2008			RealD Inc.	Pending
European Patent	Polarization preserving front projection screen	09705162.7	28 Jan 2009			RealD Inc.	Pending
European Patent	Blur enhancement of stereoscopic images	09759571.4	05 Jun 2009			RealD Inc.	Pending
European Patent	Stereoscopic depth mapping	09807398.4	14 Aug 2009			RealD Inc.	Pending
European Patent	Stereoplexing for film and video Pendings	09817048.3	29 Sep 2009			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	Stereoscopic projection systems and methods for employing spatial multiplexing at an intermediate image plane	09831004.8	01 Dec 2009			RealD Inc.	Pending
European Patent	Point reposition depth mapping	10756671.3	22 Mar 2010			RealD Inc.	Pending
European Patent	Polarization modulator wheel for stereoscopic projection systems	10778507.3	21 May 2010			RealD Inc.	Pending
European Patent	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	10800306.2	29 Jun 2010			RealD Inc.	Pending
European Patent	Stereoscopic flat panel display with updated blanking intervals	10807299.2	09 Aug 2010			RealD Inc.	Pending
European Patent	Stereoscopic flat panel display with a continuously lit backlight	10807300.8	09 Aug 2010			RealD Inc.	Pending
European Patent	Polarization preserving projection screen with engineered pigment	10843601.5	22 Dec 2010			RealD Inc.	Pending
European Patent	Stereoscopic flat panel display with synchronized backlight, polarization control panel, and liquid crystal display	11176585.5	04 Aug 2011			RealD Inc.	Pending
European Patent	Illumination system	11188575.2	10 Nov 2011			RealD Inc.	Pending
European Patent	Compound quarter-wave retarder for cd/dvd pickup heads	11194865.9	16 Dec 2005			RealD Inc.	Pending
European Patent	Wide field-of-view stereoscopic projection system	11735201.3	20 Jan 2011			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	11807480.6	13 Jul 2011			RealD Inc.	Pending
European Patent	Directional flat illuminators	11842021.5	18 Nov 2011			RealD Inc.	Pending
European Patent	High durability and high performance polarization optics using a low elasticity organic substrate	12150510.1	24 May 2005			RealD Inc.	Pending
European Patent	Combining P and S rays for bright stereoscopic projection (divisional from the EP 07852705.8 and not a European filing from the US 086101 file)	12152963.0	27 Jan 2012			RealD Inc.	Pending
European Patent	Ghost-compensation for improved stereoscopic projection	12172038.7	14 Jun 2012			RealD Inc.	Pending
European Patent	Liquid crystal three dimensional display	12194887.1	29 Nov 2012			RealD Inc.	Pending
European Patent	Polarization compensated stereoscopic projection	12782590.9	14 May 2012			RealD Inc.	Pending
European Patent	Compact polarization converting stereoscopic projection	12811462.6	14 Jul 2012			RealD Inc.	Pending	14 Jul 2032
European Patent	Method and apparatus for joining screen material for minimal optical distortion	12811946.8	13 Jul 2012			RealD Inc.	Pending	13 Jul 2032
European Patent	Stereoplexing for video and film Pendings	13156746.3	03 Jun 2008			RealD Inc.	Pending	03 Jun 2028
European Patent	Stereoscopic format converter	13161191.5	16 Sep 2005			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	Stereoplexing for video and film Pendings	13168090.2	03 Jun 2008			RealD Inc.	Pending	03 Jun 2028
India	Eyeglasses	251703	18 Feb 2013			RealD Inc.	Pending
India	Curved optical filters	2739/DELNP/2010	10 Oct 2008			Real D	Pending
India	Directional flat illuminators	4116/DELNP/2013	18 Nov 2011			RealD Inc.	Pending
India	Polarization preserving front projection screen	5180/DELNP/2010	28 Jan 2009			RealD Inc.	Pending
India	Polarization conversion system and method for stereoscopic projection	7402/DELNP/2009	09 May 2008			Real D	Pending
India	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	983/DELNP/2013	13 Jul 2011			RealD Inc.	Pending
Japan	Achromatic compound retarder	2000-588645	17 Dec 1999			Real D	Pending
Japan	Compensated color management systems and methods	2003-549956	26 Nov 2002			Real D	Pending
Japan	Ghost-compensation for improved stereoscopic projection	2008-513788	25 May 2006			Real D	Pending
Japan	Contrast enhancement for liquid crystal based projection systems	2008-526245	11 Aug 2006			Real D	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Japan	Stereoscopic eyewear	2008-527179	18 Aug 2006			Real D	Pending
Japan	Stereoscopic format converter	2008-531070	16 Sep 2005			RealD Inc.	Pending
Japan	Temperature compensation for the differential expansion of an autostereoscopic lenticular array and display srceen	2008-538045	26 Oct 2006			Real D	Pending
Japan	Enhanced ZScreen modulator techniques	2008-544420	04 Dec 2006			Real D	Pending
Japan	On the fly hardware based interdigitation	2008-554431	08 Feb 2007			Real D	Pending
Japan	Light collectors for projection systems	2009-520980	18 Jul 2007			Real D	Pending
Japan	Polarization conversion systems for stereoscopic projection	2009-530647	28 Sep 2007			Real D	Pending
Japan	Combining P and S rays for bright stereoscopic projection	2009-533324	11 Oct 2007			Real D	Pending
Japan	Illumination systems for visual displays	2009-538527	23 Nov 2007			Real D	Pending
Japan	Aperture correction for lenticular screens	2009-548266	23 Jan 2008			Real D	Pending
Japan	Polarization conversion system and method for stereoscopic projection	2010-507714	09 May 2008			Real D	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Japan	System and eyewear for viewing stereoscopic imagery	2010-524220	08 Sep 2008			Real D	Pending
Japan	Curved optical filters	2010-529126	10 Oct 2008			RealD Inc.	Pending
Japan	Intra-pixel illumination system and method	2010-539937	22 Dec 2008			RealD Inc.	Pending
Japan	Polarization preserving front projection screen	2010-544481	28 Jan 2009			RealD Inc.	Pending
Japan	Stereoscopic projection systems and methods for employing spatial multiplexing at an intermediate image plane	2011-538731	01 Dec 2009			RealD Inc.	Pending
Japan	Encoding, decoding, and distributing enhanced resolution stereoscopic video	2012-506137	13 Apr 2010			RealD Inc.	Pending
Japan	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	2012-517860	29 Jun 2010			RealD Inc.	Pending
Japan	Stereoscopic flat panel display with updated blanking intervals	2012-523998	09 Aug 2010			RealD Inc.	Pending
Japan	Stereoscopic flat panel display with a continuously lit backlight	2012-523999	09 Aug 2010			RealD Inc.	Pending
Japan	Ghost-compensation for improved stereoscopic projection	2013-021757	25 May 2006			RealD Inc.	Pending
Japan	Method and apparatus for curved retarder-based optical polarization filters	2013-150190	10 Oct 2008			Real D	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Japan	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	2013-519807	13 Jul 2011			RealD Inc.	Pending
Japan	Directional flat illuminators	2013-540083	18 Nov 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Ghost-compensation for improved stereoscopic projection	10-2007-7030309	25 May 2006			Real D	Pending
Korea, Republic of (KR)	Autostereoscopic display with increased sharpness for non-primary viewing zones	10-2008-7001648	22 Jun 2006			Real D	Pending
Korea, Republic of (KR)	Autostereoscopic lens sheet with planar areas	10-2008-7008559	16 Sep 2005			Stereographics	Pending
Korea, Republic of (KR)	Method and apparatus for optimizing the viewing distance of a lenticular stereogram	10-2008-7009111	16 Sep 2005			Stereographics	Pending
Korea, Republic of (KR)	Stereoscopic format converter	10-2008-7009116	16 Sep 2005			Stereographics	Pending
Korea, Republic of (KR)	Temperature compensation for the differential expansion of an autostereoscopic lenticular array and display srceen	10-2008-7012548	26 Oct 2006			Real D	Pending
Korea, Republic of (KR)	Enhanced ZScreen modulator techniques	10-2008-7015439	04 Dec 2006			Real D	Pending
Korea, Republic of (KR)	Polarization conversion systems for stereoscopic projection	10-2009-7008562	28 Sep 2007			Colorlink Inc.	Pending
Korea, Republic of (KR)	Dual ZScreen projection	10-2009-7010136	11 Oct 2007			Real D	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Korea, Republic of (KR)	Dual ZScreen projection	10-2009-7010136	11 Oct 2007			Real D	Pending
Korea, Republic of (KR)	Combining P and S rays for bright stereoscopic projection	10-2009-7010154	11 Oct 2007			Real D	Pending
Korea, Republic of (KR)	Polarization conversion system and method for stereoscopic projection	10-2009-7025714	09 May 2008			Real D	Pending
Korea, Republic of (KR)	Stereoplexing for film and video Pendings	10-2010-7000357	03 Jun 2008			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoplexing for video and film Pendings	10-2010-7000358	03 Jun 2008			RealD Inc.	Pending
Korea, Republic of (KR)	ZScreen modulator with wire grid polarizer for stereoscopic projection	10-2010-7001379	17 Jun 2008			Real D	Pending
Korea, Republic of (KR)	Head-mounted single panel stereoscopic display	10-2010-7004496	25 Jul 2008			Real D	Pending
Korea, Republic of (KR)	System and eyewear for viewing stereoscopic imagery	10-2010-7007419	08 Sep 2008			Real D	Pending
Korea, Republic of (KR)	Curved optical filters	10-2010-7009817	10 Oct 2008			Real D	Pending
Korea, Republic of (KR)	Polarization preserving front projection screen	10-2010-7016712	28 Jan 2009			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoscopic flat panel display with synchronized backlight, polarization control panel, and liquid crystal display	10-2011-0064538	30 Jun 2011			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Korea, Republic of (KR)	Stereoplexing for film and video Pendings	10-2011-7009402	29 Sep 2009			RealD Inc.	Pending
Korea, Republic of (KR)	Lenticular display systems with offset color filter array	10-2011-7010839	14 Oct 2009			RealD Inc.	Pending
Korea, Republic of (KR)	Encoding, decoding, and distributing enhanced resolution stereoscopic video	10-2011-7026989	13 Apr 2010			RealD Inc.	Pending
Korea, Republic of (KR)	Polarization modulator wheel for stereoscopic projection systems	10-2011-7030771	21 May 2010			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	10-2012-7002409	29 Jun 2010			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoscopic flat panel display with updated blanking intervals	10-2012-7006108	09 Aug 2010			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoscopic flat panel display with a continuously lit backlight	10-2012-7006114	09 Aug 2010			RealD Inc.	Pending
Korea, Republic of (KR)	Crosstalk suppression in time sequential liquid crystal stereoscopic display systems	10-2012-7018707	05 Jan 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Wide field-of-view stereoscopic projection system	10-2012-7021037	20 Jan 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Compound curved stereoscopic eyewear	10-2012-7022697	01 Feb 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Plastic liquid crystal polarization switch for direct view stereoscopic display	10-2012-7024600	22 Feb 2011			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Korea, Republic of (KR)	Stereoscopic liquid crystal display systems	10-2013-7000357	08 Jun 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Stereoscopic liquid crystal display systems	10-2013-7000363	08 Jun 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	10-2013-7003600	13 Jul 2011			RealD Inc.	Pending
Korea, Republic of (KR)	Directional flat illuminators	10-2013-7015775	18 Nov 2011			RealD Inc.	Pending
Korea, Republic of (KR)	IR protocol for 3D active eyewear	10-2013-7028498	30 Mar 2012			RealD Inc.	Pending
Korea, Republic of (KR)	Polarization compensated stereoscopic projection	10-2013-7032948	14 May 2012			RealD Inc.	Pending
Korea, Republic of (KR)	Compact polarization converting stereoscopic projection	10-2014-7003949	14 Jul 2012			RealD Inc.	Pending
Patent Cooperation Treaty	Stereoscopic format converter	PCT/US05/33358	16 Sep 2005			RealD Inc.	Pending	02 Mar 2006
Patent Cooperation Treaty	Stereoplexing for video and film Pendings	PCT/US08/06984	03 Jun 2008			RealD Inc.	Pending	07 Feb 2010
Patent Cooperation Treaty	Stereoplexing for film and video Pendings	PCT/US08/06986	03 Jun 2008			RealD Inc.	Pending	07 Feb 2010
Patent Cooperation Treaty	Stereoplexing for film and video Pendings	PCT/US09/58845	29 Sep 2009			RealD Inc.	Pending	07 Feb 2010

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Patent Cooperation Treaty	Polarization modulator wheel for stereoscopic projection systems	PCT/US10/35859	21 May 2010			RealD Inc.	Pending	22 Jan 2012
Patent Cooperation Treaty	Polarization preserving projection screen with engineered particle and method for making same	PCT/US10/61939	22 Dec 2010			RealD Inc.	Pending
Patent Cooperation Treaty	Polarization preserving projection screen with engineered pigment and method for making same	PCT/US10/61944	22 Dec 2010			RealD Inc.	Pending
Patent Cooperation Treaty	Bendable liquid crystal polarization switch for direct view stereoscopic display	PCT/US11/25742	22 Feb 2011			RealD Inc.	Pending
Patent Cooperation Treaty	Waveplate compensation in projection polarization conversion system	PCT/US11/26131	24 Feb 2011			RealD Inc.	Pending	24 Feb 2011
Patent Cooperation Treaty	Stereoscopic liquid crystal display systems	PCT/US11/39685	08 Jun 2011			RealD Inc.	Pending	08 Feb 2013
Patent Cooperation Treaty	Stereoscopic liquid crystal display systems	PCT/US11/39686	08 Jun 2011			RealD Inc.	Pending	08 Feb 2013
Patent Cooperation Treaty	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	PCT/US11/43913	13 Jul 2011			RealD Inc.	Pending	13 Mar 2013
Patent Cooperation Treaty	Split segmented liquid crystal modulator	PCT/US11/57409	22 Oct 2011			RealD Inc.	Pending	22 Jun 2013
Patent Cooperation Treaty	Directional flat illuminators	PCT/US11/61511	18 Nov 2011			RealD Inc.	Pending	19 Jul 2013
Patent Cooperation Treaty	Stereoscopic eyewear with stray light management	PCT/US12/26654	24 Feb 2012			RealD Inc.	Pending	24 Oct 2013

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Patent Cooperation Treaty	IR protocol for 3D active eyewear	PCT/US12/31604	30 Mar 2012			RealD Inc.	Pending	30 Nov 2013
Patent Cooperation Treaty	Efficient polarized directional backlight	PCT/US12/37677	12 May 2012			RealD Inc.	Pending	13 Jan 2014
Patent Cooperation Treaty	Polarization compensated stereoscopic projection	PCT/US12/37819	14 May 2012			RealD Inc.	Pending	12 Jan 2014
Patent Cooperation Treaty	Method and apparatus for joining screen material for minimal optical distortion	PCT/US12/46793	13 Jul 2012			RealD Inc.	Pending	13 Mar 2014
Patent Cooperation Treaty	Compact polarization converting stereoscopic projection	PCT/US12/46917	14 Jul 2012			RealD Inc.	Pending	14 Mar 2014
Patent Cooperation Treaty	Electronic display tiling apparatus and propagation based method thereof	PCT/US12/60867	18 Oct 2012			RealD Inc.	Pending	18 Jun 2014
Patent Cooperation Treaty	Seamless electronic display tiling	PCT/US12/60873	18 Oct 2012			RealD Inc.	Pending	18 Jun 2014
Patent Cooperation Treaty	Imaging path speckle mitigation	PCT/US12/63260	02 Nov 2012			RealD Inc.	Pending	08 Jul 2014
Patent Cooperation Treaty	Laser beam scanned display apparatus and method thereof	PCT/US12/67134	29 Nov 2012			RealD Inc.	Pending	30 Jul 2014
Patent Cooperation Treaty	Laser architectures	PCT/US13/25648	11 Feb 2013			RealD Inc.	Pending	13 Oct 2014
Patent Cooperation Treaty	Method and apparatus for managing optical non-uniformities in seaming processes	PCT/US13/29169	06 Mar 2013			RealD Inc.	Pending	06 Nov 2014

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Patent Cooperation Treaty	Laser architectures	PCT/US13/35485	05 Apr 2013			RealD Inc.	Pending	06 Dec 2014
Patent Cooperation Treaty	Directional backlight	PCT/US13/41192	15 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Cross talk suppression in a directional backlight	PCT/US13/41228	15 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Wide angle imaging directional backlights	PCT/US13/41235	15 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Polarization recovery in a directional display device	PCT/US13/41237	15 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Controlling light sources of a directional backlight	PCT/US13/41548	17 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Directionally illuminated waveguide arrangement	PCT/US13/41619	17 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Source conditioning for imaging directional backlights	PCT/US13/41655	17 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Control system for a directional light source	PCT/US13/41683	17 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Optical inline directional backlight apparatus and method thereof	PCT/US13/41697	17 May 2013			RealD Inc.	Pending	18 Jan 2015
Patent Cooperation Treaty	Control system for a directional light source	PCT/US13/41703	17 May 2013			RealD Inc.	Pending	18 Jan 2015

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Patent Cooperation Treaty	Observer tracking autostereoscopic display	PCT/US13/49969	10 Jul 2013			RealD Inc.	Pending	23 Mar 2015
Patent Cooperation Treaty	Stereoscopic image capture	PCT/US13/55465	16 Aug 2013			RealD Inc.	Pending	17 Apr 2015
Patent Cooperation Treaty	Stereoscopic image capture with split aperture systems	PCT/US13/55480	17 Aug 2013			RealD Inc.	Pending	17 Apr 2015
Patent Cooperation Treaty	High elastic modulus projection screen substrates	PCT/US13/58624	06 Sep 2013			RealD Inc.	Pending	06 May 2015
Patent Cooperation Treaty	Stepped waveguide autostereoscopic display apparatus with a reflective directional element	PCT/US13/63125	02 Oct 2013			RealD Inc.	Pending	02 Jun 2015
Patent Cooperation Treaty	Temporally multiplexed display with landscape and portrait operation modes	PCT/US13/63133	02 Oct 2013			RealD Inc.	Pending	02 Jun 2015
Patent Cooperation Treaty	Superlens component for time multiplexed autostereoscopic display	PCT/US13/77288	20 Dec 2013			RealD Inc.	Pending	21 Aug 2015
Patent Cooperation Treaty	Multi-primary backlight for mulit-functional active-matrix liquid crystal displays	PCT/US14/10239	03 Jan 2014			RealD Inc.	Pending	04 Sep 2015
Patent Cooperation Treaty	Binocular fixation imaging method and apparatus	PCT/US14/17214	19 Feb 2014			RealD Inc.	Pending	19 Oct 2015
Patent Cooperation Treaty	Directional backlight	PCT/US14/17779	21 Feb 2014			RealD Inc.	Pending	22 Oct 2015
Patent Cooperation Treaty	System for Balancing the Brightness of 2D and 3D Cinema Presentation	PCT/US14/3811	14 May 2014			RealD Inc.	Pending	14 Jan 2016

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Russian Federation	Directional flat illuminators	2013122560	18 Nov 2011			RealD Inc.	Pending
Russian Federation	Polarization conversion system for 3-D projection	2013122562	09 May 2008			Real D	Pending
Russian Federation	Eyeglasses	2013500322	01 Feb 2013			RealD Inc.	Pending
Russian Federation	Compact polarization converting stereoscopic projection	2014104507	14 Jul 2012			RealD Inc.	Pending
Singapore	Directional flat illuminators	201303457-4	18 Nov 2011			RealD Inc.	Pending
Taiwan	Polarization recovery in imaging directional backlights	102117413	16 May 2013			RealD Inc.	Pending
Taiwan	Illumination apparatus and control system for a directionaldisplay device	102117633	17 May 2013				Pending
Taiwan	Directional backlight	103105897	21 Feb 2014			RealD Inc.	Pending
United Kingdom	IR protocol for 3D active eyewear	1317290.3	30 Mar 2012			RealD Inc.	Pending
United States of America	Ghost-compensation for improved stereoscopic projection	11/441735	25 May 2006			RealD Inc.	Pending
United States of America	Algorithmic interaxial reduction	11/509960	24 Aug 2006			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Business system for three-dimensional snapshots	11/717355	13 Mar 2007			RealD Inc.	Pending
United States of America	Business system for two and three-dimensional snapshots	12/079484	26 Mar 2008			RealD Inc.	Pending
United States of America	Display device	12/156683	04 Jun 2008			RealD Inc.	Pending
United States of America	Head-mounted single panel stereoscopic display	12/180488	25 Jul 2008			RealD Inc.	Pending
United States of America	Demultiplexing for stereoplexed film and video Pendings	12/286449	29 Sep 2008			RealD Inc.	Pending
United States of America	Intra-pixel illumination system	12/341795	22 Dec 2008			RealD Inc.	Pending
United States of America	Point reposition depth mapping	12/729061	22 Mar 2010			RealD Inc.	Pending
United States of America	Encoding, decoding, and distributing enhanced resolution stereoscopic video	12/759554	13 Apr 2010			RealD Inc.	Pending
United States of America	Stereoscopic flat panel display with a continuously lit backlight	12/853265	09 Aug 2010			RealD Inc.	Pending
United States of America	Stereoscopic flat panel display with updated blanking intervals	12/853274	09 Aug 2010			RealD Inc.	Pending
United States of America	Stereoscopic flat panel display with scrolling backlight and synchronized liquid crystal display update	12/853279	09 Aug 2010			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Stereoscopic flat panel display with synchronized backlight, polarization control panel, and liquid crystal display	12/853283	09 Aug 2010			RealD Inc.	Pending
United States of America	Ghost-compensation for improved stereoscopic images	12/888335	22 Sep 2010			RealD Inc.	Pending
United States of America	Crosstalk suppression in time sequential liquid crystal stereoscopic display systems	12/985250	05 Jan 2011			RealD Inc.	Pending
United States of America	Wide field-of-view stereoscopic projection system	13/010755	20 Jan 2011			RealD Inc.	Pending
United States of America	Stereoscopic liquid crystal display systems (Tier 1)	13/156318	08 Jun 2011			RealD Inc.	Pending
United States of America	Systems and methods for converting two-dimensional images into three-dimensional images	13/230733	12 Sep 2011			RealD DDMG Acquisition, LLC	Pending
United States of America	Methods and systems for pre-processing two-dimensional image files to be converted to three-dimensional image files	13/230750	12 Sep 2011			RealD DDMG Acquisition, LLC	Pending
United States of America	Cleanable coating for projection screen	13/250638	30 Sep 2011			RealD Inc.	Pending
United States of America	Split segmented liquid crystal modulator	13/279276	22 Oct 2011			RealD Inc.	Pending
United States of America	Directional flat illuminators	13/300293	18 Nov 2011			RealD Inc.	Pending
United States of America	Stereoscopic Eyewear	13/309549	01 Dec 2011			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	CURVED RETARDER BASED OPTICAL FILTERS AND EYEWEAR	13/331101	20 Dec 2011			RealD Inc.	Pending
United States of America	Compound quarter-wave retarder for optical disc pickup heads	13/337240	26 Dec 2011			RealD Inc.	Pending
United States of America	Ultrafast twisted nematic liquid crystal display	13/359462	26 Jan 2012			RealD Inc.	Pending
United States of America	Stereoscopic eyewear with stray light management	13/405199	24 Feb 2012			RealD Inc.	Pending
United States of America	Liquid crystal devices having reduced electrode-gap visibility	13/421856	15 Mar 2012			RealD Inc.	Pending
United States of America	IR protocol for 3D active eyewear	13/435227	30 Mar 2012			RealD Inc.	Pending
United States of America	Polarization compensated stereoscopic systems	13/471224	14 May 2012			RealD Inc.	Pending
United States of America	Receiver automatic gain control (AGC) and slicer	13/488267	04 Jun 2012			RealD Inc. Maxim Semiconductor	Pending
United States of America	Segmented directional backlight and related methods of backlight illumination	13/495898	13 Jun 2012			RealD Inc.	Pending
United States of America	In-plane switched active retarder for stereoscopic display systems	13/523815	14 Jun 2012			RealD Inc.	Pending
United States of America	Anamorphic stereoscopic optical apparatus and related methods	13/525609	18 Jun 2012			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Boundary artifact suppression in segmented liquid crystal modulators	13/536058	28 Jun 2012			RealD Inc.	Pending
United States of America	Laser systems and methods	13/544957	09 Jul 2012			RealD Inc.	Pending
United States of America	Method and apparatus for speckle reduction	13/544959	09 Jul 2012			RealD Inc.	Pending
United States of America	Speckle reduction using lenslet integrator	13/544964	09 Jul 2012			RealD Inc.	Pending
United States of America	Method and apparatus for joining screen material for minimal optical distortion	13/549304	13 Jul 2012			RealD Inc.	Pending
United States of America	Polarization conversion system for cinematic projection	13/550182	16 Jul 2012			RealD Inc.	Pending
United States of America	Optical systems with compact back focal lengths	13/550213	16 Jul 2012			RealD Inc.	Pending
United States of America	Directional flat illuminators	13/565643	02 Aug 2012			RealD Inc.	Pending
United States of America	Auto-stereoscopic display with a passive cycloidial diffractive waveplate	13/593625	24 Aug 2012			RealD Inc.	Pending
United States of America	Stereoscopic format converter	13/617003	14 Sep 2012			RealD Inc.	Pending
United States of America	Stereoscopic display system with active switchable retarder	13/646253	05 Oct 2012			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Chemically-welded optical devices	13/646472	05 Oct 2012			RealD Inc.	Pending
United States of America	Electronic display tiling apparatus and propagation based method thereof	13/655261	18 Oct 2012			RealD Inc.	Pending
United States of America	Electronic display tiling apparatus and method thereof	13/655277	18 Oct 2012			RealD Inc.	Pending
United States of America	Linear stereoscopic depth mapping	13/663364	29 Oct 2012			RealD Inc.	Pending
United States of America	Imaging path speckle mitigation	13/667878	02 Nov 2012			RealD Inc.	Pending
United States of America	Laser beam scanned display apparatus and method thereof	13/689621	29 Nov 2012			RealD Inc.	Pending
United States of America	Compound curved stereoscopic eyewear	13/714874	14 Dec 2012				Pending
United States of America	Beam scanned display apparatus and method thereof	13/734519	04 Jan 2013			RealD Inc.	Pending
United States of America	Laser architectures	13/764770	11 Feb 2013			RealD Inc.	Pending
United States of America	Method and apparatus for managing optical non-uniformities in seaming processes	13/786092	05 Mar 2013			RealD Inc.	Pending
United States of America	Crosstalk suppression in a directional backlight	13/836443	15 Mar 2013			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Polarization recovery in a directional display device	13/837466	15 Mar 2013			RealD Inc.	Pending
United States of America	Directional Backlight	13/838936	15 Mar 2013			RealD Inc.	Pending
United States of America	Wide angle imaging directional backlights	13/839552	15 Mar 2013			RealD Inc.	Pending
United States of America	Optimal depth mapping	13/845876	18 Mar 2013			RealD Inc.	Pending
United States of America	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	13/850261	25 Mar 2013			RealD Inc.	Pending
United States of America	Laser architectures	13/857810	05 Apr 2013			RealD Inc.	Pending
United States of America	Methods and systems for stereoscopic projection	13/867926	22 Apr 2013			RealD Inc.	Pending
United States of America	Controlling light sources of a directional backlight	13/896870	17 May 2013			RealD Inc.	Pending
United States of America	Directionally illuminated waveguide arrangement	13/897039	17 May 2013			RealD Inc.	Pending
United States of America	Source conditioning for imaging directional backlights	13/897102	17 May 2013			RealD Inc.	Pending
United States of America	Spatially multiplexed imaging directional backlight displays	13/897150	17 May 2013			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Method of manufacturing directional backlight apparatus and directional structured optical film	13/897163	17 May 2013			RealD Inc.	Pending
United States of America	Control system for a directional light source (Centre LED)	13/897191	17 May 2013			RealD Inc.	Pending
United States of America	Control system for a directional light source	13/897236	17 May 2013			RealD Inc.	Pending
United States of America	Optical inline directional backlight apparatus and method thereof	13/897261	17 May 2013			RealD Inc.	Pending
United States of America	Method, apparatus and system on a chip for controlling a stereoscopic display device	13/906058	30 May 2013			RealD Inc.	Pending
United States of America	Autostereoscopic display with offset color filter array	13/911886	06 Jun 2013			RealD Inc.	Pending
United States of America	Multi-tile stereoscopic plus depth distribution format	13/935385	03 Jul 2013			RealD Inc.	Pending
United States of America	Observer tracking autostereoscopic display	13/939053	10 Jul 2013			RealD Inc.	Pending
United States of America	Polarization preserving projection screen with engineered pigment	13/942259	15 Jul 2013			RealD Inc.	Pending
United States of America	Stereoplexing for film and video Pendings	13/942290	15 Jul 2013			RealD Inc.	Pending
United States of America	Charge recovery scheme	13/945724	18 Jul 2013			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	High elastic modulus projection screen substrates	14/020654	06 Sep 2013			RealD Inc.	Pending
United States of America	Stepped waveguide autostereoscopic display apparatus with a reflective directional element	14/044607	02 Oct 2013			RealD Inc.	Pending
United States of America	Temporally multiplexed display with landscape and portrait operation modes	14/044767	02 Oct 2013			RealD Inc.	Pending
United States of America	Stereoscopic camera	14/064765	28 Oct 2013				Pending
United States of America	Superlens component for time multiplexed autostereoscopic display	14/137569	20 Dec 2013			RealD Inc.	Pending
United States of America	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	14/166636	28 Jan 2014			RealD Inc.	Pending
United States of America	Directional backlight	14/186862	21 Feb 2014			RealD Inc.	Pending
United States of America	Curved retarder-based optical filters	14/216561	17 Mar 2014			Real D	Pending
United States of America	Speckle reduction using screen vibration techniques and apparatus	14/275765	12 May 2014			RealD Inc.	Pending
United States of America	Temporally multiplexed display with landscape and portrait operation modes	14262148	25 Apr 2014			RealD Inc.	Pending
United States of America	Eyeglasses	29/439103	06 Dec 2012			RealD Inc.	Pending

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Screen vibration for reducing speckle	61/832047	06 Jun 2013			RealD Inc.	Pending	06 Jun 2014
United States of America	Depth corrected autostereoscopic video conferencing apparatus and method thereof	61/835923	17 Jun 2013			RealD Inc.	Pending	17 Jun 2014
United States of America	Directional polarization preserving screen	61/841086	28 Jun 2013			RealD Inc.	Pending	28 Jun 2014
United States of America	Electronic display numerical aberration correction	61/860364	31 Jul 2013			RealD Inc.	Pending	31 Jul 2014
United States of America	Image mastering	61/887175	04 Oct 2013			RealD Inc.	Pending
United States of America	Light input for directional backlight	61/890437	14 Oct 2013			RealD Inc.	Pending	14 Oct 2014
United States of America	Energy efficient directional backlight	61/890456	14 Oct 2013			RealD Inc.	Pending	14 Oct 2014
United States of America	Control of directional display	61/890469	14 Oct 2013			RealD Inc.	Pending	14 Oct 2014
United States of America	Directional backlights with light emitting element packages	61/904880	15 Nov 2013			RealD Inc.	Pending	15 Nov 2014
United States of America	High dynamic range, high contrast projection systems	61/904940	15 Nov 2013			RealD Inc.	Pending	15 Nov 2014
United States of America	Directional backlights with light emitting element packages	61/934086	31 Jan 2014			RealD Inc.	Pending	31 Jan 2015

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Strain Relieved Mounting Method for Screen Material	61/938304	11 Feb 2014			RealD Inc.	Pending	11 Feb 2015
United States of America	Directional backlight	61/968935	21 Mar 2014			RealD Inc.	Pending	21 Mar 2015
United States of America	Image mastering	61887160	04 Oct 2013			RealD Inc.	Pending	04 Oct 2014

Schedule 5.18(c)

to Credit Agreement

Granted Patents

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Austria	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Belgium	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Canada	Eyeglasses	149597	31 Jan 2013	149597	28 Oct 2013	RealD Inc.	Granted	28 Oct 2023
China	Polarization preserving front projection screen	200980111020.3	28 Jan 2009	ZL200980111020.3	29 Aug 2012	RealD Inc.	Granted	28 Jan 2029
China	Polarization conversion system for cinematic projection	201320376780.2	27 Jun 2013	ZL 201320376780.0	12 Feb 2014	RealD Inc.	Granted	27 Jun 2023
China	Eyeglasses	201330039158.6	07 Feb 2013	CN 302527238S	07 Aug 2013	RealD Inc.	Granted	07 Feb 2023
European Patent	|Controlling the angular extent of autostereoscopic viewing zones	06772342.9	06 Jun 2006	1889123	22 Feb 2012	RealD Inc.	Granted	06 Jun 2026
European Patent	Enhanced ZScreen modulator techniques	06844792.9	04 Dec 2006	1958024	11 Apr 2012	RealD Inc.	Granted	04 Dec 2026
European Patent	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008			RealD Inc.	Granted	03 Jun 2028

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

European Patent	Linear stereoscopic depth mapping	09818628.1	05 Oct 2009	2340534	21 Jun 2013	RealD Inc.	Granted	05 Oct 2029
European Patent	Achromatic compound retarder	99968132.3	17 Dec 1999	1151346	25 Apr 2012	RealD Inc.	Granted	17 Dec 2019
France	Method and apparatus for generating a stereoscopic image	04806168.3	17 Dec 2004	1704730	25 May 2011	University of Durham	Granted	17 Dec 2024
France	Compound quarter-wave retarder for cd/dvd pickup heads	05854192.1	16 Dec 2005	1825466	22 Feb 2012	RealD Inc.	Granted	16 Dec 2025
France	|Controlling the angular extent of autostereoscopic viewing zones	06772342.9	06 Jun 2006	1889123	22 Feb 2012	RealD Inc.	Granted	06 Jun 2026
France	Autostereoscopic display with increased sharpness for non-primary viewing zones	06773779.1	22 Jun 2006	1902343	18 May 2011	Real D	Granted	22 Jun 2026
France	Enhanced ZScreen modulator techniques	06844792.9	04 Dec 2006	1958024	11 Apr 2012	RealD Inc.	Granted	04 Dec 2026
France	Light collectors for projection systems	07840434.0	18 Jul 2007	1955107	22 Feb 2012	RealD Inc.	Granted	18 Jul 2027
France	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
France	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028
France	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

France	Linear stereoscopic depth mapping	2340534	05 Oct 2009	2340534	24 Jul 2013	RealD Inc.	Granted	05 Oct 2029
France	Color polarizers	96914763.6	23 May 1996	0827599	24 Oct 2001	Regents of the University of CO	Granted	23 May 2016
France	Achromatic compound retarder	99968132.3	17 Dec 1999	1151346	25 Apr 2012	RealD Inc.	Granted	17 Dec 2019
Germany (Federal Republic of)	Method and apparatus for generating a stereoscopic image	04806168.3	17 Dec 2004	1704730	25 May 2011	University of Durham	Granted	17 Dec 2024
Germany (Federal Republic of)	Compound quarter-wave retarder for cd/dvd pickup heads	05854192.1	16 Dec 2005	1825466	22 Feb 2012	RealD Inc.	Granted	16 Dec 2025
Germany (Federal Republic of)	|Controlling the angular extent of autostereoscopic viewing zones	06772342.9	06 Jun 2006	1889123	22 Feb 2012	RealD Inc.	Granted	06 Jun 2026
Germany (Federal Republic of)	Autostereoscopic display with increased sharpness for non-primary viewing zones	06773779.1	22 Jun 2006	602006022065.0	18 May 2011	Real D	Granted	22 Jun 2026
Germany (Federal Republic of)	Enhanced ZScreen modulator techniques	06844792.9	04 Dec 2006	1958024	11 Apr 2012	RealD Inc.	Granted	04 Dec 2026
Germany (Federal Republic of)	Light collectors for projection systems	07840434.0	18 Jul 2007	1955107	22 Feb 2012	RealD Inc.	Granted	18 Jul 2027
Germany (Federal Republic of)	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Germany (Federal Republic of)	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Germany (Federal Republic of)	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Germany (Federal Republic of)	Color selective light modulators	69737907.8	14 May 1997	0898841	11 Jul 2007	RealD Inc.	Granted	14 May 2017
Germany (Federal Republic of)	Color polarizers	96914763.6	23 May 1996	0827599	24 Oct 2001	Regents of the University of CO	Granted	23 May 2016
Germany (Federal Republic of)	Achromatic compound retarder	99968132.3	17 Dec 1999	1151346	25 Apr 2012	RealD Inc.	Granted	17 Dec 2019
Germany (Federal Republic of)	Linear stereoscopic depth mapping		05 Oct 2009	60 2009 017 503.3	24 Jul 2013	RealD Inc.	Granted	05 Oct 2029
Ireland (Republic of)	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Italy	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Italy	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Italy	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Japan	Switchable achromatic polarization rotator	09-517578	30 Oct 1996	3884480	24 Nov 2006	KAJ, LLC	Granted	30 Oct 2016
Japan	Color selective light modulators	09-541136	14 May 1997	4608687	22 Oct 2010	RealD Inc.	Granted	14 May 2017

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Japan	Color filters, sequencers and displays using color selective light modulators	2000-562889	30 Jul 1999	4490584	09 Apr 2010	RealD Inc.	Granted	30 Jul 2019
Japan	Optical system for producing a modulated color image	2000-618759	12 May 2000	4637370	03 Dec 2010	RealD Inc.	Granted	12 May 2020
Japan	Color imaging systems and methods	2000-618782	12 May 2000	3611787	29 Oct 2004	RealD Inc.	Granted	12 May 2020
Japan	Two panel projection systems	2001-136420	07 May 2001	4527314	11 Jun 2010	RealD Inc.	Granted	07 May 2021
Japan	Method and apparatus for laminating stacks of polycarbonate films	2001-69415	12 Mar 2001	4037616	09 Nov 2007	RealD Inc.	Granted	12 Mar 2021
Japan	Illumination system	2004-520442	06 Jul 2005	4825203	16 Sep 2011	RealD Inc.	Granted	06 Jul 2025
Japan	High durability and high performance polarization optics using a low-elasticity organic layer	2007-517572	22 May 2005	4800304	12 Aug 2011	Real D	Granted	22 May 2025
Japan	LC panel compensators	2007-517574	24 May 2005	4884380	16 Dec 2011	Real D	Granted	24 May 2025
Japan	Large Venue Projection System	2008-008550	05 Dec 2008	3149346	04 Mar 2009	RealD Inc.	Granted	05 Dec 2018
Japan	Tiled view-maps for autostereoscopic interdigitation	2008-504190	24 Mar 2006	5070198	24 Aug 2012	Real D	Granted	24 Mar 2026
Japan	Autostereoscopic display with planar pass-through	2008-505628	07 Apr 2006	5090337	21 Sep 2012	Real D	Granted	07 Apr 2026

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Japan	Controlling the angular extent of autostereoscopic viewing zones	2008-515838	06 Jun 2006	5465430	31 Jan 2014	Real D	Granted	06 Jun 2026
Japan	Autostereoscopic display with increased sharpness for non-primary viewing zones	2008-518392	22 Jun 2006	5377960	04 Oct 2013	Real D	Granted	22 Jun 2026
Japan	High yield bonding process for manufacturing polycarbonate polarized lenses	2008-529250	30 Aug 2006	5070209	24 Aug 2012	Real D	Granted	30 Aug 2026
Japan	Autostereoscopic lens sheet with planar areas	2008-531069	16 Sep 2005	4795436	05 Aug 2011	RealD Inc.	Granted	16 Sep 2025
Japan	Achromatic polarization switches	2008-551246	03 Oct 2006	5527975	25 Apr 2014	Real D	Granted	03 Oct 2026
Japan	Multi-functional active matrix liquid crystal displays	2008-554533	09 Feb 2007	5508721	28 Mar 2014	Real D	Granted	09 Feb 2027
Japan	Vertical surround parallax correction	2009-504265	04 Apr 2007	5064487	17 Aug 2012	Real D	Granted	04 Apr 2027
Japan	Stereoplexing for video and film Pendings	2010-511173	03 Jun 2008	5410415	15 Nov 2013	RealD Inc.	Granted	03 Jun 2028
Japan	Stereoscopic flat panel display with synchronized backlight, polarization control panel, and liquid crystal display	2011-113855	20 May 2011	5445976	10 Jan 2014	RealD Inc.	Granted	20 May 2031
Japan	Blur enhancement of stereoscopic images	2011-512720	05 Jun 2009	5509487	04 Apr 2014	RealD Inc.	Granted	05 Jun 2029
Japan	Eyeglasses	2013-002505	08 Feb 2013	1483418	04 Oct 2013	RealD Inc.	Granted	04 Oct 2033

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Korea, Republic of (KR)	Controlling the angular extent of autostereoscopic viewing zones	10-2007-7030637	06 Jun 2006	1265893	13 May 2013	Real D	Granted	06 Jun 2026
Korea, Republic of (KR)	Eyeglasses	30-2013-0005977	04 Feb 2013	30-0695911	29 May 2013	RealD Inc.	Granted	29 May 2028
Luxembourg	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Luxembourg	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Mexico	Polarization conversion system and method for stereoscopic projection	MX/a/2009/012113	09 May 2008	301311	10 Jul 2012	Real D	Granted	09 May 2028
Mexico	Curved optical filters	MX/a/2010/003912	10 Oct 2008	295033	20 Jan 2012	Real D	Granted	10 Oct 2028
Mexico	Polarization preserving front projection screen	MX/a/2010/008120	28 Jan 2009	292134	11 Nov 2011	RealD Inc.	Granted	28 Jan 2029
Mexico	Eyeglasses	MX/f/2013/000411	15 Feb 2013	40128	30 Oct 2013	RealD Inc.	Granted	15 Feb 2028
Poland	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Russian Federation	Polarization conversion system and method for stereoscopic projection	2009145379	09 May 2008	2488856	27 Jul 2013	Real D	Granted	09 May 2028
Russian Federation	Polarization conversion system for cinematic projection	2013126210	07 Jun 2013	138095	05 Feb 2014	RealD Inc.	Granted	07 Jun 2021

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

Spain	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Spain	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Spain	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028
Sweden	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
Turkey	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
United Kingdom	Color imaging systems and methods	00930631.7	12 May 2000	1104552	22 Nov 2006	RealD Inc.	Granted	12 May 2020
United Kingdom	Three panel color management systems and methods	03783633.5	14 Nov 2003	1561146	28 Jul 2010	RealD Inc.	Granted	14 Nov 2023
United Kingdom	Method and apparatus for generating a stereoscopic image	04806168.3	17 Dec 2004	1704730	25 May 2011	University of Durham	Granted	17 Dec 2024
United Kingdom	Compound quarter-wave retarder for cd/dvd pickup heads	05854192.1	16 Dec 2005	1825466	22 Feb 2012	RealD Inc.	Granted	16 Dec 2025
United Kingdom	Three-dimensional stereoscopic projection architectures	06760744.0	12 Jun 2006	1904892	22 Dec 2010	RealD Inc.	Granted	12 Jun 2026
United Kingdom	|Controlling the angular extent of autostereoscopic viewing zones	06772342.9	06 Jun 2006	1889123	22 Feb 2012	RealD Inc.	Granted	06 Jun 2026

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United Kingdom	Autostereoscopic display with increased sharpness for non-primary viewing zones	06773779.1	22 Jun 2006	1902343	18 May 2011	Real D	Granted	22 Jun 2026
United Kingdom	Enhanced ZScreen modulator techniques	06844792.9	04 Dec 2006	1958024	11 Apr 2012	RealD Inc.	Granted	04 Dec 2026
United Kingdom	Light collectors for projection systems	07840434.0	18 Jul 2007	1955107	22 Feb 2012	RealD Inc.	Granted	18 Jul 2027
United Kingdom	Polarization conversion systems for stereoscopic projection	07843526.0	28 Sep 2007			RealD Inc.	Granted
United Kingdom	Stereoplexing for video and film Pendings	08768072.4	03 Jun 2008	EP2156678	27 Feb 2013	RealD Inc.	Granted	03 Jun 2028
United Kingdom	Stereoplexing for film and video Pendings	08768074.0	03 Jun 2008	EP2156679	20 Feb 2013	RealD Inc.	Granted	03 Jun 2028
United Kingdom	Color polarizers	96914763.6	23 May 1996	0827599	24 Oct 2001	Regents of the University of CO	Granted	23 May 2016
United Kingdom	Color selective light modulators	97926547.7	14 May 1997	0898841	11 Jul 2007	RealD Inc.	Granted	14 May 2017
United Kingdom	Color filters, sequencers and displays using color selective light modulators	99938951.3	30 Jul 1999	1101213	27 May 2009	RealD Inc.	Granted	30 Jul 2019
United Kingdom	Achromatic compound retarder	99968132.3	17 Dec 1999	1151346	25 Apr 2012	RealD Inc.	Granted	17 Dec 2019
United States of America	Stereoscopic motion picture projection system	07/917517	17 Jul 1992	5481321	02 Jan 1996	RealD Inc.	Granted	02 Jan 2013

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Liquid crystal handedness switch and color filter	08/131725	05 Oct 1993	5619355	08 Apr 1997	RealD Inc.	Granted	08 Apr 2014
United States of America	Polarel panel for stereoscopic displays	08/139267	18 Oct 1993	5686975	11 Nov 1997	RealD Inc.	Granted	11 Nov 2014
United States of America	Wireless active eyewear for stereoscopic Pending	08/193279	08 Feb 1994	5463428	31 Oct 1995	RealD Inc.	Granted	08 Feb 2014
United States of America	Split-element liquid crystal tunable optical filter	08/275006	12 Jul 1994	5528393	18 Jun 1996	The Regents of the University of California	Granted	18 Jun 2013
United States of America	Universal electronic stereoscopic display	08/326270	20 Oct 1994	5572250	05 Nov 1996	RealD Inc.	Granted	20 Oct 2014
United States of America	Liquid crystal achromatic compound retarder	08/419593	07 Apr 1995	5658490	19 Aug 1997	RealD Inc.	Granted	07 Apr 2015
United States of America	Color polarizing an additive color spectrum along a first axis and its compliment along a second axis	08/447522	23 May 1995	5751384	12 May 1998	RealD Inc.	Granted	23 May 2015
United States of America	Switchable achromatic polarization rotator	08/549963	30 Oct 1995	5870159	09 Feb 1999	KAJ, LLC	Granted	30 Oct 2015
United States of America	Color shutter liquid crystal display system	08/645580	14 May 1996	5822021	13 Oct 1998	RealD Inc.	Granted	14 May 2016
United States of America	Split-element liquid crystal tunable optical filter	08/661498	11 Jun 1996	6091462	18 Jul 2000	RealD Inc.	Granted	12 Jul 2014
United States of America	Chromaticity compensating liquid crystal filter	08/758122	25 Nov 1996	5892559	06 Apr 1999	RealD Inc.	Granted	25 Nov 2016

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	A retarder stack for preconditioning light for a modulator having modulation and isotropic states of polarization	08/853460	09 May 1997	5929946	27 Jul 1999	RealD Inc.	Granted	14 May 2016
United States of America	Optical retarder stack pair for transforming input light into polarization states having a saturated color spectra	08/853461	09 May 1997	5999240	07 Dec 1999	RealD Inc.	Granted	14 May 2016
United States of America	Color selective light modulators employing birefringent stacks	08/853468	09 May 1997	5990996	23 Nov 1999	RealD Inc.	Granted	14 May 2016
United States of America	Polarization manipulating device modulator with retarder stack which preconditions light for modulation and isotropic states	08/853909	09 May 1997	6049367	11 Apr 2000	RealD Inc.	Granted	14 May 2016
United States of America	Retarder stacks for polarizing a first color spectrum along a first axis and a second color spectrum along a second axis	08/855716	08 May 1997	5953083	14 Sep 1999	RealD Inc.	Granted	23 May 2015
United States of America	Switchable achromatic compound retarder	08/901837	28 Jul 1997	6046786	04 Apr 2000	RealD Inc.	Granted	07 Apr 2015
United States of America	Method or apparatus for displaying greyscale color images	08/949692	15 Oct 1997	6243072	05 Jun 2001	RealD Inc.	Granted	20 Jul 2015
United States of America	System and method for converting two-dimensional images into three-dimensional images	09/085746	27 May 1998	6208348	27 Mar 2001	RealD DDMG Acquisition, LLC	Granted	27 May 2018
United States of America	Pixel buffer circuits for implementing improved methods of displaying grey-scale or color images	09/119975	21 Jul 1998	6295054	25 Sep 2001	Colorlink Inc.	Granted	20 Jul 2015
United States of America	Color filters and sequencers using color selective light modulators	09/126330	31 Jul 1998	6882384	19 Apr 2005	RealD Inc.	Granted	09 May 2017
United States of America	Single-panel field-sequential color display systems	09/165127	02 Oct 1998	6707516	16 Mar 2004	RealD Inc.	Granted	31 Jul 2018

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Color controllable illumination device, indicator lights, transmissive windows and color filters employing retarder stacks	09/190273	13 Nov 1998	6252638	26 Jun 2001	RealD Inc.	Granted	31 Jul 2018
United States of America	Pixel buffer circuits for implementing improved methods of displaying grey-scale or color images	09/209241	10 Dec 1998	6225991	01 May 2001	Colorlink Inc.	Granted	20 Jul 2015
United States of America	Spatially switched achromatic compound retarder	09/215208	18 Dec 1998	6078374	20 Jun 2000	RealD Inc.	Granted	28 Jul 2017
United States of America	Chromaticity compensating liquid crystal filter	09/235638	22 Jan 1999	6172722	09 Jan 2001	RealD Inc.	Granted	25 Nov 2016
United States of America	Optical retarder stack formed of multiple retarder sheets	09/241400	02 Feb 1999	6452646	17 Sep 2002	RealD Inc.	Granted	09 May 2017
United States of America	Switchable achromatic polarization rotator	09/245863	08 Feb 1999	6141071	31 Oct 2000	RealD Inc.	Granted	30 Oct 2015
United States of America	Color imaging systems and methods	09/311587	14 May 1999	6183091	06 Feb 2001	RealD Inc.	Granted	07 Apr 2015
United States of America	Synthetic panoramagram	09/319428	05 Dec 1997	6366281	02 Apr 2002	RealD Inc.	Granted	05 Dec 2017
United States of America	Color filters, sequencers and displays using color selective light modulators	09/362497	30 Jul 1999	6417892	09 Jul 2002	RealD Inc.	Granted	31 Jul 2018
United States of America	Transmissive optical polarizing filters designed to maximize a desired portion of a spectral output	09/362954	30 Jul 1999	6310673	30 Oct 2001	RealD Inc.	Granted	23 May 2015
United States of America	Polarizing modulator for an electronic stereoscopic display	09/381916	27 Mar 1998	6975345	13 Dec 2005	RealD Inc.	Granted	17 Jun 2020

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Electrostereoscopic eyewear	09/403469	29 May 1998	6388797	14 May 2002	RealD Inc.	Granted	29 May 2018
United States of America	Display architectures using an electronically controlled optical retarder stack	09/410098	01 Oct 1999	6273571	14 Aug 2001	RealD Inc.	Granted	01 Oct 2018
United States of America	Achromatic polarization inverters for displaying inverser frames in CD balanced liquid crystal displays	09/466053	17 Dec 1999	6380997	30 Apr 2002	RealD Inc.	Granted	17 Dec 2019
United States of America	Method and apparatus for laminating stacks of polycarbonate films	09/559267	27 Apr 2000	6638583	28 Oct 2003	RealD Inc.	Granted	27 Apr 2020
United States of America	Optical system for producing a modulated color image	09/570548	12 May 2000	6704065	09 Mar 2004	RealD Inc.	Granted	17 Dec 2019
United States of America	Color imaging system and methods	09/736135	15 Dec 2000	6899430	31 May 2005	RealD Inc.	Granted	22 Aug 2015
United States of America	Method for eliminating pi-cell artifacts	09/766130	19 Jan 2001	7502003	10 Mar 2009	RealD Inc.	Granted	02 Jan 2023
United States of America	Two panel projection systems	09/779443	09 Feb 2001	6650377	18 Nov 2003	RealD Inc.	Granted	14 Aug 2021
United States of America	Image processing system and method for converting two-dimensional images into three-dimensional images	09/819420	26 Mar 2001	6686926	03 Feb 2004	RealD DDMG Acquisition, LLC	Granted	27 May 2018
United States of America	Parallax panoramagram having improved depth and sharpness	09/831818	12 Nov 1999	6850210	01 Feb 2005	RealD Inc.	Granted	12 Nov 2019
United States of America	Autostereoscopic pixel arrangement techniques	09/876630	07 Jun 2001	7671889	02 Mar 2010	RealD Inc.	Granted	24 Dec 2026

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Method and apparatus for maximizing the viewing zone of a lenticular stereogram	09/889433	21 Jan 2000	6519088	11 Feb 2003	RealD Inc.	Granted	21 Jan 2020
United States of America	Compensated color management systems and methods	10/000227	30 Nov 2001	6816309	09 Nov 2004	RealD Inc.	Granted	30 Nov 2021
United States of America	Method and system for creating realistic smooth three-dimentional depth contours from two-dimensional images	10/029625	19 Dec 2001	6515659	04 Feb 2003	RealD DDMG Acquisition, LLC	Granted	27 May 2018
United States of America	Color filters, sequencers and displays using color selective light modulators	10/100023	19 Mar 2002	6667784	23 Dec 2003	RealD Inc.	Granted	30 Jul 2019
United States of America	Above-and-below stereoscopic format with signifier	10/112423	29 Mar 2002	7184002	27 Feb 2007	RealD Inc.	Granted	08 Sep 2023
United States of America	Method for conforming objects to a common depth perspective for converting two-dimentional images into three-dimensional images	10/147380	15 May 2002	7102633	05 Sep 2006	RealD DDMG Acquisition, LLC	Granted	07 Dec 2018
United States of America	Plano-stereoscopic DVD movie	10/160595	31 May 2002	7002618	21 Feb 2006	RealD Inc.	Granted	12 Mar 2023
United States of America	Compensated color management systems and methods	10/294426	14 Nov 2002	6961179	01 Nov 2005	RealD Inc.	Granted	13 Jun 2022
United States of America	Method of hidden surface reconstruction for creating accurate three-dimensional images converted from two-dimensional images	10/316672	10 Dec 2002	7116323	03 Oct 2006	RealD DDMG Acquisition, LLC	Granted	03 Aug 2018
United States of America	Sequential color display system and method	10/438778	14 May 2003	7298386	20 Nov 2007	RealD Inc.	Granted	28 Apr 2023
United States of America	Method and apparatus for generating a stereoscopic image	10/596536	14 Sep 2006	7557824	07 Jul 2009	RealD Inc.	Granted	14 Sep 2026

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Stereoscopic format converter	10/613866	02 Jul 2003	7804995	28 Sep 2010	RealD Inc.	Granted	03 Nov 2026
United States of America	Birefringent networks	10/653345	02 Sep 2003	7154667	26 Dec 2006	RealD Inc.	Granted	25 Dec 2023
United States of America	Filter for enhancing vision and/or protecting the eyes and method of making a filter	10/655858	05 Sep 2003	7106509	12 Sep 2006	RealD Inc.	Granted	28 Mar 2024
United States of America	Method for minimizing visual artifacts converting two-dimensional motion pictures into three-dimensional motion pictures	10/674688	30 Sep 2003	7116324	03 Oct 2006	RealD DDMG Acquisition, LLC	Granted	28 Jul 2018
United States of America	Oblique plate compensators for projection display systems	10/696853	30 Oct 2003	7126649	24 Oct 2006	RealD Inc.	Granted	30 Oct 2023
United States of America	Three-panel color management systems and methods	10/713548	14 Nov 2003	7002752	21 Feb 2006	RealD Inc.	Granted	01 Dec 2021
United States of America	Convertible autostereoscopic flat panel display	10/769129	29 Jan 2004	7489445	10 Feb 2009	RealD Inc.	Granted	27 Dec 2025
United States of America	Method and apparatus for optimizing the viewing distance of a lenticular stereogram	10/827871	19 Apr 2004	7375886	20 May 2008	RealD Inc.	Granted	12 Aug 2024
United States of America	Compensated color management systems and methods	10/839479	05 May 2004	6961181	01 Nov 2005	RealD Inc.	Granted	30 Nov 2021
United States of America	LC panel compensators	10/908671	22 May 2005	7345723	18 Mar 2008	RealD Inc.	Granted	12 Aug 2026
United States of America	High durability and high performance polarization optics using a low-elasticity organic layer	10/908740	24 May 2005	7436476	14 Oct 2008	RealD Inc.	Granted	13 Oct 2025

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Split-path color switching system and method	10/946491	21 Sep 2004	7195356	27 Mar 2007	RealD Inc.	Granted	30 Jul 2025
United States of America	Hardware based interdigitation	10/956987	01 Oct 2004	7616227	10 Nov 2009	RealD Inc.	Granted	01 Oct 2024
United States of America	Color filters and sequencers using color-selective light modulators	10/970029	22 Oct 2004	7511787	31 Mar 2009	RealD Inc.	Granted	31 Jul 2018
United States of America	Hardware based interdigitation	11/118516	29 Apr 2005	7616228	10 Nov 2009	RealD Inc.	Granted	01 Oct 2024
United States of America	Illumination systems	11/160732	06 Jul 2005	7692861	06 Apr 2010	RealD Inc.	Granted	29 May 2026
United States of America	Automobile windshield for hud system	11/160810	11 Jul 2005	7355796	08 Apr 2008	RealD Inc.	Granted	12 Oct 2025
United States of America	Digitally-switchable bandpass filter	11/161376	01 Aug 2005	7692746	06 Apr 2010	RealD Inc.	Granted	09 Apr 2026
United States of America	Projection screen with virtual compound curvature	11/297932	08 Dec 2005	7583437	01 Sep 2009	RealD Inc.	Granted	02 Jun 2027
United States of America	Achromatic polarization devices for optical disc pickup heads	11/303904	16 Dec 2005	8085644	27 Dec 2011	RealD Inc.	Granted	11 Sep 2026
United States of America	Illumination attenuation system	11/330771	12 Jan 2006	7226172	05 Jun 2007	RealD Inc.	Granted	12 Jan 2026
United States of America	Multiple mode display device	11/341801	27 Jan 2006	7760429	20 Jul 2010	RealD Inc.	Granted	24 Nov 2027

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	On the fly hardware based interdigitation	11/350534	09 Feb 2006	7652674	26 Jan 2010	RealD Inc.	Granted	08 Nov 2026
United States of America	Tiled view-maps for autostereoscopic interdigitation	11/388352	24 Mar 2006	7570260	04 Aug 2009	RealD Inc.	Granted	07 Dec 2026
United States of America	Vertical surround parallax correction	11/400915	07 Apr 2006	7679641	16 Mar 2010	RealD Inc.	Granted	30 Jul 2027
United States of America	Autostereoscopic display with planar pass-through	11/400958	07 Apr 2006	8279272	02 Oct 2012	RealD Inc.	Granted	21 Aug 2030
United States of America	Achromatic polarization switches	11/424087	14 Jun 2006	7528906	05 May 2009	RealD Inc.	Granted	29 Dec 2027
United States of America	Enhanced ZScreen modulator techniques	11/430598	08 May 2006	7477206	13 Jan 2009	RealD Inc.	Granted	16 Jul 2026
United States of America	3-D eyewear	11/434535	12 May 2006	7524053	28 Apr 2009	RealD Inc.	Granted	12 May 2026
United States of America	Controlling the angular extent of autostereoscopic viewing zones	11/448281	06 Jun 2006	8049962	01 Nov 2011	RealD Inc.	Granted	14 Jul 2029
United States of America	Contrast enhancement for liquid crystal based projection systems	11/464093	11 Aug 2006	7518662	14 Apr 2009	RealD Inc.	Granted	18 Jan 2026
United States of America	Stereoscopic Eyewear	11/465715	18 Aug 2006	8072552	06 Dec 2011	RealD Inc.	Granted	17 Apr 2029
United States of America	High yield bonding process for manufacturing polycarbonate polarized lenses	11/468717	30 Aug 2006	7510280	31 Mar 2009	RealD Inc.	Granted	30 Aug 2026

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Low-cost circular polarizing eyewear	11/491001	20 Jul 2006	7517081	14 Apr 2009	RealD Inc.	Granted	24 May 2027
United States of America	Shuttering eyewear for use with stereoscopic liquid crystal display	11/519357	12 Sep 2006	8493433	23 Jul 2013	RealD Inc.	Granted	10 Feb 2028
United States of America	Combining P and S rays for bright stereoscopic projection	11/583243	18 Oct 2006	7857455	28 Dec 2010	RealD Inc.	Granted	17 Nov 2028
United States of America	Dual ZScreen projection	11/583245	18 Oct 2006	7670004	02 Mar 2010	RealD Inc.	Granted	02 Jun 2028
United States of America	Temperature compensation for the differential expansion of an autostereoscopic lenticular array and display screen	11/588605	26 Oct 2006	8049772	01 Nov 2011	RealD Inc.	Granted	06 Jul 2030
United States of America	Multi-functional active matrix liquid crystal displays	11/673556	09 Feb 2007	8233034	31 Jul 2012	RealD Inc.	Granted	04 Feb 2031
United States of America	Aperture correction for lenticular screens	11/701995	01 Feb 2007	7808708	05 Oct 2010	RealD Inc.	Granted	01 Feb 2027
United States of America	Light collectors for projection systems	11/779704	18 Jul 2007	7982954	19 Jul 2011	RealD Inc.	Granted	05 Aug 2029
United States of America	Light collectors for projection systems	11/779711	18 Jul 2007	7542206	02 Jun 2009	RealD Inc.	Granted	18 Jul 2027
United States of America	Projection of stereoscopic images using linearly polarized light	11/786177	11 Apr 2007	8400492	19 Mar 2013	RealD Inc.	Granted	21 Mar 2030
United States of America	Stereoplexing for video and film Pendings	11/811047	07 Jun 2007	8373744	12 Feb 2013	RealD Inc.	Granted	21 Nov 2028

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Stereoplexing for film and video Pendings	11/811234	07 Jun 2007	8487982	16 Jul 2013	RealD Inc.	Granted	30 Mar 2028
United States of America	ZScreen modulator with wire grid polarizer for stereoscopic projection	11/820619	20 Jun 2007	7633666	15 Dec 2009	RealD Inc.	Granted	11 Aug 2027
United States of America	Polarization conversion systems for stereoscopic projection	11/864198	28 Sep 2007	7905602	15 Mar 2011	RealD Inc.	Granted	24 May 2029
United States of America	Soft aperture correction for lenticular screens	11/880828	23 Jul 2007	7508589	24 Mar 2009	RealD Inc.	Granted	01 Feb 2027
United States of America	Illumination systems for visual displays	11/944583	23 Nov 2007	8643928	04 Feb 2014	RealD Inc.	Granted	29 Apr 2028
United States of America	Shutter glass drive scheme for sequential-color displays	11/948772	30 Nov 2007	8427394	23 Apr 2013	RealD Inc. Texas Instruments Inc.	Granted	25 Jun 2030
United States of America	Double-shutter lenses with compensators	11/948832	30 Nov 2007	7898603	01 Mar 2011	RealD Inc.	Granted	30 Nov 2027
United States of America	Dark-state compensators for LC panels	12/016875	18 Jan 2008	7545469	09 Jun 2009	RealD Inc.	Granted	22 May 2025
United States of America	Enhanced projection screen	12/079460	26 Mar 2008	8206793	26 Jun 2012	RealD Inc.	Granted	15 Jan 2031
United States of America	Polarization conversion system and method for stereoscopic projection	12/118640	09 May 2008	8727536	20 May 2014	RealD Inc.	Granted	14 Nov 2028
United States of America	System and eyewear for viewing stereoscopic imagery	12/206115	08 Sep 2008	8279395	02 Oct 2012	RealD Inc.	Granted	16 Jul 2030

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Curved retarder-based optical filters	12/249876	10 Oct 2008	8687275	01 Apr 2014	RealD Inc.	Granted	09 Nov 2030
United States of America	Enhanced ZScreen modulator techniques	12/319688	09 Jan 2009	7760157	20 Jul 2010	RealD Inc.	Granted	08 May 2026
United States of America	Polarization preserving front projection screen	12/361532	28 Jan 2009	7898734	01 Mar 2011	RealD Inc.	Granted	28 Jan 2029
United States of America	Blur enhancement of stereoscopic images	12/479664	05 Jun 2009	8405708	26 Mar 2013	RealD Inc.	Granted	02 Jun 2030
United States of America	Method and apparatus for generating a stereoscopic image	12/497537	02 Jul 2009	7983477	19 Jul 2011	RealD Inc.	Granted	14 Sep 2026
United States of America	Polarization preserving front projection screen material	12/538642	10 Aug 2009	8072681	06 Dec 2011	RealD Inc.	Granted	06 Feb 2029
United States of America	Polarization preserving front projection screen microstructures	12/538648	10 Aug 2009	8004758	23 Aug 2011	RealD Inc.	Granted	28 Jan 2029
United States of America	Enhanced ghost compensation for stereoscopic imagery	12/541892	14 Aug 2009	8625881	07 Jan 2014	RealD Inc.	Granted	24 Nov 2030
United States of America	Autostereoscopic display system with efficient pixel layout	12/541895	14 Aug 2009	8542432	24 Sep 2013	RealD Inc.	Granted	31 Oct 2029
United States of America	Stereoscopic depth mapping	12/541902	14 Aug 2009	8300089	30 Oct 2012	RealD Inc.	Granted	02 Dec 2030
United States of America	Optimal depth mapping	12/573852	05 Oct 2009	8400496	19 Mar 2013	RealD Inc.	Granted	10 Aug 2031

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Stereoscopic image format with depth information	12/606121	26 Oct 2009	8482654	09 Jul 2013	RealD Inc.	Granted	05 Mar 2031
United States of America	Head-tracking enhanced stereo glasses	12/606825	27 Oct 2009	8488243	16 Jul 2013	RealD Inc.	Granted	14 Dec 2030
United States of America	Stereoscopic projection systems for employing spatial multiplexing at an intermediate image plane	12/629017	01 Dec 2009	8425041	23 Apr 2013	RealD Inc.	Granted	15 Jul 2031
United States of America	Illumination systems	12/754365	05 Apr 2010	7944612	17 May 2011	RealD Inc.	Granted	06 Jul 2025
United States of America	Polarization modulator wheel	12/785351	21 May 2010	8408708	02 Apr 2013	RealD Inc.	Granted	03 Oct 2030
United States of America	Stereoscopic Projection System Employing Spatial Multiplexing At An Intermediate Image Plane	12/826332	29 Jun 2010	8403488	26 Mar 2013	RealD Inc.	Granted	25 Sep 2030
United States of America	Enhanced ZScreen modulator techniques	12/839173	19 Jul 2010	8199070	12 Jun 2012	RealD Inc.	Granted	18 Aug 2030
United States of America	Improved segmented polarization control panel	12/853273	09 Aug 2010	8525942	03 Sep 2013	RealD Inc.	Granted	03 May 2031
United States of America	Stereoscopic format converter	12/888843	23 Sep 2010	8463022	11 Jun 2013	RealD Inc.	Granted	23 Sep 2030
United States of America	Polarization preserving projection screen with engineered particle and method for making same	12/976986	22 Dec 2010	8194315	05 Jun 2012	RealD Inc. Wavefront Technology	Granted	22 Dec 2030
United States of America	Polarization preserving projection screen with engineered pigment and method for making same	12/977026	22 Dec 2010	8169699	01 May 2012	RealD Inc. Wavefront Technology	Granted	22 Dec 2030

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Combining P and S rays for bright stereoscopic projection	12/979054	27 Dec 2010	7959296	14 Jun 2011	RealD Inc.	Granted	18 Oct 2026
United States of America	Waveplate compensation in projection polarization conversion system	13/034643	24 Feb 2011	8328362	11 Dec 2012	RealD Inc.	Granted	07 Jul 2031
United States of America	Polarization conversion systems for stereoscopic projection	13/047763	14 Mar 2011	8220934	17 Jul 2012	RealD Inc.	Granted	14 Mar 2031
United States of America	Shutter-glass eyewear communications receiver	13/102851	06 May 2011	8526832	03 Sep 2013	RealD Inc.	Granted	03 Jan 2032
United States of America	Charge recovery scheme	13/102948	06 May 2011	8493519	23 Jul 2013	RealD Inc.	Granted	24 Feb 2032
United States of America	Field-Of-View Compensated Polarization Switch for Short-Throw 3D Projection	13/182381	13 Jul 2011	8638400	28 Jan 2014	RealD Inc.	Granted	18 Jul 2031
United States of America	Polarization preserving front projection screen microstructures	13/290978	07 Nov 2011	8711477	29 Apr 2014	RealD Inc.	Granted	07 Nov 2031
United States of America	ZScreen modulator with wire grid polarizer for stereoscopic projection	13/326306	14 Dec 2011	RE44483	10 Sep 2013	RealD Inc.	Granted	14 Dec 2031
United States of America	Method and apparatus for managing optical non uniformities in seaming processes	13/416693	09 Mar 2012	8526106	03 Sep 2013	RealD Inc.	Granted	09 Mar 2032
United States of America	Polarization preserving projection screen with engineered pigment and method for making same	13/457707	27 Apr 2012	8488240	16 Jul 2013	RealD Inc. Wavefront Technology	Granted	27 Apr 2032
United States of America	Efficient polarized directional backlight	13/470291	12 May 2012	8651726	18 Feb 2014	RealD Inc.	Granted	12 May 2032

Schedule 5.18(c)

to Credit Agreement

Country	Title	Application No	Application Date	Patent No	Grant Date	Current Owner	Status	Expiration Date

United States of America	Drive scheme for stereoscopic display polarization modulator and apparatus for same	13/473447	16 May 2012	8724041	13 May 2014	RealD Inc.	Granted	16 May 2032
United States of America	Polarization preserving projection screen with engineered particle and method for making same	13/488081	04 Jun 2012	8659828	25 Feb 2014	RealD Inc. Wavefront Technology	Granted	24 Aug 2032
United States of America	Enhanced ZScreen modulator techniques	13/493847	11 Jun 2012	8704733	22 Apr 2014	RealD Inc.	Granted	11 Jun 2032
United States of America	Speckle reduction using screen vibration techniques and apparatus	13/544962	09 Jul 2012	8724218	13 May 2014	RealD Inc.	Granted	09 Jul 2032
United States of America	MULTI-FUNCTIONAL ACTIVE MATRIX LIQUID CRYSTAL DISPLAYS	13/561827	30 Jul 2012	8610762	17 Dec 2013	RealD Inc.	Granted	30 Jul 2032
United States of America	Waveplate compensation in projection polarization conversion system	13/710356	10 Dec 2012	8540372	24 Sep 2013	RealD Inc.	Granted	10 Dec 2032
United States of America	Polarization modulator	29/445503	12 Feb 2013	D704239	06 May 2014	RealD Inc.	Granted	06 May 2028

SCHEDULE 5.19

LABOR AGREEMENTS AND ACTIONS

NONE

SCHEDULE 5.22

CORPORATE INFORMATION; LOCATION OF LOAN PARTIES

Borrower

1.                                    Legal Name:  RealD Inc.
Type of Organization: Corporation
Jurisdiction:  Delaware
Organization Number: 4808573
EIN:  77-0620426

Chief Executive Office:

100 North Crescent Drive, Suite 200

Beverly Hills, CA  90210

Guarantors:

1.         Legal Name:  Stereographics Corporation

Type of Organization:  Corporation

Jurisdiction:  California

Organization Number:  C2719900

EIN:  86-1128994

Chief Executive Office:

100 North Crescent Drive, Suite 200

Beverly Hills, CA  90210

2.         Legal Name:  ColorLink Inc.

Type of Organization:  Corporation

Jurisdiction:  Delaware

Organization Number:  2496248

EIN:  84-1303406

Chief Executive Office:

5700 Flatiron Parkway

Boulder, CO 80301

3.         Legal Name:  RealD DDMG Acquisition, LLC

Type of Organization:  limited liability company

Jurisdiction:  Delaware

Organization Number:  5261774

EIN:  80-0899047

Chief Executive Office:

100 North Crescent Drive, Suite 200

Beverly Hills, CA  90210

SCHEDULE 5.26

INACTIVE SUBSIDIARIES

Digital theatre projection equipment was sold to the Inactive Subsidiaries in the normal course of business.  The Inactive Subsidiaries in turn provide the digital theatre projection equipment to third-party customers under system use agreements.  Digital equipment also includes digital servers, lenses and accessories.  Upon installation at the customer location, the Inactive Subsidiaries retain title to the digital equipment which is held and used by customers.  The Inactive Subsidiaries have entered into various system use agreements with third-party exhibitors which provide for the use of digital projection equipment with a purchase option in the future.  The digital equipment is held for sale at either a specified date or upon occurrence of certain contingent events.

SCHEDULE 7.01

EXISTING LIENS

Organization’s Name	Secured Party’s Name	Filing Date	Filing Number / Jurisdiction	Collateral Covered
REAL D	City National Bank, A National Banking Association	8/22/2007 Continuation statement filed on 3/15/2012	07-7126391470 / California 12-73049468 / California

All Inventory, Chattel Paper, Accounts, Equipment and General Intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds)

REAL D	NEC Financial Services, LLC	8/20/2008 (lapsed)	08-7169292751 / California

One (1) NEC NC1600, PROJECTOR WITH PEDESTAL AND LENS, together with all accessories, additions and attachments thereto, replacements and substitutions therefore and all proceeds thereof, now owned or hereinafter acquired. Lessee has no power to sell or otherwise dispose of said property.

REALD INC.	City National Bank, A National Banking Association	7/29/2010	2010 2634982 / Delaware	All assets of Debtor.
REALD INC.	City National Bank	4/19/2012	2012 1523739 / Delaware	All assets of Debtor.
STEREOGRAPHICS CORPORATION	City National Bank	4/19/2012	12-7310273107 / California	All assets of Debtor.
COLORLINK INC.	City National Bank	4/19/2012	2012 1523622 / Delaware	All assets of Debtor.
REALD DDMG ACQUISITION, LLC	City National Bank	1/11/2013	2013 0167941 / Delaware	All assets of Debtor.

SCHEDULE 7.02

EXISTING INVESTMENTS

RealD Inc.’s 55.6% investment in Digital Link II, LLC.

SCHEDULE 7.03

EXISTING INDEBTEDNESS

NONE

SCHEDULE 7.08

AFFILIATE ARRANGEMENTS

NONE

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE

Administrative Agent address:  555 South Flower Street, 24th Floor, Los Angeles, CA  90071.

Administrative Agent’s account:

Bank Name:	City National Bank, N.A., Los Angeles
ABA/Routing No.:	1220-16066
Address:	2100 Park Place El Segundo, CA 90245
Account Name:	CLC Wire Transfer Bank control
Account No.:	101-306674
Reference:	REALD INC.

EXHIBIT A

FORM OF LOAN NOTICE

Date:  ___________, _____

To:       City National Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 26, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among REALD INC. (“Borrower”), the Lenders from time to time party thereto, and CITY NATIONAL BANK, as Administrative Agent.

The undersigned hereby requests (select one):

☐  A Borrowing of the Revolving Loans

☐  A Borrowing of the Term Loans

☐  A conversion or continuation of Loans

1.         On                                                        (a Business Day).

2.         In the amount of $                                          .

3.         Comprised of                           (specify Type of Loan Requested).

4.         For Eurodollar Rate Loans:  with an Interest Period of          month(s).

[IF THE LOAN NOTICE RELATES TO A BORROWING, INCLUDE THE FOLLOWING:]

[In connection with the requested Borrowing, Borrower, by the undersigned duly authorized officer, hereby certifies to Administrative Agent and Lenders, in accordance with the Agreement and the other Loan Documents, that:

(a)        the certifications, representations and statements herein will be true and correct in all material respects as of the date hereof and as of the date set forth in paragraph 1 above (the “Borrowing Date”); provided that, in each case, where a certification, representation or statement is qualified as to materiality or by Material Adverse Effect, the applicable materiality qualifier set forth in this clause (a) shall be disregarded for purposes of this certification;

(b)       the representations and warranties of Borrower and each other Loan Party contained in the Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the Borrowing Date, except

A-1

Form of Committed Loan Notice

Schedule 5.18(c)

to Credit Agreement

to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that, in each case, where a representation and warranty is qualified as to materiality or by Material Adverse Effect, the applicable materiality qualifiers set forth in this clause (b) shall be disregarded for purposes of this certification;

(c)        no Default or Event of Default shall exist after giving effect to the requested Borrowing;

(d)       the Borrowing requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement; and

(e)        all conditions and provisions of Section 4.02 of the Agreement are as of the date hereof, and will be as of the Borrowing Date, fully satisfied.

REALD INC.

By:
Name:
Title:

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each [Term Loan]/[Revolving Loan] from time to time made by the Lender to Borrower (or acquired by the Lender) under that certain Amended and Restated Credit Agreement, dated as of June 26, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of such Loan(s) from the date of such Loan(s) until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The [Term Loans/Revolving Loans] made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

REALD INC.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________,

To:       City National Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 26, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among RealD Inc., a Delaware limited liability company (“Borrower”), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [__________________] of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Borrower and not in any individual capacity, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

1.         Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of Borrower and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for Fiscal Quarter-end financial statements]

1.         Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of Borrower and its Subsidiaries ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3.         A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate

[during such fiscal period Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]

--or--

[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.         The representations and warranties of Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (provided that, in each case, where a representation and warranty is qualified as to materiality or by Material Adverse Effect, the applicable materiality qualifiers set forth in this paragraph 4 shall be disregarded for purposes of this certification), and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.         The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____, ____.

REALD INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Fiscal Quarter/Fiscal Year ended ___________________ (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.14(a) – Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated Adjusted EBITDA for four consecutive Fiscal Quarters ending on the Statement Date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$___________

		2.	Consolidated Interest Charges for Subject Period:	$___________

		3.	Provision for income taxes for Subject Period:	$___________

		4.	Depreciation expenses for Subject Period:	$___________

		5.	Amortization expenses for Subject Period:	$___________

		6.	Non-cash stock incentive expenses for Subject Period:	$___________

		7.	Restructuring charges, severance costs and reserves for Subject Period:	$___________

		8.	Impairment charges related to long-lived assets:	$___________

		9.	Non-recurring costs for Subject Period:	$___________

		10.	Extraordinary losses for Subject Period:	$___________

		11.	Foreign exchange losses for Subject Period:	$___________

		12.	Foreign exchange gains for Subject Period:	$(__________)

		13.	Extraordinary gains for Subject Period:	$(__________)

		14.	Consolidated Adjusted EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 – 12 – 13):	$___________

	B.	Consolidated Fixed Charges for the Subject Period:

		1.	Scheduled principal payments for Subject Period:	$___________

		2.	Consolidated Interest Charges for Subject Period:	$___________

		3.	Capital lease obligations for Subject Period:	$___________

Form of Compliance Certificate

		4.	Provision for income taxes for Subject Period:	$___________

		5.	Maintenance Capital Expenditures for the Subject Period:	$___________

		6.	Consolidated Fixed Charges (Lines I.B.1 + 2 + 3 + 4 + 5):	$___________

	E.	Consolidated Fixed Charge Coverage Ratio (Line I.A.14 ÷ Line I.B.6):		______to 1.00

		Minimum required:		1.25 to 1.00

II.	Section 7.14(b) – Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:		$___________

	B.	Consolidated Adjusted EBITDA for Subject Period (Line I.A.14 above):		$___________

	C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):		______to 1.00

		Maximum permitted:		2.00 to 1.00

III.	Section 7.15 -- Capital Expenditures.

	A.	Capital expenditures (excluding normal replacements, maintenance, etc.) made during Fiscal Year to date:		$___________

	B.	Capital expenditures that could have been made during prior Fiscal Year (excluding amounts carried over from the year prior to such Fiscal Year) but which were not made:		$___________

	C.	Maximum permitted capital expenditures ($55,000,000 + 50% * Line III.B):		$___________

	D.	Excess (deficient) for covenant compliance (Line III.C – III.A):		$___________

Form of Compliance Certificate

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.         Assignor[s]:                   ______________________________

______________________________

[Assignor [is] [is not] a Defaulting Lender]

2.         Assignee[s]:     ______________________________

Form of Assignment and Assumption

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.         Borrower:        RealD Inc.

4.                                    Administrative Agent:  City National Bank, as the administrative agent under the Credit Agreement.

5.                                    Credit Agreement:      Amended and Restated Credit Agreement, dated as of June 26, 2014, among Borrower (described above), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

6.                                    Assigned Interest[s]:2

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/L oans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

7.         Trade Date:     __________________

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

2  The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

Form of Assignment and Assumption

By: _____________________________

Title:

[Consented to and] Accepted:

CITY NATIONAL BANK, as

 Administrative Agent

By: _________________________________

Title:

[Consented to:]

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

Form of Assignment and Assumption

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RealD Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

EXHIBIT E-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RealD Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RealD Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RealD Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and City National Bank, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate